EXHIBIT 10.1

Rev. eff. 12/01/05

TABLE OF CONTENTS

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

ARTICLE	TITLE	PAGE
I	NAME, PURPOSE AND EFFECTIVE DATE OF PLAN AND RESTATED PLAN	1

II	DEFINITIONS	1

III	ELIGIBILITY AND PARTICIPATION	18

IV	EMPLOYER CONTRIBUTIONS AND FORFEITURES	20

V	EMPLOYEE CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS	23

VI	PROVISIONS APPLICABLE TO TOP HEAVY PLANS	24

VII	LIMITATIONS ON ALLOCATIONS	27

VIII	PARTICIPANT ACCOUNTS AND VALUATION OF ASSETS	31

IX	401(k) ALLOCATION LIMITATIONS	32

X	401(m) ALLOCATION LIMITATIONS	36

XI	IN-SERVICE WITHDRAWALS	39

XII	PLAN LOANS	41

XIII	RETIREMENT, TERMINATION AND DEATH BENEFITS	43

XIV	PLAN FIDUCIARY RESPONSIBILITIES	54

XV	RETIREMENT PLAN COMMITTEE	57

XVI	INVESTMENT OF THE TRUST FUND	58

XVII	INDIVIDUAL LIFE INSURANCE AND ANNUITY POLICIES	59

XVIII	CLAIMS PROCEDURE	61

XIX	AMENDMENT AND TERMINATION	62

XX	MISCELLANEOUS	64

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

ARTICLE I

NAME, PURPOSE AND EFFECTIVE DATE OF PLAN AND RESTATED PLAN

1.01	Name of Plan. This Plan is an amendment and restatement of The Allmerica Financial Employees’ 401(k) Matched Savings Plan. Effective January 1, 2005, this Plan was known as The Allmerica Financial Retirement Savings Plan. Effective December 1, 2005, this Plan shall be known as The Hanover Insurance Group Retirement Savings Plan.

1.02	Purpose. This Plan has been established for the exclusive benefit of the Plan Participants and their Beneficiaries, and as far as possible shall be administered in a manner consistent with this intent and consistent with the requirements of Section 401 of the Code.

Subject to Section 19.05, under no circumstances shall any contributions made to the Plan be used for, or be diverted to, purposes other than for the exclusive benefit of Plan Participants or their Beneficiaries.

1.03	Plan and Plan Restatement Effective Date. The effective date of this Plan was November 22, 1961. The effective date of this amended and restated Plan is January 1, 2005 (except for these provisions of the Plan which have an alternative effective date). Except to the extent otherwise specifically provided herein, (i) the terms and conditions of this amended and restated Plan shall apply only to those employed by the Employer on or after January 1, 2005 and (ii) the rights and benefits accruing under the Plan to those who separated from service prior to January 1, 2005 shall be determined in accordance with the terms of the Plan in effect on the date of their separation from service.

ARTICLE II

DEFINITIONS

The terms defined in this Article shall have the meanings stated herein unless the context clearly indicates otherwise.

2.01	“Accrued Benefit” shall mean the sum of the balances in a Participant’s 401(k) Account, Match Contribution Account, Non-Elective Employer Contribution Account, Regular Account, Rollover Account, Tax Deductible Contribution Account and Voluntary Contribution Account.

2.02	(a) “Affiliate” shall mean any corporation affiliated with the Employer through the action of such corporation’s board of directors and the Employer’s Board of Directors.

(b)	Affiliate shall also mean:

(i)	Any corporation or corporations which together with the Employer constitute a controlled group of corporations or an “affiliated service group”, as described in Sections 414 (b) and 414 (m) of the Internal Revenue Code as now enacted or as later amended and in regulations promulgated thereunder; and

(ii)	Any partnerships or proprietorships under the common control of the Employer.

2.03	“Age” shall mean the age of a person at his or her last birthday.

2.04	“Beneficiary” shall mean the person, trust, organization or estate designated to receive Plan benefits payable on or after the death of a Participant.

2.05	“Catch-up Contributions” shall mean Salary Reduction Contributions made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are Age 50 or over by the end of their taxable years. An “otherwise applicable Plan limit” is a limit in the Plan that applies to Salary Reduction Contributions without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Salary Reduction Contributions under Code Section 402(g) (not counting Catch-up Contributions) and the limit imposed by the Actual Deferral Percentage (ADP) test under Code Section 401(k)(3). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year. The dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 414(v)(2)(C). Any such adjustments will be in multiples of $500.

Catch-up Contributions are not subject to the limits on Annual Additions, are not counted in the ADP test and are not counted in determining the minimum top-heavy allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy).

2.06	“Compensation” shall mean:

(a)	For purposes of Articles IX and X, for purposes of determining a Participant’s 401(k) Salary Reduction Contributions pursuant to Section 3.01(b) and for purposes of determining an eligible Employee’s Non-Elective Employer Contribution pursuant to Section 4.03, Compensation shall mean the total wages or salary, overtime, bonuses, and any other taxable remuneration paid to an Employee by the Employer during the Plan Year, while the Employee is a Plan Participant, as reported on the Participant’s W-2 for the Plan Year. Provided, however, that Compensation for this purpose shall be determined without reduction for (i) any Code Section 401(k) Salary Reduction Contributions contributed to the Plan on the Participant’s behalf for the Plan Year and (ii) the amount of any salary reduction contributions contributed on the Participant’s behalf for the Plan Year to any Code Section 125 plan sponsored by the Employer.

Notwithstanding the above, for purposes of determining a Participant’s Salary Reduction Contributions pursuant to Section 3.01(b) and for purposes of determining an eligible Employee’s Non-Elective Employer Contribution pursuant to Section 4.03, Compensation shall not include:

(i)	incentive compensation paid to Participants pursuant to the Employer’s Executive Long Term Performance Unit Plan or pursuant to any similar or successor executive incentive compensation plan;

(ii)	Employer contributions to a deferred compensation plan or arrangement (other than Salary Reduction Contributions to a Section 401(k) or 125 plan, as described above) either for the year of deferral or for the year included in the Participant’s gross income;

(iii)	any income which is received by or on behalf of a Participant in connection with the grant, receipt, settlement, exercise, lapse of risk of forfeiture or restriction on transferability, or disposition of any stock option, stock award, stock grant, stock appreciation right or similar right or award granted under any plan, now or hereafter in effect, of the Employer or any successor to the Employer, the Employer’s parent, any such successor’s parent, any subsidiaries or affiliates of the Employer, or any stock or securities underlying any such option, award, grant or right;

(iv)	severance payments paid in a lump sum;

(v)	Code Section 79 imputed income; long term disability and workers’ compensation benefit payments;

(vi)	taxable moving expense allowances or taxable tuition or other educational reimbursements;

(vii)	for Plan Years commencing after December 31, 1998, compensation paid in the form of commissions;

(viii)	non-cash taxable benefits provided to executives, including the taxable value of Employer-paid club memberships, chauffeur services and Employer-provided automobiles; and

(ix)	other taxable amounts received other than cash compensation for services rendered, as determined by the Retirement Plan Committee.

(b)	For purposes of Section 4.04 (Minimum Employer Contributions for Top Heavy Plans) and for purposes of Article VII (Limitations on Allocations) the term “Compensation” means a Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Regulations)), and excluding the following:

(i)	Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(ii)	Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	Amounts realized for the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)	Other amounts which received special tax benefits.

Notwithstanding the foregoing, Compensation for purposes of the Plan shall also include Employee elective deferrals under Code Section 402(g)(3), and amounts contributed or deferred by the Employer at the election of the Employee and not includible in the gross income of the Employee, by reason of Code Sections 125, 132(f)(4), 402(e)(3) and 402(h)(1)(B).

Additionally, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage (deemed Code Section 125 compensation). Such an amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

For purposes of applying the limitations of Article VII, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Year.

(c)	Notwithstanding (a) and (b) above, for any Plan Year beginning after December 31, 2001, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.

Notwithstanding (a) and (b) above, for the Plan Years beginning on or after January 1, 1994 and before January 1, 2002, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000. This limitation shall be adjusted for inflation by the Secretary under Code Section 401(a)(17)(B) in multiples of $10,000 by applying an inflation adjustment factor and rounding the result down to the next multiple of $10,000 (increases of less than $10,000 are disregarded).

The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined beginning in such calendar year.

If Compensation is being determined for a Plan Year that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

2.07	“Eligibility Computation Period” shall mean, for Plan Years commencing prior to January 1, 2005, a period of twelve consecutive months commencing on an Employee’s Employment Commencement Date or, if an Employee does not complete at least 1,000 Hours of Service during such initial period, such Employee’s Eligibility Computation Period shall mean the Plan Year commencing with the first Plan Year following the Employee’s Employment Commencement Date and, if necessary, each succeeding Plan Year.

2.08	“Employee” shall mean any employee who is employed by the Employer.

2.09	“Employer” shall mean First Allmerica Financial Life Insurance Company (herein sometimes referred to as “First Allmerica”).

2.10	“Employment Commencement Date” shall mean the date on which an Employee first performs an Hour of Service or, in the case of an Employee who has a One Year Break in Service, the date on which he or she first performs an Hour of Service after such Break.

2.11	“Fiduciary” shall mean any person who (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets; (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so; or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee and the Plan Administrator.

2.12	“Five Percent Owner” shall mean, in the case of a corporation, any person who owns (or is considered as owning within the meaning of Code Section 416(i)) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer. In the case of an Employer that is not a corporation, “Five Percent Owner” shall mean any person who owns or under applicable regulations is considered as owning more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.

2.13	“Former Participant” shall mean a person who has been an active Participant, but who has ceased to actively participate in the Plan for any reason.

2.14	“401(k) Account” shall mean the account established and maintained for each Participant who has directed the Employer to make Salary Reduction Contributions to the Trust on his or her behalf or for whom the Employer has made 401(k) Employer Contributions to the Trust on his or her behalf, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.15	“401(k) Employer Contribution” shall mean a 401(k) contribution made by the Employer to the Trust for Plan Years prior to 1995 pursuant to Section 4.01 of the Plan as in effect prior to 1995.

2.16	“Highly Compensated Employee” shall mean any Employee who:

(a)	was a Five Percent Owner at any time during the Plan Year or the preceding Plan Year; or

(b)	for the preceding Plan Year:

(i)	had Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 414(q)(1)); and

(ii)	for such preceding Year was in the top-paid group of Employees for such preceding Year.

For purposes of this Section the “top-paid group” for a Plan Year are the top 20% of Employees ranked on the basis of Compensation paid during such Year.

In addition to the foregoing, the term “Highly Compensated Employee” shall also mean any former Employee who separated from service prior to the Plan Year, performs no service for the Employer during the Plan Year, and was an actively employed Highly Compensated Employee in the separation year or any Plan Year ending on or after the date the Employee attained Age 55.

For purposes of this Section Compensation means Compensation determined for purposes of Article VII (Limitations on Allocations), but, for Plan Years beginning before January 1, 1998, without regard to Code Sections 125, 402(e)(3), and 402(h)(1)(B).

The determination of who is a Highly Compensated Employee, including the determinations of the numbers and identity of employees in the top-paid group and the Compensation that is considered will be made in accordance with Section 414(q) of the Code and regulations thereunder.

2.17	“Hour of Service” shall mean:

(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. For purposes of the Plan an Employee who is exempt from the requirements of the Fair Labor Standards Act of 1938, as amended, shall be credited with 45 Hours of Service for each complete or partial week he or she would be credited with at least one Hour of Service under this Section 2.17.

(b)	Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

(i)	No more than 1000 hours shall be credited to an Employee under this Subsection (b) on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(ii)	No hours shall be credited under this Subsection (b) for any payments made or due under a plan maintained solely for the purpose of complying with any applicable worker’s compensation, unemployment compensation or disability insurance laws; and

(iii)	No hours shall be credited under this Subsection (b) for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Subsection (b) a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly, through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums.

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be both credited under Subsections (a) or (b), as the case may be, and under this Subsection. No more than 501 Hours shall be credited under this Subsection for a period of time during which an Employee did not or would not have performed duties.

(d)	Special rules for determining Hours of Service under Subsection (b) or (c) for reasons other than the performance of duties.

In the case of a payment which is made or due which results in the crediting of Hours of Service under Subsection (b) or in the case of an award or agreement for back pay, to the extent that such an award or agreement is made with respect to a period during which an Employee performs no duties, the number of Hours of Service to be credited shall be determined as follows:

(i)	In the case of a payment made or due which is calculated on the basis of units of time (such as hours, days, weeks or months), the number of Hours of Service to be credited for “exempt” Employees described in Subsection (a) shall be determined as provided in such Subsection. For all other Employees, the Hours of Service to be credited shall be those regularly scheduled hours in such unit of time; provided, however, that when a non-exempt Employee does not have regularly scheduled hours, such Employee shall be credited with 8 Hours of Service for each workday for which he or she is entitled to be credited with Hours of Service under paragraph (b).

(ii)	Except as provided in Paragraph (d)(iii), in the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of compensation (as determined below) before the period during which no duties are performed.

A.	The hourly rate of compensation of Employees paid on an hourly basis shall be the most recent hourly rate of such Employees.

B.	In the case of Employees whose compensation is determined on the basis of a fixed rate for specified periods of time (other than hours) such as days, weeks or months, the hourly rate of compensation shall be the Employee’s most recent rate of compensation for a specified period of time (other than an hour), divided by the number of hours regularly scheduled for the performance of duties during such period of time. The rule described in Paragraph (d)(i) shall also be applied under this subparagraph to Employees without a regular work schedule.

C.	In the case of Employees whose compensation is not determined on the basis of a fixed rate for specified periods of time, the Employee’s hourly rate of compensation shall be the lowest hourly rate of compensation paid to Employees in the same job classification as that of the Employee or, if no Employees in the same job classification have an hourly rate, the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

(iii)	Rule against double credit. An Employee shall not be credited on account of a period during which no duties are performed with more hours than such Employee would have been credited but for such absence.

(e)	Crediting of Hours of Service to computation periods.

(i)	Hours of Service described in Subsection (a) shall be credited to the Employee for the computation period or periods in which the duties are performed.

(ii)	Hours of Service described in Subsection (b) shall be credited as follows:

A.	Hours of Service credited to an Employee on account of a payment which is calculated on the basis of units of time (such as hours, days, weeks or months) shall be credited to the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

B.	Hours of Service credited to an Employee by reason of a payment which is not calculated on the basis of units of time shall be credited to the computation period in which the period during which no duties are performed occurs, or if the period during which no duties are performed extends beyond one computation period, such Hours of Service shall be allocated between not more than the first two computation periods in accordance with reasonable rules established by the Employer, which rules shall be consistently applied with respect to all Employees within the same job classification, reasonably defined.

(iii)	Hours of Service described in Subsection (c) shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made.

(f)	For purposes of the Plan, Hours of Service shall also include Hours of Service determined in accordance with the rules set forth in this Section 2.17:

(i)	with the Employer in a position in which he or she was not eligible to participate in this Plan; or

(ii)	as a Career Agent or General Agent of First Allmerica; or

(iii)	for periods prior to January 1, 1998, with Citizens, Hanover, or as an employee of a General Agent of First Allmerica; or

(iv)	with Financial Profiles, Inc., or Advantage Insurance Network, Affiliates of First Allmerica, including periods of service completed prior to the date each became an Affiliate; or

(v)	with an Affiliate.

(g)

Rules for Non-Paid Leaves of Absence. For purposes of the Plan, a Participant will also be credited with Hours of Service during any non-paid leave of absence granted by the Employer. Except as provided in Subsection (a) for exempt Employees, the number of Hours of Service to be credited under this Subsection (g) shall be the number of regularly scheduled working hours in each workday during the leave of absence; provided, however, that no more than the number of Hours in one regularly scheduled work year of the Employer will be credited for each non-paid leave of absence. In the case of a non-exempt Employee without a regular work schedule, the number of Hours to be credited shall be based on a 40 hour work week and an 8 hour workday. Hours of Service described in this Subsection (g) shall be credited to the Employee for the computation period or periods during which the leave of absence occurs.

Notwithstanding the foregoing, for Plan Years beginning after December 31, 1998, all Employees (exempt and non-exempt) shall be credited with 8 Hours of Service for each workday for which they are entitled to be credited with Hours of Service for a non-paid leave of absence pursuant to this Subsection (g).

(h)	Rules for Maternity or Paternity Leaves of Absence. In addition to the foregoing rules, solely for purposes of determining whether a One Year Break in Service has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours cannot be determined, 8 Hours of Service per day of such absence. Provided, however, that:

(i)	Hours shall not be credited under both this Paragraph (h) and one of the other Paragraphs of this Section 2.17;

(ii)	no more than 501 Hours shall be credited for each maternity or paternity absence; and

(iii)	if a maternity or paternity leave extends beyond one Plan Year, the Hours shall be credited to the Plan Year in which the absence begins to the extent necessary to prevent a One Year Break in service, otherwise such Hours shall be credited to the following Plan Year.

For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(i)	Other Federal Law. Nothing in this Section 2.17 shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law.

2.18	“Insurer” shall mean First Allmerica or any of its life insurance company affiliates.

2.19	“Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended and any future Internal Revenue Code or similar Internal Revenue laws.

2.20	“Key Employee”. In determining whether the Plan is top-heavy for Plans Years beginning after December 31, 2001, “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date is an officer of the Employer having an annual Compensation greater than $130,000 (as adjusted under Section 416(i)(l) of the Code for Plan Years beginning after December 31, 2002), a Five Percent Owner, or a 1-percent owner of the Employer having an annual Compensation of more than $150,000. In determining whether a Plan is top heavy for Plan Years beginning before January 1, 2002, “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who at any time during the 5-year period ending on the determination date, is an officer of the employer having an annual Compensation that exceeds 50 percent of the dollar limitation under Code Section 415(b)(l)(A), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual’s Compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(l)(A), a Five Percent Owner or a 1-percent owner of the Employer who has an annual Compensation of more than $150,000.

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Internal Revenue Code and the regulations thereunder. For purposes of determining whether a Participant is a Key Employee, the Participant’s Compensation means Compensation as defined for purposes of Article VII, but for Plan Years beginning before January 1, 1998, without regard to Code Sections 125, 402(e)(3), and 402(h)(1)(B).

2.21	“Limitation Year” shall mean a calendar year.

2.22	“Match Contribution” shall mean a Salary Reduction Match Contribution made by the Employer to the Trust pursuant to Section 4.02 of the Plan. Match Contributions and earnings thereon shall be 50% vested and nonforfeitable after one Year of Service and 100% vested and nonforfeitable after two Years of Service. Notwithstanding the foregoing, Match Contributions and earnings thereon shall be 100% vested and nonforfeitable at all times for those Participants who have completed at least one Hour of Service on or before December 31, 2004.

2.23	“Match Contribution Account” shall mean the account established for each Participant for whom the Employer has allocated Match Contributions to the Trust and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.24	“Non-Elective Employer Contributions” shall mean Employer contributions that are made by the Employer pursuant to Section 4.03 of the Plan, whether or not the

Employee has directed the Employer to make Salary Reduction Contributions to the Trust on his or her behalf. Eligibility to receive a Non-Elective Employer Contribution for a Plan Year is dependent upon the Employee remaining employed by First Allmerica on the last day of the Plan Year except where the Employee has terminated employment on account of death or retirement. Non-Elective Employer Contributions and earnings thereon shall be 50% vested and nonforfeitable after one Year of Service and 100% vested after two Years of Service. Notwithstanding the foregoing, Non-Elective Employer Contributions and earnings thereon shall be 100% vested and nonforfeitable at all times for those Employees who have completed at least one Hour of Service on or before December 31, 2004.

2.25	“Non-Elective Employer Contribution Account” shall mean the account established for each Employee for whom the Employer has made a Non-Elective Employer Contribution to the Trust and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.26	“Non-Highly Compensated Employee” shall mean any Employee who is not a Highly Compensated Employee.

2.27	“Non-Key Employee” shall mean any Employee who is not a Key Employee.

2.28	“Normal Retirement Age” shall mean the date on which the Participant attains Age 65. An actively employed Participant shall become fully vested in his or her Accrued Benefit upon attaining Normal Retirement Age.

2.29	“One Year Break in Service” shall mean any vesting computation period during which an Employee does not complete more than 500 Hours of Service.

Provided, however, for Plan Years commencing prior to January 1, 2005, for purposes of Article III, “One Year Break in Service” shall mean an Eligibility Computation Period during which an Employee does not complete more than 500 Hours of Service.

2.30	“Participant” shall mean any Employee who has met all of the requirements for participation under this Plan and has not for any reason become ineligible to participate further in the Plan.

2.31	“Plan Year” shall mean a calendar year.

2.32	“Profits” shall mean the net income or profits of the Employer for each calendar year before dividends to policyholders and federal income taxes and excluding capital gains and losses, as determined by the Employer in accordance with the accounting method used in computing the same or similar item for Annual Statement purposes, except that, in determining such figure, contributions under this Plan and Trust for the Plan Year shall not be taken into account.

“Accumulated Profits” shall mean the accumulated net earnings or profits of the Employer.

The determination by First Allmerica of Profits and Accumulated Profits shall be final and conclusively binding on all parties.

2.33	“Policy” shall mean any form of individual life insurance or annuity contract, including any supplementary agreements or riders issued in connection therewith, issued by the Insurer on the life of a Participant. Any life insurance death benefits referred to in the following paragraphs of this Section 2.33 pertain to amounts purchased with other than Voluntary After-Tax Contributions.

(a)	If ordinary life insurance contracts are purchased for a Participant, the aggregate life insurance premium for a Participant shall be less than 50% of the aggregate Employer contributions made on behalf of such Participant plus allocations of any forfeitures credited to the Accounts of such Participant. For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both non-decreasing death benefits and non-increasing premiums.

(b)	If term insurance and universal life policies are used, the aggregate life insurance premium for a Participant shall not exceed 25% of the aggregate Employer contributions made on behalf of such Participant plus allocation of any forfeitures credited to the Accounts of such Participant.

(c)	If a combination of ordinary life insurance and other life insurance policies is used, the aggregate premium for the ordinary life insurance plus twice the aggregate premium for the other life insurance shall be less than 50% of the aggregate Employer contributions made by the Employer on behalf of the Participant plus allocations of any forfeitures credited to the Accounts of such Participant.

The limitation on aggregate life insurance premium payments stated in this Section 2.33 shall not apply to any funds, from whatever source, which have accumulated in the Participant’s Account for a period of two (2) or more years, and are applied toward the purchase of such life insurance. Provided, however, that in no event may Tax Deductible Voluntary Contributions be invested in Policies of life insurance.

2.34	“Qualified Domestic Relations Order” shall mean any judgment, decree or order (including approval of a property settlement agreement) which:

(i)	relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

(ii)	is made pursuant to a state domestic relations law (including a community property law);

(iii)	constitutes a “qualified domestic relations order” within the meaning of Section 414(p) of the Code; and

(iv)	is entered on or after January 1, 1985.

2.35	“Qualified Early Retirement Age” shall mean the later of:

(i)	Age 55; or

(ii)	the date on which the Participant begins participation.

2.36	“Qualified Joint and Survivor Annuity” shall mean an annuity for the life of the Participant, with a survivor annuity for the life of his or her spouse in an amount equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his or her spouse, and which is the amount of benefit which can be purchased by the Participant’s Accrued Benefit.

2.37	“Regular Account” shall mean the account established and maintained for each Participant for whom the Employer has allocated Regular Employer Contributions to the Trust, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.38	“Regular Employer Contribution” shall mean a Regular Contribution made by the Employer to the Trust for years prior to 1995 pursuant to Section 4.01 of the Plan as in effect prior to 1995.

2.39	“Retirement Plan Committee” shall mean the persons charged by the Employer with the interpretation and administration of the Plan, as provided in Section 14.06 hereof.

2.40	“Rollover Account” shall mean the account established and maintained for each Participant who has made a Rollover Contribution to the Trust or whose accrued benefit from another qualified plan has been transferred to this Trust in accordance with Section 5.03 of the Plan, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.41	“Rollover Contribution” shall mean a contribution made to the Trust pursuant to Section 5.03 of the Plan.

2.42	“Suspense Account” shall mean the account established by the Trustee for maintaining contributions and forfeitures which have not yet been allocated to Participants.

2.43	“Tax Deductible Contribution Account” shall mean the account established and maintained for each Participant who has made a Tax Deductible Voluntary Contribution to the Trust, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.44	“Tax Deductible Voluntary Contribution” shall mean a contribution made to the Trust for years before 1987 and pursuant to Section 5.02 of the Plan as in effect prior to 1995.

2.45	“Top Heavy Plan” shall mean for any Plan Year beginning after December 31, 1983 that any of the following conditions exists:

(i)	If the top heavy ratio (as defined in Article VI) for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii)	If this Plan is a part of a required aggregation group of plans (but not part of a permissive aggregation group) and the top heavy ratio for the group of plans exceeds 60 percent.

(iii)	If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 60 percent.

See Article VI for requirements and additional definitions applicable to Top Heavy Plans.

2.46	“Top Heavy Plan Year” shall mean that, for a particular Plan Year, the Plan is a Top Heavy Plan.

2.47	“Totally and Permanently Disabled” shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

In determining the nature, extent and duration of any Participant’s disability, the Plan Administrator may select a physician to examine the Participant. The final determination of the nature, extent and duration of such disability shall be made solely by the Plan Administrator upon the basis of such evidence as he or she deems necessary and acting in accordance with uniform principles consistently applied.

2.48	“Trustee” shall mean the bank or trust company or person or persons who shall be constituted the original trustee or trustees for the Plan and Trust created therefor, and also any and each successor trustee or trustees.

2.49	“Trust Fund” shall mean, include and consist of any payments made to the Trustee by the Employer under the Plan and Trust Indenture, or the investments thereof, together with all income and gains of every nature thereon which shall be added to the principal thereof by the Trustee, less all losses thereon and all payments therefrom. The Trust Fund assets shall include any Policy issued to the Plan Trustee to fund benefits of the Plan.

2.50	“Trust Indenture” or “Trust” shall mean the Trust Indenture between the Employer and the Trustee in the form annexed hereto, and any and all amendments thereof or thereto.

2.51	“Valuation Date” shall mean each day as of which the value of the Trust Fund shall be calculated. The Plan Administrator reserves the right to change the frequency of Valuation Dates; provided, however, that in no event shall Valuation Dates occur less frequently than once each calendar quarter.

2.52	“Voluntary After-Tax Contributions” shall mean a contribution made to the Trust for years prior to 1995 pursuant to Section 5.01 of the Plan as in effect prior to 1995.

2.53	“Voluntary Contribution Account” shall mean the account established and maintained for each Participant who has made a Voluntary After-Tax Contribution to the Trust, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.54	“Year of Service” shall mean, for purposes of determining vesting under Article XIII, the twelve consecutive month period, commencing on the first day an Employee completes an Hour of Service and in which the Employee completes at least 1,000 Hours of Service. Thereafter, for purposes of determining vesting under Article XIII, the determination of a Year of Service will commence on the anniversary of the first day the Employee completed an Hour of Service and the twelve consecutive month period that follows, provided the Employee completes at least 1,000 Hours of Service during such period.

Provided, however, for purposes of determining Plan entry under Article III for Plan Years commencing prior to January 1, 2005, “Year of Service” means an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service.

In computing a “Year of Service” for purposes of the Plan, each twelve month period shall be considered as completed as of the close of business on the last working day which occurs within such period, provided that the Employee had completed at least 1,000 Hours of Service during the period ending on such date.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Internal Revenue Code.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.01 (a)	In General. Eligible Employees who were actively employed by the Employer, and who were Participants in the prior version of the Plan became Participants in this Plan on January 1, 2005.

For Plan Years beginning prior to January 1, 2005, every Employee shall be eligible to become a Plan Participant on the first day of the calendar month coincident with or following completion of one Year of Service, provided he or she is then employed in an eligible class of Employees.

Notwithstanding the foregoing, an Employee shall be eligible to become a Plan Participant upon completion of one Hour of Service by entering into a salary reduction agreement with the Employer in accordance with section 3.01(b). For Plan Years beginning prior to January 1, 2005, Employees shall be eligible to receive Match Contributions effective on the first day of the calendar month coincident with or following completion of one Year of Service, provided they are then employed in an eligible class of Employees. For Plan Years beginning on or after January 1, 2005, Employees shall be eligible to receive Match Contributions upon completion of one Hour of Service, provided they are then employed in an eligible class of Employees.

Notwithstanding the foregoing, the following Employees shall not be eligible to become or remain active Participants hereunder:

(i)	All Employees holding a General Agent’s Contract with the Employer or with an Affiliate;

(ii)	All Employees holding a Career Agent’s or Annuity Specialist’s Contract with the Employer or with an Affiliate;

(iii)	Leased Employees within the meaning of Code Sections 414(n) and (o);

(iv)	A contractor’s employee, i.e., a person working for a company providing goods or services (including temporary employee services) to the Employer or to an Affiliate whom the Employer does not regard to be its common law employee, as evidenced by its failure to withhold taxes from his or her compensation, even if the individual is actually the Employer’s common law Employee; or

(v)	An independent contractor, i.e., a person who is classified by the Employer as an independent contractor, as evidenced by its failure to withhold taxes from his or her compensation, even if the individual is actually the Employer’s common law Employee.

(b)	Employee Participation. Effective on or after the date an Employee first becomes eligible to participate in the Plan, the Employee may direct the Employer to reduce his or her Compensation in order that the Employer may make Salary Reduction Contributions to the Plan, including Catch-up Contributions, on the Employee’s behalf. Any such Employee shall become a Participant on the date his or her salary reduction agreement becomes effective. Such direction shall be made in a form approved by the Plan Administrator (including, if applicable, by means of telephone, computer, or other paperless media). The Compensation of any eligible Employee electing salary reduction shall be reduced by the whole percentage requested by the Employee; provided, however, that the Plan Administrator will identify a maximum whole percentage on an annual basis and the Plan Administrator may reduce the Employee’s Compensation by a smaller percentage or refuse to enter into a salary reduction agreement with the Employee if the requirements of the Internal Revenue Code for salary reduction plans qualified under Section 401(k) and 414(v) of the Internal Revenue Code would otherwise be violated. Any salary reduction agreement shall become effective as soon as administratively feasible after the Employee elects to have his or her salary reduced.

A Participant may elect at any time to change or discontinue his or her salary reduction agreement with the Employer. Unless otherwise agreed to by the Plan Administrator, the election shall become effective as soon as administratively feasible after the Employee elects such change or discontinuance.

3.02	Classification Changes. In the event of a change in job classification, such that an Employee, although still in the employment of the Employer, no longer is an eligible Employee, all contributions to be allocated on his or her behalf shall cease and any amount credited to the Employee’s Accounts on the date the Employee shall become ineligible shall continue to vest, become payable or be forfeited, as the case may be, in the same manner and to the same extent as if the Employee had remained a Participant.

If a Participant’s salary reduction agreement is terminated because he or she is no longer a member of an eligible class of Employees, but the Participant has not terminated his or her employment, such Employee shall again be eligible to enter into a new salary reduction agreement immediately upon his or her return to an eligible class of Employees. If such Participant terminates his or her employment with the Employer, he or she shall again be eligible to enter into a salary reduction agreement immediately upon his or her recommencement of service as an eligible Employee.

In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall be eligible to participate immediately.

3.03	Participant Cooperation. Each eligible Employee who becomes a Participant hereunder thereby agrees to be bound by all of the terms and conditions of this Plan and Trust. Each eligible Employee, by becoming a Participant hereunder, agrees to cooperate fully with the Insurer to which application may be made for a Policy or Policies providing benefits under the terms of this Plan, including completion and signing of such forms as are required by the Insurer.

ARTICLE IV

EMPLOYER CONTRIBUTIONS AND FORFEITURES

4.01	Salary Reduction Contributions. The Employer shall make Salary Reduction Contributions to the Plan and Trust, including Catch-up Contributions described in Code Section 414(v), out of current or Accumulated Profits for each Plan Year to the extent and in the manner specified in Subsection 3.01(b).

Salary Reduction Contributions, including Catch-up Contributions described in Code Section 414(v), shall be allocated to a Participant’s 401(k) Account as soon as administratively feasible after the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets but in no event later than the 15th business day of the month following the month in which the Salary Reduction Contributions would have otherwise been payable to the Participant.

4.02	Employer Matching Contributions. For Plan Years beginning on or after January 1, 2005, unless otherwise voted by the Board of Directors of the Employer, for each pay period that an eligible Salary Reduction Contribution is made by a Participant to the Trust, not to exceed the Code Section 402(g) limitation and not including Catch-up Contributions, the Employer shall make a Match Contribution to the Trust on the Participant’s behalf equal to 100% of the first 5% of the Participant’s Salary Reduction Contributions, not including Catch-up Contributions, made during the pay period. Such Match Contribution shall be made to the Match Contribution Account established for the Participant.

Note that Catch-up Contributions made by an eligible Participant shall not be matched in any event.

The Employer shall contribute Employer Matching Contributions to the Trust Fund as soon as practicable following the end of each pay period. Such contributions shall be made in cash (or in Employer Stock if so directed by the Board) and shall be allocated in accordance with the Plan current match formula to the Match Contribution Account of each eligible Participant. Such Match Contributions shall be invested per the directions of Participants in accordance with Section 16.02.

For Plan Years beginning on or after January 1, 2005, within 30 days following the end of each Plan Year, if required, the Employer shall make a “true-up” Match Contribution to the Match Contribution Account of each Participant employed by the Employer on the last day of the Plan Year, such that the Employer match for such eligible Participants for the Plan Year shall be 100% of the eligible Employer Matching Contribution percentage of each such Participant’s Salary Reduction Contributions made during the entire Plan Year, not including Catch-up Contributions, not merely 100% of the eligible Employer Matching Contribution percentage of the Participant’s Salary Reduction Contributions, not including Catch-up Contributions, made each pay period.

4.03	Non-Elective Employer Contributions. For Plan Years beginning on or after January 1, 2005, unless otherwise voted by the Board of Directors of the Employer, eligible Employees who are employed by the Employer on the last day of the Plan Year will receive an Employer paid contribution, whether or not the Employee has elected to participate in the Plan, equal to 3% of eligible Plan Compensation. The contribution shall be made in cash or Employer Stock (if Employer Stock is so directed by the Board to be contributed). Such contribution shall be made to the Non-Elective Employer Contribution Account to be established for each such Employee and shall be invested per the direction of the Participant in accordance with Section 16.02 of the Plan.

4.04	Minimum Employer Contribution for Top Heavy Plan Years.

(a)

Minimum Allocation for Non-Key Employees. Notwithstanding anything in the Plan to the contrary except (b) through (e) below, for any Top Heavy Plan Year Employer Contributions allocated to the Accounts of each Non-Key Employee Participant shall be equal to at least three percent of such Non-Key Employee’s Compensation (as defined for purposes of Article VII as limited by Section 401(a)(17) of the Code) for the Plan Year. However, should the Employer Contributions allocated to the Accounts of each Key Employee for such Top Heavy Plan Year be less than three percent of each Key Employee’s Compensation, the Employer Contribution allocated to the Accounts of each Non-Key Employee shall be equal to the largest percentage allocated to Accounts of a Key Employee. The preceding sentence shall not apply if this Plan is required to be included in an aggregation group (as described in Section 416 of the Internal Revenue Code) if such plan enables a defined benefit plan required to be included in such group to meet the requirements of Code Section 401(a)(4) or 410. For purposes of determining the percentage of Employer Contributions allocated to the Accounts of Key Employees, Salary Reduction Contributions made on their behalf shall be counted and be considered to be Employer Contributions. However, in determining whether a minimum Employer Contribution has been made to a Non-Key Employee’s Accounts, Salary Reduction Contributions made on his or her behalf shall be excluded and not considered.

(b)	For purposes of the minimum allocations set forth above, the percentage allocated to the Accounts of any Key Employee shall be equal to the ratio of the sum of the Employer Contributions allocated on behalf of such Key Employee divided by the Employee’s Compensation for the Plan Year (as defined for purposes of Article VII), not in excess of the applicable Compensation dollar limitation imposed by Code Section 401(a)(17).

(c)	For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Accounts of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employee Participants who have failed to complete a Year of Service.

(d)	Notwithstanding anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required or Permissive Group of Top Heavy Plans, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate minimum defined Contribution plan allocation described in this Section. Therefore, if the Employer maintains such a defined benefit and defined contribution plan, the top-heavy minimum benefits shall be provided as follows:

(i)	If a Non-Key Employee is a participant in such defined benefit plan but is not a Participant in this defined contribution plan, the minimum benefits provided for Non-Key Employees in the defined benefit plan shall be provided to the employee if the defined benefit plan is a Top Heavy Plan and the minimum contributions described in this Section 4.04 shall not be provided.

(ii)	If a Non-Key Employee is a participant in such defined benefit plan and is also a Participant in this defined contribution plan, the minimum benefits for Non-Key Employee participants in Top Heavy Plans provided in the defined benefit plan shall not be applicable to any such Non-Key Employee who receives the full maximum contribution described in the preceding sentence.

Notwithstanding anything herein to the contrary, no minimum contribution will be required under this Plan (or the minimum contribution under this Plan will be reduced, as the case may be) for any Plan Year if the Employer maintains another qualified defined contribution plan under which a minimum contribution is being made for such year for the Participant in accordance with Section 416 of the Internal Revenue Code.

(e)	The minimum allocation required under this Section 4.04 (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

4.05	Application of Forfeitures. Amounts forfeited during a Plan Year shall be used to reduce Match Contributions for that Plan Year and each succeeding Plan Year, if necessary.

4.06	Limitations upon Employer Contributions. In no event shall the Employer contribution for any Plan Year exceed the maximum allowable under Sections 404 and 415 of the Internal Revenue Code or any similar or subsequent provision.

4.07	Payment of Contributions to Trustee. The Employer shall make payment of all contributions, including Participant contributions which shall be remitted to the Employer by payroll deduction or otherwise, directly to the Trustee in accordance with this Article IV but subject to Section 4.08.

4.08	Receipt of Contributions by Trustee. The Trustee shall accept and hold under the Trust such contributions of money, or other property approved by the Employer for acceptance by the Trustee, on behalf of the Employer and Participants as it may receive from time to time from the Employer, other than cash it is instructed to remit to the Insurer for deposit with the Insurer. However, the Employer may pay contributions directly to the Insurer and such payment shall be deemed a contribution to the Trust to the same extent as if payment had been made to the Trustee. All such contributions shall be accompanied by written instructions from the Employer accounting for the manner in which they are to be credited and specifying the appropriate Participant Account to which they are to be allocated.

ARTICLE V

EMPLOYEE CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

5.01	Voluntary After-Tax Contributions. For Plan Years beginning prior to January 1, 1995, a Participant could contribute Voluntary After-Tax Contributions to the Plan and Trust in each Plan Year during which he or she was a Plan Participant in amounts as determined under the Plan in effect prior to 1995.

The Plan shall separately account for: (i) pre-1987 Voluntary After-Tax Contributions; (ii) investment income attributable to pre-1987 Voluntary After-Tax Contributions; and (iii) post-1986 Voluntary After-Tax Contributions and income attributable to such contributions.

5.02	Tax Deductible Voluntary Contributions. The Plan Administrator will not accept Tax Deductible Voluntary Contributions made for years after 1986. Such contributions made for years prior to that date will be maintained in a separate account which will be nonforfeitable at all times, and which shall include gains and losses in accordance with Section 8.02. No part of the Tax Deductible Voluntary Contributions Account shall be used to purchase life insurance.

5.03	Rollover Contributions. With the consent of the Plan Administrator, the Trustee may accept funds transferred from other pension, profit sharing or stock bonus plans qualified under Section 401(a) of the Internal Revenue Code or Rollover Contributions, provided that the plan from which such funds are transferred permits the transfer to be made.

In the event of a transfer or Rollover Contribution to this Plan, the Plan Administrator shall maintain a 100% vested and nonforfeitable account for the amount transferred and its share of the Trust Fund’s accretions or losses, to be known as the Participant’s Rollover Account. Transferred and Rollover Contributions shall be separately accounted for.

“Rollover Contribution” means any rollover contribution described in Code Sections 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3) or 457(e)(16).

An Employee who makes a contribution to the Plan described in this Section shall become a Plan Participant on the date the Trustee accepts the contribution. However, no Employer Contributions will be made on behalf of such Employee, nor will the Employee be eligible to direct the Employer to make Salary Reduction Contributions on his or her behalf, until the Employee satisfies the Plan eligibility requirements for such contributions set forth in Article III.

Notwithstanding the above, for Plan Years beginning January 1, 1999 and thereafter, the Trustee shall no longer accept funds transferred from plans qualified under 401(a) of the Internal Revenue Code unless the transferor plan is maintained by the Employer or by an Affiliate. Rollover Contributions to the Plan shall continue to be allowed in accordance with this Section 5.03.

ARTICLE VI

PROVISIONS APPLICABLE TO TOP HEAVY PLANS

6.01	In general. For any Top Heavy Plan Year, the Plan shall provide the minimum contribution for Non-Key Employees described in Section 4.04.

If the Plan is or becomes a Top Heavy Plan, the provisions of this Article will supersede any conflicting provisions in the Plan.

6.02	Determination of Top Heavy Status.

(a)	This Plan shall be a Top Heavy Plan for any Plan Year commencing after December 31, 1983 if any of the following conditions exists:

(i)	If the top heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii)	If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top heavy ratio for the group of plans exceeds 60 percent.

(iii)	If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 60 percent.

(b)	The Plan top heavy ratio shall be determined as follows:

(i)

Defined Contribution Plans Only: If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan, as defined in Section 408(k) of the Code) and the Employer has not maintained any defined benefit plan which during the 1-year period (5-year period in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002) ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 1-year period ending on the determination date(s) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the determination date(s)) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Section 416 of the Code and the Regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the Regulations thereunder.

(ii)	Defined Contribution and Defined Benefit Plans: If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 1-year period (5-year period in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002) ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the determination date (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002).

(iii)

Determination of Values of Account Balances and Accrued Benefits: For purposes of (i) and (ii) above the value of Account balances and the present value of Accrued Benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was Key Employee in a prior year, or (2) who has not had at least one Hour of Service with the Employer at any time during the 1-year period (five-year period in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002) ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the Regulations thereunder. Tax Deductible Voluntary Employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The Accrued Benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(l)(C) of the Code.

(c)	Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Internal Revenue Code.

(d)	Required aggregation group: (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Internal Revenue Code.

(e)	Determination date: The last day of the preceding Plan Year.

(f)	Present Value: Present value shall be based on the 1971 Group Annuity Table, unprojected for post-retirement mortality, with no assumption for pre-retirement withdrawal and interest at the rate of 5% per annum.

ARTICLE VII

LIMITATIONS ON ALLOCATIONS

(See Sections 7.11-7.15 for definitions applicable to this Article VII).

7.01	If the Participant does not participate in, and has never participated in another qualified plan, a welfare benefit fund (as defined in Section 419(e) of the Code), an individual medical account (as defined in Section 415(l)(2) of the Code) or a simplified employee pension (as defined in Section 408(k) of the Code), maintained by the Employer, the amount of Annual Additions which may be credited to the Participant’s Accounts for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

7.02	Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s annual Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

7.03	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

7.04	If, pursuant to Section 7.03, or as a result of the allocation of forfeitures, any Excess Amount and earnings attributable thereto will be disposed of as follows:

(i)	Any Voluntary After-Tax Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant;

(ii)	Any Salary Reduction Contributions to the extent they would reduce the Excess Amount, will be distributed to the Participant; and

(iii)	If after the application of paragraphs (i) and (ii) an Excess Amount still exists, the Excess Amount will be held unallocated in a Suspense Account. The Suspense Account will be applied to reduce future Employer Match Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

For Plan Years beginning January 1, 1998 and thereafter, if any Match Contributions are attributable to returned Salary Reduction Contributions in (ii) above, such Match Contributions shall be forfeited and applied in accordance with Section 4.05.

If a Suspense Account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust’s investment gains and losses.

If a Suspense Account is in existence at any time during a particular Limitation Year, all amounts in the Suspense Account must be allocated and reallocated to Participants’

Accounts before any Employer contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or Former Participants.

Sections 7.05 through 7.10 (These Sections apply if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan, a welfare benefit fund, an individual medical account or a simplified employee pension maintained by the Employer during any Limitation Year.)

7.05	The Annual Additions which may be credited to a Participant’s Accounts under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s account under the other plans, welfare benefit funds, individual medical accounts and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Accounts under this Plan for the Limitation Year.

7.06	Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount in the manner described in Section 7.02.

7.07	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

7.08	If, pursuant to Section 7.07, or as a result of the allocation of forfeitures, a Participant’s Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

7.09	If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

(i)	the total Excess Amount allocated as of such date, times

(ii)	the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

7.10	Any Excess Amount attributed to this Plan will be disposed of in the manner described in Section 7.04.

(Sections 7.11—7.15 are definitions used in this Article VII).

7.11	Annual Additions—The sum of the following amounts credited to a Participant’s Accounts for the Limitation Year:

(i)	Employer contributions (including Salary Reduction Contributions);

(ii)	Employee contributions;

(iii)	forfeitures; and

(iv)	allocations under a simplified employee pension.

For this purpose, any Excess Amount applied under Sections 7.04 or 7.10 in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

Amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(l)(1) of the Internal Revenue Code, which is part of a defined benefit plan maintained by the Employer, are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419(A)(d)(3) of the Code, under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, are treated as annual additions to a defined contribution plan.

7.12	Defined Contribution Dollar Limitation—$40,000 as adjusted under Code Section 415(d).

7.13	Employer—For purposes of this Article, Employer shall mean the Employer that adopts this plan and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all trades or business under common control (as defined in Code Section 414(c) as modified by Section 415(h) of the Code), or all members of an affiliated service group (as defined in Code Section 414(m) of the Code) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations promulgated under Code Section 414(o).

7.14	Excess Amount—The excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

7.15	Maximum Permissible Amount—The maximum Annual Addition that may be contributed or allocated to a Participant’s Accounts under the Plan for any Limitation Year shall not exceed the lesser of:

(i)	the Defined Contribution Dollar Limitation; or

(ii)	25 percent of the Participant’s Compensation for the Limitation Year.

The Compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(c)(1) or 419A(d)(2) of the Code.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum permissible amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

12

ARTICLE VIII

PARTICIPANT ACCOUNTS AND VALUATION OF ASSETS

8.01	Participant Accounts. The Trustee shall establish and maintain a 401(k) Account, Match Contribution Account, Non-Elective Employer Contribution Account, Regular Account, Rollover Account, Tax Deductible Contribution Account and Voluntary Contribution Account for each Participant, when appropriate, to account for the Participant’s Accrued Benefit. All contributions by or on behalf of a Participant shall be deposited to the appropriate Account.

The Plan Administrator shall instruct the Trustee to credit all appropriate amounts to each Participant’s Accounts, including contributions made by or on behalf of the Participant and any Policies issued on the life of the Participant. The Plan Administrator shall keep records which shall include the Account balances of each Participant.

8.02	Valuation of Trust Fund. As of each Valuation Date the Trustee shall determine (or cause to be determined) the net worth of the assets of the Trust Fund and report such value to the Plan Administrator in writing. In determining such net worth, the Trustee shall evaluate the assets of the Trust Fund at their fair market value as of such Valuation Date. In making any such valuation of the Trust Fund, the Trustee shall not include any contributions made by the Employer which have not been allocated to Participant Accounts prior to such Valuation Date or any Policies purchased as investments for Participant Accounts.

ARTICLE IX

401(k) ALLOCATION LIMITATIONS

9.01	Definitions. For purposes of this Article, the following definitions shall be used:

(a)	“Actual Deferral Percentage” or “ADP” means the ratio (expressed as a percentage) of Salary Reduction Contributions, other than Catch-up Contributions, made on behalf of an Eligible Participant to that Participant’s Compensation for the Plan Year. Two Actual Deferral Percentages shall be calculated and used, one including and the second excluding any Salary Reduction Contributions that are included in the Contribution Percentage of the Participant as defined in Plan Section 10.01(b). The Plan Administrator may include 100% vested and non-forfeitable Match Contributions made for the Participant for the Plan Year in the above described numerator, if such inclusion is made on a uniform nondiscriminatory basis for all Participants; however, Match Contributions that are included in the Actual Deferral Percentage of the Participant may not be included in the numerator of the Contribution Percentage of the Participant as defined in Section 10.01(b). To be considered as contributed for a given Plan Year for purposes of inclusion in a given Actual Deferral Percentage, Contributions must be made by the end of the 12 month period immediately following the Plan Year to which the contribution relates.

Additionally, if one or more other plans allowing contributions under Code Section 401(k) are considered with this Plan as one for purposes of Code Section 401(a)(4) or 410(b), the Actual Deferral Percentages for all Eligible Participants under all such plans shall be determined as if this Plan and all such other plans were one; for Plan Years beginning after 1989, such Plans must have the same Plan Year. If any Highly Compensated Employee is also an Eligible Participant in one or more other plans allowing contributions under Code Section 401(k), the Actual Deferral Percentage for that Employee shall be determined as if this Plan and all such other plans were one; if such plans have different Plan Years, the Plan Years ending with or within the same calendar year shall be used.

(b)	“Average Actual Deferral Percentage” means the average (expressed as a percentage) of the Actual Deferral Percentages of a group.

(c)	“Eligible Participant” means a Participant eligible to have Salary Reduction Contributions made on his or her behalf.

(d)	“Excess 401(k) Contributions” means with respect to any Plan Year, the excess of: (i) the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentages of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the Actual Deferral Percentage Test (determined by hypothetically reducing the numerators of Highly Compensated Employees in order of their Actual Deferral Percentages beginning with the highest of such percentages).

(e)	“Excess Elective Deferrals” means those Salary Reduction Contributions of a Participant that either (1) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for the Participant’s taxable year beginning in such calendar year, counting only Salary Reduction Contributions made under this Plan and any other 401(k) qualified retirement plan, contract or arrangement maintained by the Employer.

9.02	Average Actual Deferral Percentage Tests. The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year compared to the Average Actual Deferral Percentage for Non-Highly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i)	The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)

The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Non-Highly

Compensated Employees for the Plan Year by more than two (2) percentage points.

A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

For Plan Years beginning on or after January 1, 1999, all eligible Non-Highly Compensated Employees who have not met the age and service requirements of Code Section 410(a)(1)(A), may be disregarded in performing the Average Actual Deferral Percentage Tests as provided in Code Section 401(k)(3)(F) and the Regulations thereunder.

9.03

Refund of Excess 401(k) Contributions. Notwithstanding any other provision of this Plan except Section 9.05, Excess 401(k) Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess 401(k) Contributions were allocated for the preceding Plan Year. Excess 401(k) Contributions are allocated to the Highly Compensated Employees with the largest dollar amounts of Employer contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess 401(k) Contributions. The income or loss allocable to Excess 401(k) Contributions allocated to each Participant shall be the income or loss allocable to the 401(k) Contributions for the Plan Year multiplied by a fraction, the numerator of which is the Participant’s Excess 401(k) Contributions for the Plan Year and the denominator of which is the sum of all Accounts of the contribution types to which Excess 401(k) Contributions have been attributed as of the Plan Year and the sum of such contribution types made during the Plan Year, determined without regard to any income or loss occurring during such Plan Year. The Plan Administrator shall make every effort to make all required distributions and forfeitures within 2 1/2 months of the end of the affected Plan Year; however, in no event shall such distributions be made later than the end of the following Plan Year. Distributions and forfeitures made later than 2 1/2 months after the end of the affected Plan Year will be subject to tax under Code Section 4979.

All forfeitures arising under this Section shall be applied as specified in Section 4.05 of the Plan and treated as arising in the Plan Year after that in which the Excess 401(k) Contributions were made; however, no forfeitures arising under this Section shall be allocated to the Account of any affected Highly Compensated Employee.

Excess 401(k) Contributions shall be treated as Annual Additions under the Plan.

For a period of four 12 month periods beginning from the given Plan Year, or such other period as the Secretary of the Treasury may designate, the Employer shall maintain records showing what contributions and Compensation were used to satisfy this Section and Section 9.02.

9.04	Accounting for Excess 401(k) Contributions. Excess 401(k) Contributions allocated to a Participant shall be distributed from the Participant’s 401(k) Account and Match Contribution Account (if applicable) in proportion to the Participant’s Salary Reduction Contributions and Employer Match Contributions (to the extent used in the Actual Deferral Percentage Test) for the Plan Year.

9.05	Special Contributions. Notwithstanding any other provisions of this Plan except Section 9.09, in lieu of distributing Excess 401(k) Contributions as provided in Section 9.03, the Employer may make 401(k) Employer Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either of the actual deferral percentage tests.

9.06	Maximum Salary Reduction Contributions. No Employee shall be permitted to have Salary Reduction Contributions made under this Plan, other than Catch-up Contributions, during any calendar year in excess of $7,000 (or such other amount as is designated by the Secretary of the Treasury as the limit under Code Section 402(g)).

9.07	Participant Claims. Participants under other plans described in Code Sections 401(k), 408(k) or 403(b) may submit a claim to the Plan Administrator specifying the amount of their Excess Elective Deferral. Such claim shall: (i) be in writing; (ii) be submitted no later than March 1 of the year after the Excess Elective Deferral was made; and (iii) state that such amount, when added to amounts deferred under other plans described in Code Sections 401(k), 408(k) or 403(b), exceeds $7,000 (or such other amount as the Secretary of the Treasury may designate).

9.08	Distribution of Excess Elective Deferrals. Notwithstanding any other provision of this Plan, Excess Elective Deferrals and income allocable thereto shall be distributed to the affected Participant no later than the April 15 following the calendar year in which such Excess Elective Deferrals were made. For Plan Years beginning after 1990, allocable income or loss shall be income or loss allocable to Salary Reduction Contributions for the Plan Year multiplied by a fraction, the numerator of which is the Participant’s Excess Elective Deferrals for the Plan Year and the denominator is the Participant’s Salary Reduction Contribution Account as of the beginning of the Plan Year and the sum of such contribution types made during the Plan Year, determined without regard to any income or loss occurring during such Plan Year.

Notwithstanding any provision of this Plan to the contrary, any Match Contributions plus earnings that are attributable to any Excess Elective Deferrals that have been refunded shall be forfeited. All such forfeitures shall be treated as arising in the Plan Year after that in which the refunded Excess Deferrals were made and shall be used to reduce future Employer Match Contributions.

9.09	Operation in Accordance With Regulations. The determination and treatment of Actual Deferral Percentages and Excess 401(k) Contributions, and the operation of the Average Actual Deferral Percentage Test shall be in accordance with such additional requirements as may be prescribed by the Secretary of the Treasury.

ARTICLE X

401(m) ALLOCATION LIMITATIONS

10.01	Definitions. For purposes of this Article, the following Definitions shall be used:

(a)	“Average Contribution Percentage” means the average (expressed as a percentage) of the Contribution Percentages of a group.

(b)	“Contribution Percentage” means the ratio (expressed as a percentage) of: the Employer Match and Voluntary After Tax Contributions made on behalf of the Participant to the Participant’s Compensation for the Plan Year. The Plan Administrator may include Salary Reduction Contributions (other than Catch-up Contributions) for the Participant for the Plan Year in the above described numerator, if such inclusion is made on a uniform nondiscriminatory basis for all Participants. To be considered as contributed for a given Plan Year for purposes of inclusion in a given Average Contribution Percentage, Contributions must be made by the end of the 12 month period immediately following the Plan Year to which the contribution relates. The Plan Administrator may not include Employer Match Contributions in the numerator to the extent such contributions are included in the Actual Deferral Percentage of the Participant, as defined in Section 9.01(a), and may not include Salary Reduction Contributions unless Section 9.02 can be satisfied by both including and excluding such Salary Reduction Contributions.

Additionally, if one or more other Plans allowing contributions under Code Section 401(k), voluntary after tax contributions or employer match Contributions are considered with this Plan as one for purposes of Code Section 401(a)(4) or 410(b), the Contribution Percentages for all eligible participants under all such plans shall be determined as if this Plan and all such others were one; for Plan Years beginning after 1989, such Plans must have the same Plan Year.

If any Highly Compensated Employee is also an eligible participant in one or more other plans allowing contributions under Code Section 401(k), voluntary after tax contributions or employer match Contributions, the

Contribution Percentage for that Employee shall be determined as if this Plan and all such other plans were one; if such plans have different Plan Years, the Plan Years ending with or within the same calendar year shall be used.

For Plan Years beginning January 1, 1999 and thereafter, all eligible Non-Highly Compensated Employees who have not met the age and service requirements of section 410(a)(1)(A), may be disregarded in performing the Average Contribution Percentage Tests as provided in Code Section 401(m)(5)(C).

Notwithstanding the foregoing, in determining a Participant’s Contribution Percentage Employer Match Contributions shall not include Match Contributions forfeited because they were attributable to Excess 401(k) Contributions or to Excess Elective Deferrals.

(c)	“Eligible Participant” means a Participant eligible to have Employer Match, Salary Reduction or Voluntary After Tax Contributions made on his or her behalf.

(d)	“Excess 401(m) Contributions” means with respect to any Plan Year, the excess of: (1) the aggregate Contribution Percentage amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year; over (2) the maximum Contribution Percentage amounts permitted by the Average Contribution Percentage test (determined by hypothetically reducing the numerators of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such Percentages).

10.02	Average Contribution Percentage Tests. The Average Contribution Percentage for Highly Compensated Employees for each Plan Year compared to the Average Contribution Percentage for Non-Highly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i)	The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)	The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Non-Highly Compensated Employees for the Plan Year by more than two (2) percentage points.

10.03

Refund and Forfeiture of Excess 401(m) Contributions. Notwithstanding any other provision of this Plan except Sections 10.05 and 10.06, Excess 401(m) Contributions and the income or loss allocable thereto treated as Employer Match, Salary Reduction, Voluntary After Tax or 401(k) Employer Contributions shall be distributed to affected Highly Compensated Employees. The income or loss shall be income or loss allocable to the affected accounts for the Plan Year multiplied by a fraction, the numerator of which is the Participant’s Excess 401(m) Contributions for the Plan Year and the denominator of which is the sum of all Accounts of the Contribution types to which Excess 401(m) Contributions have been attributed as of the beginning of the Plan Year and the sum of such contribution types made during the Plan Year, determined without regard to any income or loss occurring during such Plan Year. The Plan Administrator shall make every effort to refund all Excess 401(m) Contributions within 2 1/2 months of the end of the affected Plan Year; however, in no event shall Excess 401(m) Contributions be refunded later than the end of the following Plan Year. Distributions made later than 2 1/2 months after the end of the affected Plan Year will be subject to tax under Code Section 4979.

Notwithstanding any provision of this Plan to the contrary, any Match Contributions plus earnings that are attributable to any Excess 401(m) Contributions that have been refunded shall be forfeited. All such forfeitures shall be treated as arising in the Plan Year after that in which the refunded Excess 401(m) Contributions were made and shall be used to reduce future Employer Match Contributions.

For a period of four 12 month periods beginning from the given Plan Year, or such other period as the Secretary of the Treasury may designate, the Employer shall maintain records showing what contributions and compensation were used to satisfy this Section and Section 10.02.

10.04	Accounting for Excess 401(m) Contributions. Excess 401(m) Contributions allocated to a Participant shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant’s Voluntary After Tax Contribution Account, 401(k) Account and Match Contribution Account.

10.05	Special 401(k) Employer Contributions. Notwithstanding any other provisions of this Plan except Section 10.07, in lieu of refunding Excess 401(m) Contributions as provided in Section 10.03, the Employer may make 401(k) Employer Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy the Average Contribution Percentage test.

10.06	Order of Determinations. The determination of Excess 401(m) Contributions shall be made after first determining Excess Elective Deferrals, and then determining Excess 401(k) Contributions.

10.07	Operation in Accordance With Regulations. The determination and treatment of Contribution Percentages and Excess 401(m) Contributions, and the operation of the

Average Contribution Percentage Test shall be in accordance with such additional requirements as may be prescribed by the Secretary of the Treasury.

ARTICLE XI

IN-SERVICE WITHDRAWALS

11.01	Withdrawals from Tax Deductible Contribution or Voluntary Contribution Accounts. A Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of amounts in his or her Tax Deductible Contribution Account or Voluntary Contribution Account.

11.02

Withdrawals from Match Contribution or 401(k) Accounts. At any time after a Participant attains Age 59 1/2 or is Totally and Permanently Disabled, a Participant shall have the right to request the Plan Administrator for a withdrawal in cash of amounts in his or her Match Contribution or 401(k) Account. For Plan Years beginning after 1988, a Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of Salary Reduction Contributions, with earnings accrued thereon as of December 31, 1988 for “financial hardship”. For Plan Years beginning after 1991, financial hardship distributions may be increased by 401(k) Employer Contributions plus earnings thereon, as of December 31, 1988. The Plan Administrator shall determine whether an event constitutes a financial hardship. Such determination shall be based upon non-discriminatory rules and procedures, which shall be conclusive and binding upon all persons.

The processing of applications and any distributions of amounts under this Section shall be made as soon as administratively feasible. The amount of a distribution based upon “financial hardship,” less any income and penalty taxes, cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant.

In determining whether a hardship distribution is permissible the following special rules shall apply:

(i)	The following are the only financial needs considered immediate and heavy: deductible medical expenses (whether incurred or necessary to obtain medical care)(within the meaning of Section 213(d) of the Code) of the Employee, the Employee’s spouse, children, or dependents (within the meaning of Code Section 152); the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Employee, the Employee’s spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence.

(ii)	A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

(A)	The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(B)	All plans maintained by the Employer provide that the Employee’s Elective Deferrals (and Employee Contributions) will be suspended for six months (twelve months for hardship distributions made prior to January 1, 2002) after the receipt of the hardship distribution;

(C)	The distribution, less any income and penalty taxes, is not in excess of the amount of an immediate and heavy financial need; and

(D)	In addition for hardship distributions made before 2002, all plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee’s Elective Deferrals for the taxable year of the hardship distribution.

11.03

Withdrawals from Regular or Rollover Accounts. Once a Participant has participated in the Plan for two years, at any time thereafter the Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of amounts allocated to his or her Rollover Account. For Plan Years beginning January 1, 1999, and thereafter, the Participant may request a withdrawal of cash amounts allocated to his or her Rollover Account immediately upon the Trustee’s receipt of such Rollover Contribution. Once a Participant’s Regular Account is 100% vested the Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of amounts allocated to such Account; provided, however, that unless the Participant is over Age 59 1/2 or is Permanently and Totally Disabled, the amount subject to withdrawal shall not include amounts attributable to contributions made to the Regular Account during the two-year period preceding the date of payment.

11.04	Rules for In-Service Withdrawals. The Plan Administrator may impose a dollar minimum for partial withdrawals. If the amount in the Participant’s appropriate Account is less than the minimum, the Plan Administrator shall pay the Participant the entire amount then in the Participant’s Account from which the withdrawal is to be made if a withdrawal of the entire amount is otherwise permissible under the rules set forth in this Article. If the entire amount cannot be paid under such rules, whatever amount is permissible shall be paid.

In the case of a withdrawal from a Rollover Account described in Section 13.03, if necessary to comply with the joint and survivor rules of Code Sections 401(a)(11) and 417, the Plan Administrator shall require the consent of any Participant’s spouse before making any in-service withdrawal. Any such consent shall satisfy the requirements of Section 13.07.

Any amount to be withdrawn shall be payable as of the Valuation Date coincident with or next following the date which is 15 days following receipt of the written request by the Plan Administrator.

ARTICLE XII

PLAN LOANS

12.01	General Rules. Upon the application of any Participant, Beneficiary or, for Plan Years beginning prior to January 1, 1999 an alternate payee entitled to Plan benefits pursuant to a Qualified Domestic Relations Order, the Plan Administrator may enter into a loan agreement with such person and authorize the Trustee to make a loan pursuant thereto. The amount of any such loan and the provisions for its repayment shall be in accordance with such non-discriminatory rules and procedures as are adopted by the Retirement Plan Committee and uniformly applied to all borrowers. Such written procedures shall be part of this Plan document.

Applications for loans will be made to the Plan Administrator using forms provided by the Plan Administrator. Loan applications meeting the requirements of this Article will be granted and all borrowers must execute a promissory note meeting the requirements of this Article.

Plan loans shall be granted on a uniform nondiscriminatory basis, so that they are available to all borrowers on a reasonably equivalent basis and are not made available to highly compensated Employees or officers of the Employer in an amount greater than the amount made available to other Employees. Loans will be made available to Former Participants to the extent required by regulations issued by the Department of Labor under Section 408(b) of ERISA and to other Former Participants as is needed to satisfy Code Section 401(a)(4) and the Regulations promulgated thereunder. Such loans shall be adequately secured, shall bear a reasonable rate of interest and shall provide for periodic repayment over a reasonable period of time, all in accordance with the Committee’s rules and procedures for Plan loans.

To the extent required under Sections 401(a)(11) and 417 of the Internal Revenue Code and the Regulations promulgated thereunder, a Participant must obtain the consent of his or her spouse, if any, within the 90 day period before the time the Participant’s Accrued Benefit is used as security for a Plan loan. A new consent is required if the Accrued Benefit is used for any increase in the amount of security. The consent shall comply with the requirements of Section 417 of the Internal Revenue

Code, but shall be deemed to meet any requirements contained in such section relating to the consent of any subsequent spouse.

Tax Deductible Voluntary Contributions, plus earnings thereon, may not be used as security for Plan loans.

The Plan Administrator may not require a minimum loan amount greater than $1,000.

No loan shall be made to the extent such loan when added to the outstanding balance of all other loans to the borrower would exceed one-half ( 1/2) of the present value of the nonforfeitable Accrued Benefit of the borrower under the Plan (but not more than $50,000 reduced by the difference between the highest outstanding balance during the previous 365 days and the current outstanding balance).

For purposes of calculating the above limitations, all loans and accrued benefits from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), (c) and (m) are aggregated.

The Plan Administrator shall determine a reasonable rate of interest for each loan by identifying the rate(s) charged for similar and equivalent commercial loans by institutions in the business of making loans. No loan shall be granted to any borrower or other person who already has a total of two loans or more outstanding under this Plan or any other plan maintained by the Employer (or five loans outstanding for Plan Years beginning before January 1, 1996) or who is in default on any loan.

The Retirement Plan Committee may direct the Trustee to deduct from a Participant’s Accounts under the Plan a reasonable fee (as determined by the Committee) to offset the cost of processing and administering the loan.

12.02	Loan Repayments. Any such loans shall be repaid by the borrower in accordance with the loan agreement. Loans shall provide for periodic repayment, with payment to be no less frequent than quarterly over a period not to exceed five (5) years; provided, however, that loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of a Participant, may provide for periodic repayment, with payment to be no less frequent than quarterly over a reasonable period of time that exceeds five (5) years.

In the event the loan is not repaid within the time period prescribed, the Plan Administrator shall direct the Trustee to deduct the total amount due and payable, plus interest thereon, from distributable amounts in the borrower’s Accounts. If distributable amounts in the borrower’s Accounts are not sufficient to repay such amount, the Plan Administrator shall enforce the terms of any agreement providing additional security for the loan and shall pursue such other remedies available at law to collect the indebtedness.

In the event of a loan default, attachment of the borrower’s Accrued Benefit will not occur until a distributable event occurs in the Plan. Default shall occur upon the earlier of any uncured failure to make payments in accordance with the promissory note or the death of the borrower.

Loan repayments will be suspended under this Plan as permitted under 414(u)(4) of the Internal Revenue Code.

ARTICLE XIII

RETIREMENT, TERMINATION AND DEATH BENEFITS

13.01	Retirement or Termination from Service. The Accrued Benefit of each Employee who was hired prior to December 2, 1986 and who became a Participant in the Plan on or prior to January 1, 1989, shall be 100% vested and nonforfeitable at all times. The Regular Account of Employees who are hired on or after December 2, 1986 and who become Participants after December 31, 1988 shall vest according to the following schedule:

Completed Years of Service	Vested Percentage
Less than 2	0
2	25
3	50
4	75
5	100

The Match Contribution and Non-Elective Employer Contribution Accounts of each Employee who was hired after December 1,1986 shall be 50% vested and nonforfeitable after the completion of one Year of Service and 100% vested and nonforfeitable after the completion of two Years of Service. Provided, however, that the Match Contribution and Non-Elective Employer Contribution Accounts of such Employees shall be 100% vested and nonforfeitable at all times for such Employees who completed at least one Hour of Service on or before December 31, 2004.

Any amendment to the above schedule shall comply with the requirements of Section 20.02 of the Plan.

Notwithstanding the foregoing, each actively employed Participant’s Accrued Benefit shall become 100% vested and nonforfeitable when the Participant attains his or her Normal Retirement Age or becomes Totally and Permanently Disabled.

The Salary Reduction Contributions, Employer Match Contributions contributed to the Plan for Plan Years commencing prior to January 1, 2005, 401(k) Employer Contributions, Tax Deductible Contributions and Voluntary After-Tax Contributions

of all Participants, plus earnings thereon, shall be 100% vested and nonforfeitable at all times.

Upon a Participant’s attainment of his or her Normal Retirement Age or termination of employment, the Participant shall be entitled to a benefit that can be provided by the value of his or her vested Accrued Benefit in accordance with the further provisions of this Article.

The Plan Administrator shall notify the Trustee when the Normal Retirement Age or termination of employment of each Participant shall occur and shall also advise the Trustee as to the manner in which retirement or termination benefits are to be distributed to a Participant, subject to the provisions of this Article. Upon receipt of such notification and subject to the other provisions of this Article, the Trustee shall take such action as may be necessary in order to distribute the Participant’s vested Accrued Benefit.

13.02	Late Retirement Benefits. If a Participant shall continue in active employment following his or her Normal Retirement Age, he or she shall continue to participate under the Plan and Trust. Except as provided in Section 13.05, upon actual retirement such Participant shall be entitled to a benefit that can be provided by the value of his or her Accrued Benefit. Late Retirement benefits shall be distributed in accordance with the further provisions of this Article.

13.03	Death Benefits. If a Participant or Former Participant shall die prior to the commencement of any benefits otherwise provided under this Article XIII, except as provided below his or her Beneficiary shall be entitled to a lump sum death benefit equal to the amount credited to the Participant’s Accounts as of the date the Plan Administrator (or Insurer, in the case of amounts allocated to any Policy) receives due proof of the Participant’s death. A Participant’s death benefit shall also include the death proceeds of any Policy allocated to one of the Participant’s Accounts. In lieu of receiving benefits in a lump sum, a Beneficiary may elect to receive benefits under any option described in Section 13.05.

Notwithstanding anything in the Plan to the contrary, if a Participant or Former Participant is married on the date of his or her death, Plan pre-retirement death benefits will be paid to the Participant’s or Former Participant’s then spouse unless such spouse has consented to payment to another Beneficiary, as provided in Section 13.07.

Notwithstanding the first paragraph, if a Rollover Account is being maintained for a married Participant who dies prior to the commencement of Plan benefits and if any portion of the amount in the Rollover Account is attributable to amounts transferred directly (or indirectly from another transferee Plan) to this Plan from a defined benefit pension plan, from a money purchase pension plan or from a stock bonus or profit sharing plan which would otherwise provide for a life annuity form of payment to the Participant, the amount in the Rollover Account will be used to purchase a life annuity for the Participant’s spouse unless the Participant has requested that the Rollover Account be distributed in a different form or be paid to another Beneficiary. Any such request must be made during the election period which shall begin on the first day of the Plan Year in which the Participant attains Age 35 and shall end on the date of the Participant’s death. If a Participant separates from service prior to the first day of the Plan Year in which Age 35 is attained, with respect to the value of the Rollover Account as of the date of separation, the election period shall begin on the date of separation. Any such request must be consented to by the Participant’s spouse. To be effective, the spousal consent must meet the requirements of Section 13.07. Any annuity provided with a portion of Participant’s Rollover Account in accordance with this paragraph shall be payable for the life of the Participant’s spouse and shall commence on the date the Participant would have attained Age 55 or, if the Participant was over Age 55 on the date of his or her death, such life annuity shall commence immediately. For Plan Years beginning January 1, 1998 and thereafter, at the request of the spouse, such Rollover Account may be used to purchase a life annuity or may be taken in another form allowed under the Plan at an earlier or later commencement date.

If a Participant shall die subsequent to the commencement of any benefit otherwise provided under this Article XIII, the death benefit, if any, shall be determined in accordance with the benefit option in effect for the Participant.

The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Accounts of a deceased Participant or a deceased Former Participant as the Administrator deems necessary. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive and binding on all persons.

13.04	Designation of Beneficiary. Each Participant shall designate his or her Beneficiary on a form provided by the Plan Administrator, and such designation may include primary and contingent beneficiaries; provided, however, that if a Participant or Former Participant is married on the date of his or her death, the Participant’s then spouse shall be the Participant’s Beneficiary unless such spouse consented to the designation of another Beneficiary in accordance with Section 13.07. If a Participant does not designate a Beneficiary and is not married at the date of his or her death, the estate of the Participant shall be deemed to be the designated Beneficiary.

Notwithstanding the foregoing, Policy proceeds shall be payable to the Trustee as beneficiary and the Trustee shall pay the Policy proceeds to the appropriate Plan Beneficiary.

13.05	Distribution of Benefits. The Plan Administrator shall direct the Trustee to make, or cause the Insurer to make, payment of any benefits provided under this Article XIII upon the event giving rise to distribution of such benefit, or within 60 days thereafter.

All distributions required under the Plan shall be determined and made in accordance with Code Section 401(a)(9) and Regulations issued thereunder.

Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

(i)	the Participant attains Age 65 ;

(ii)	occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or,

(iii)	the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution when a benefit is immediately distributable, within the meaning of Section 13.11 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section. Except as provided in this Article, in no event will benefits begin to be distributed prior to the later of Age 62 or Normal Retirement Age without the consent of the Participant.

Except as provided below and in Sections 13.03, 13.06, 13.10 and 13.11, if benefits become payable to a Participant as a result of termination of employment or retirement, the Participant’s vested Accrued Benefit shall be distributed by the Trustee in such manner as the Participant shall direct, in accordance with one or more of the options listed below. Provided, however, that a married Participant may not choose an option involving a life contingency without the consent of his or her spouse. To be effective, the spousal consent must meet the requirements of Section 13.07.

Notwithstanding the foregoing, if on the date of separation from service of a married Participant prior to the attainment of his or her Qualified Early Retirement Age a Rollover Account as described in Section 13.03 is being maintained for the Participant, such Account will remain in force until the Former Participant attains Age 55 when, if the Former Participant is then married, the value of such Rollover Account will be used to purchase a Qualified Joint and Survivor Annuity for the benefit of the Former Participant and his or her then spouse. At any time prior to the date of purchase, the Former Participant may request that his or her Rollover Account be distributed under one or more of the options listed below; provided, however, that if the Former Participant is married on the date of the request, the Former Participant’s then spouse must consent thereto. To be effective, the spousal consent must meet the requirements of Section 13.07. If a Former Participant who was married on the date of his or her separation from service is not married at Age 55, at Age 55 the Former Participant’s Rollover Account shall be distributed by the Trustee in such manner as the Former Participant shall direct, in accordance with one or more of the options listed below. If a Former Participant entitled to a deferred benefit pursuant to this paragraph dies prior to Age 55 and prior to commencement of Plan benefits, his or her

Beneficiary shall be entitled to a death benefit pursuant to Section 13.03.

If a Qualified Joint and Survivor Annuity is not required under the above rules or under the requirements of Section 13.06, a Participant’s Accrued Benefit shall be distributed by the Trustee in such manner as the Participant shall direct, in accordance with one or more of the following ways, and which may be paid in cash or in kind, or a combination of them:

(i)	One sum.

(ii)	An annuity for the life of the Participant.

(iii)

An annuity for the joint lives of the Participant and his or her spouse with 50%, 66  2/3% or 100% (whichever is specified when this option is elected) of such amount payable as an annuity for life to the survivor. No further benefits are payable after the death of both the Participant and his or her spouse.

(iv)	An annuity for the life of the Participant with installment payments for a period certain not longer than the life expectancy of the Participant.

(v)	Installment payments for a period certain not longer than the life expectancy of the Participant and his or her spouse.

All optional forms of benefits shall be actuarially equivalent.

Notwithstanding anything in the Plan to the contrary, any annuity Policy which is distributed by the Trustee shall provide by its terms that the same shall not be sold, transferred, assigned, discounted, pledged or encumbered in any way except to or through the insurer, and then only in accordance with a right conferred under the terms of the Policy.

Notwithstanding anything in the Plan to the contrary, the entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.

The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2; provided, however, that a Participant, who is not a Five Percent Owner and who does not retire by the end of the calendar year in which such Participant reaches age 70 1/2, may elect to defer their Required Beginning Date to the first day of April of the calendar year following the calendar year in which the Participant retires. If, after the date of such election, a Participant becomes a Five Percent Owner, the Required Beginning Date is the first day of April following the later of: (i) the calendar year in which the Participant attains age 70 1/2; or (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a Five Percent Owner, or the calendar year in which the Participant retires.

13.06	Automatic Joint and Survivor Annuity. Notwithstanding anything in Section 13.05 to the contrary, if a Rollover Account as described in Section 13.03 is being maintained for a married Participant and if Plan benefits become payable to such Participant on or after the Participant’s Qualified Early Retirement Age, such Rollover Account will be used to purchase a Qualified Joint and Survivor Annuity unless the Participant has elected otherwise. To be effective, any election out of a Qualified Joint and Survivor Annuity must be consented to by the Participant’s spouse at the time Plan benefits become payable. Any Participant election and spousal consent shall be in accordance with the rules of Section 13.07.

13.07	Participant Elections and Spousal Consents. Married Participants may choose a Beneficiary other than their spouse or, in the case of a Rollover Account described in Section 13.03, may choose a form of retirement benefit other than a Qualified Joint and Survivor Annuity. Any Beneficiary designation shall be in accordance with the requirements of Section 13.04. Any election out of a Qualified Joint and Survivor Annuity must be in writing and may be made during the election period which shall be the 90-day period ending on the annuity starting date. To be effective, any designation of a Beneficiary who is not the spouse of the Participant on the date of the Participant’s death or any election out of the Qualified Joint and Survivor Annuity must be consented to by Participant’s spouse. For purposes of this Section the term “spouse” means the lawful spouse of the Participant on the date of the Participant’s death or on the date Plan benefits commence, whichever is applicable.

To be effective, spousal consent must be in writing on a form furnished by or satisfactory to the Plan Administrator and witnessed by a Plan representative or notary public. Provided, however, spousal consent shall not be required under such circumstances as may be prescribed by the Plan Administrator in accordance with Rules and Regulations promulgated by the Secretary and the Treasury. Any spousal consent will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of an election out of a Qualified Joint and Survivor Annuity may be made by a Participant without the consent of the spouse at any time before the commencement of plan benefits. The number of revocations shall not be limited.

13.08	Distribution to a Minor Participant or Beneficiary. In the event a distribution is to be made to a minor, then the Plan Administrator may, in the Administrator’s sole discretion, direct that such distribution be paid to the legal guardian of the minor, or if none, to a parent of such minor or a responsible adult with whom the minor maintains his or her residence, or to the custodian for such minor under the Uniform Gift to Minors Act, if such is permitted by the laws of the state in which said minor resides. Such a payment to the legal guardian or parent of a minor or to such a custodian shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

13.09	Location of Participant or Beneficiary Unknown. In the event that all, or any portion, of the distribution payable to a Participant or his or her Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the payee’s last known address, and after reasonable effort, to ascertain the whereabouts of such Participant or his or her Beneficiary, the amount so distributable shall be forfeited and allocated in accordance with the terms of this Plan. In the event a Participant or Beneficiary is located subsequent to his or her benefit being forfeited, such benefit shall be restored.

13.10	Small Balances; Forfeitures; Restoration of Benefits Upon Reemployment. If a Participant terminates from employment and the present value of the Participant’s vested Accrued Benefit does not exceed (or at the time of any prior distribution did not exceed) $3,500 ($5,000 for periods between January 1, 1998 and March 27, 2005), except as provided in Section 13.13, for distributions made prior to March 28, 2005, the Participant will receive a lump sum distribution of the present value of the entire vested portion of such Accrued Benefit and the nonvested portion will be forfeited and applied to reduce Employer Match Contributions. Provided, however, if a Rollover Account described in Section 13.03 is being maintained for a Participant, no such distribution may be made to the Participant after Age 55 unless the Participant (and the spouse of the Participant) consents in writing to such distribution. For purposes of this paragraph, for terminations occurring at any time (including terminations occurring on or after March 28, 2005), if the value of the Participant’s vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of such vested Accrued Benefit.

If a Participant terminates from employment and the present value of the Participant’s vested Accrued Benefit exceeds $3,500 ($5,000 for periods between January 1, 1998 and March 27, 2005), or any dollar amount if the distribution would otherwise be made on or after March 28, 2005, the Participant’s vested Accrued Benefit shall be deferred to the earliest of the Participant’s death, Total and Permanent Disability or attainment of Normal Retirement Age, at which time such vested benefit shall be payable in accordance with Sections 13.05 and 13.12. Notwithstanding the foregoing, such a Participant may elect to have payments commence at any time after termination in accordance with Section 13.05. Partial distributions of vested benefits will not be permitted except in accordance with Section 13.05. The nonvested portion of the Participant’s Accrued Benefit shall be forfeited when the Participant incurs five consecutive One Year Breaks in Service or, if earlier, when the Participant or his or her spouse (or surviving spouse) receives a distribution of his or her vested Accrued Benefit.

Notwithstanding the above, the $5,000 amount shall apply to any Participant with a vested Accrued Benefit on or after January 1, 1998, including those Participants whose vested Accrued Benefit exceeded the prior cash-out amount under the Plan. Further, in determining whether the vested Accrued Benefit exceeds $5,000 for distributions made in accordance with this Section on or after October 17, 2000, the look-back rule shall not apply, except in the case of periodic distributions already in effect.

Except as provided below, the nonvested portion of the Accrued Benefit of any terminated Participant will be used to reduce Employer Match Contributions for the Plan Year in which the forfeiture occurs and for subsequent Plan Years, if necessary. A Participant who separates from service and who subsequently resumes employment with the Employer will again become a Participant on the entry date determined in accordance with Plan Section 3.01.

If a Former Participant is subsequently reemployed, the following rules shall also be applicable:

(i)	If any Former Participant shall be reemployed by the Employer before incurring five consecutive One Year Breaks in Service, and such Former Participant had received a distribution of his or her vested Accrued Benefit prior to his or her reemployment, his or her forfeited Account balance shall be reinstated if he or she repays the full amount attributable to Employer Contributions which was distributed to him or her, not including, at the Participant’s option, amounts attributable to any Salary Reduction Contributions. Such repayment must be made by the Former Participant before the date on which the individual incurs five consecutive One Year Breaks in Service following the date of distribution. A Participant who was deemed to have received a distribution of his or her vested amount shall be deemed to have repaid such amount as of the first date on which he or she again becomes a Participant. In the event the Former Participant does repay the full amount distributed to him or her, the forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the date of distribution.

(ii)	Restorations of forfeitures will be made as of the date that the Plan Administrator is notified that the required repayment has been received by the Trustee. Any forfeiture amount that must be restored to a Participant’s Account will be taken from any forfeitures that have not yet been applied and, if the amount of forfeitures available for this purpose is insufficient, the Employer will make a timely supplemental contribution of an amount sufficient to enable the Trustee to restore the forfeiture amount to the Participant’s Account.

(iii)	If a Former Participant resumes service after incurring five consecutive One Year Breaks in Service, forfeited amounts will not be restored under any circumstances.

If a Former Participant resumes service before incurring five consecutive One Year Breaks in Service, both the pre-break and post-break service will count in vesting both any restored pre-break and post-break employer-derived Account balance.

13.11	Restrictions on Immediate Distributions

(a)	If the value of a Participant’s vested Accrued Benefit derived from Employer and Employee Contributions exceeds (or at the time of any prior distribution exceeded) $3,500 ($5,000 for Plan Years beginning January 1, 1998 and thereafter) and the Accrued Benefit is immediately distributable, the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor must consent to any distribution of such Accrued Benefit. Notwithstanding the above, in determining whether such consent is necessary, the $5,000 amount shall apply to any Participant with an Accrued Benefit on or after January 1, 1998, including those Participants whose Accrued Benefit exceeded the prior cash-out amount under the Plan. Further, in determining whether such consent is necessary for distributions on or after October 17, 2000, the look-back rule shall not apply, except in the case of periodic distributions already in effect.

Except as provided below, the consent of the Participant and the Participant’s spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant’s spouse of the right to defer any distribution until the Participant’s Accrued Benefit is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, if applicable, and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, the Plan Administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the participant, after receiving the notice, affirmatively elects a distribution.

For Plan Years beginning January 1, 1998, and thereafter, the annuity starting date for a distribution to which 401(a)(11) and 417 apply, in a form other than a qualified joint and survivor annuity, may be less than 30 days after receipt of the written explanation required in accordance with 417 (or the annuity date may precede receipt of such notice) provided: (a) the participant has been provided with information that clearly indicates that the participant has at least 30 days to consider whether to waive the qualified joint and survivor annuity; and (b) the Participant receives the notice at least 7 days prior to the later of the Participant’s annuity starting date or the date he receives a distribution from the Plan, and the Participant may revoke his or her election until the later of these two dates.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Accrued Benefit is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant, only the Participant need consent to the distribution of an Accrued Benefit that is immediately distributable. The consent of the Participant or the Participant’s spouse shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant’s Accrued Benefit may, without the Participant’s consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) then the Participant’s Accrued Benefit will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

An Accrued Benefit is immediately distributable if any part of the Accrued Benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

13.12	Rollovers to Other Qualified Plans.

(a)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	Definitions.

(i)	Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in section 401(k)(2)(B)(i)(iv) received after December 31, 1998; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

(ii)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified Plan described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(iii)	Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

13.13	Payment under Qualified Domestic Relations Orders. Notwithstanding any provisions of the Plan to the contrary, if there is entered any Qualified Domestic Relations Order that affects the payment of benefits hereunder, such benefits shall be paid in accordance with the applicable requirements of such Order, provided that such Order (i) does not require the Plan to provide any type or form of benefits, or any option, that is not otherwise provided hereunder, (ii) does not require the Plan to provide increased benefits, and (iii) does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

To the extent required or permitted by any such Order, at any time on or after the date the Plan Administrator has determined that the Order is a Qualified Domestic Relations Order, the alternate payee shall have the right to request the Plan Administrator to commence distribution of benefits under the Plan regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

13.14	Notwithstanding anything in the Plan to the contrary, effective January 1, 2002, for purposes of computing the value of involuntary distributions of vested Accrued Benefits of $5,000 or less, the value of a Participant’s nonforfeitable Account balances shall be determined without regard to that portion of the Account balances that are attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16). If the value of the Participant’s nonforfeitable Account balances as so determined is $5,000 or less, for periods prior to March 28, 2005, the Plan shall distribute the Participant’s entire vested Account balances as soon as administratively feasible.

ARTICLE XIV

PLAN FIDUCIARY RESPONSIBILITIES

14.01	Plan Fiduciaries. The Plan Fiduciaries shall be:

(i)	the Board of Directors of First Allmerica;

(ii)	the Trustee(s) of the Plan;

(iii)	the Plan Administrator;

(iv)	the Retirement Plan Committee; and

such other person or persons as may be designated as a Fiduciary by First Allmerica or by its Chief Executive Officer in accordance with the further provisions of this Article XIV.

14.02	General Fiduciary Duties. Each Plan Fiduciary shall discharge his or her duties solely in the interest of the Participants and their Beneficiaries and act:

(i)	for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(ii)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(iii)	by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, if the Fiduciary has the responsibility to invest plan assets; and

(iv)	in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of current laws and regulations.

Each Plan Fiduciary shall perform the duties specifically assigned to him or her. No Plan Fiduciary shall have any responsibility for the performance or non-performance of any duties not specifically allocated to him or her.

14.03	Duties of the Board of Directors. The Board of Directors shall:

(i)	establish an investment policy and funding method consistent with objectives of the Plan and with the requirements of applicable laws and regulations;

(ii)	invest Plan assets except to the extent that they have delegated investment duties to an Investment Manager; and

(iii)	evaluate from time to time investment policy and the performance of any Investment Manager or Investment Advisor appointed by it.

14.04	Duties of the Trustee(s). The specific responsibilities and duties of the Trustee(s) are set forth in the Trust Indenture between First Allmerica and the Trustee(s). In general the Trustee(s) shall:

(i)	invest Plan assets, subject to directions from the Board of Directors or from any duly appointed Investment Manager;

(ii)	maintain adequate records of receipts, disbursements, and other transactions involving the Plan; and

(iii)	prepare such reports, statements, tax returns and other forms as may be required under the Trust Indenture or applicable laws and regulations.

14.05	Duties of the Plan Administrator. The Plan Administrator is First Allmerica. The Plan Administrator shall:

(i)	administer the Plan on a day-to-day basis in accordance with the provisions of this Plan and all other pertinent documents;

(ii)	retain and maintain Plan records, including Participant census data, participation dates, compensation records, and such other records necessary or desirable for proper Plan administration;

(iii)	prepare and arrange for delivery to Participants of such summaries, descriptions, announcements and reports as are required to be given to participants under applicable laws and regulations;

(iv)	file with the U.S. Department of Labor, the Internal Revenue Service and other regulatory agencies on a timely basis all required reports, forms and other documents; and

(v)	prepare and furnish to the Trustee(s) sufficient records and data to enable the Trustee(s) to properly perform its obligations under the Trust Indenture.

Notwithstanding any provision elsewhere to the contrary, the Plan Administrator shall have total discretion to fulfill the above responsibilities as it sees fit on a uniform and consistent basis and as it believes a prudent person acting in a like capacity and familiar with such matters would do.

14.06	Duties of the Retirement Plan Committee. The Retirement Plan Committee shall:

(i)	interpret and construe the Plan;

(ii)	determine questions of eligibility and of rights of Participants and their Beneficiaries;

(iii)	provide guidelines for the Plan Administrator, as required for the orderly and uniform administration of the Plan; and

(iv)	exercise overall control of the operation and administration of the Plan in matters not allocated to some other Fiduciary either by the terms of this Plan or by delegation from the Chief Executive Officer of First Allmerica.

Notwithstanding any provisions elsewhere to the contrary, the Retirement Plan Committee shall have total discretion to fulfill the above responsibilities as they see fit on a uniform and consistent basis and as they believe a prudent person acting in a like capacity and familiar with such matters would do.

14.07	Designation of Fiduciaries. The Board of Directors of First Allmerica shall have the authority to appoint and remove Trustee(s) in accordance with the Trust Indenture. The Board of Directors may appoint and remove an Investment Manager and delegate to said Investment Manager power to manage, acquire or dispose of any assets of the Plan.

While there is an Investment Manager, the Board of Directors shall have no obligation under this Plan with regard to the performance or non-performance of the duties delegated to the Investment Manager.

All other Fiduciaries shall be appointed by the Chief Executive Officer of First Allmerica. In making his or her delegation, he or she may designate all of the responsibilities to one person or he or she may allocate the responsibilities, on a continuing basis or on an ad hoc basis, to one or more individuals either jointly or severally. No individual named a Fiduciary shall have any responsibility for the performance or non-performance of any responsibilities or duties not allocated to him or her.

The appointing authority of a Fiduciary shall periodically, but not less frequently than annually, review the performance of each fiduciary appointed in order to carry out the general fiduciary duties specified in Section 14.02 and, where appropriate, take or recommend remedial action.

14.08	Delegation of Duties by a Fiduciary. Except as provided in this Plan or in the appointment as a Fiduciary, no Plan Fiduciary may delegate his or her fiduciary responsibilities. If authorized by the appointing authority, a Fiduciary may appoint such agents as may be deemed necessary and delegate to such agents any non-fiduciary powers or duties, whether ministerial or discretionary. No Fiduciary or agent of a Fiduciary who is a full-time employee of the Employer will receive any compensation from the Plan for his or her services.

ARTICLE XV

RETIREMENT PLAN COMMITTEE

15.01	Appointment of Retirement Plan Committee. The Committee shall consist of three or more members appointed by the Chief Executive Officer of the Employer, who shall also designate one of the members as chairman. Each member of the Committee and its chairman shall serve at the pleasure of the Chief Executive Officer of the Employer.

15.02	Retirement Plan Committee to Act by Majority Vote, etc. The Committee shall act by majority vote of all members. All actions, determinations, interpretations and decisions of the Committee with respect to any matter within their jurisdiction will be conclusive and binding on all persons. Any person may rely conclusively upon any action if certified by the Committee.

15.03	Records and Reports of the Retirement Plan Committee. The Committee shall keep a record of all of its proceedings and acts, and shall keep such books of account, records and other data as may be necessary for the proper administration of the Plan and file or deliver to Participants and their Beneficiaries whatever reports are required by any regulatory authority.

15.04	Costs and Expenses of Administration. All expenses and costs of administering the Plan, including Trustee’s fees, shall be paid by the Employer. Effective September 22, 1998, notwithstanding any provisions of the Plan to the contrary (but subject to the provisions of Section 12.01), all clerical, legal and other expenses of the Plan and the Trust, including Trustee’s fees, shall be paid by the Plan, except to the extent the Employer elects to pay such amounts; provided, however, that if the Employer pays such amounts it shall be reimbursed by the Trust for such amounts unless the Employers elects not to be so reimbursed.

ARTICLE XVI

INVESTMENT OF THE TRUST FUND

16.01	In General. Subject to the direction of the Board of Directors or any duly appointed Investment Manager in accordance with Section 14.07 (or subject to the direction of the Plan Administrator if a Participant has requested that an individual life insurance or annuity Policy be issued on his or her life in accordance with Article XVII), the Trustee shall receive all contributions to the Trust and shall hold, invest and control the whole or any part of the assets in accordance with the provisions of the annexed Trust Indenture.

16.02

Investment of the Trust Fund. In order to provide retirement and other benefits for Plan Participants and their Beneficiaries, the Trustee shall invest Plan assets in one or more permissible investments specified in the Trust Indenture and in such collective investment trusts or group trusts that may be established for the primary objective of investing in securities issued by Allmerica Financial Corporation, which investments shall be considered as investments in qualifying employer securities as defined in Section 407(d) of the Employee Retirement Income Security Act of 1974, as amended, as directed by the Board of Directors of the Employer. Such permissible investments shall include the Allmerica Financial Corporation Stock Fund, a group trust established by the Allmerica Trust Company, N.A. for the purposes of investing in the common stock of Allmerica Financial Corporation (“The AFC Stock Fund”). In addition, when directed by the Plan Administrator per the request of a Participant,

Plan assets shall be invested in individual life insurance and annuity Policies in accordance with Article XVII. The Insurer shall only issue life insurance and annuity policies which conform to the terms of the Plan. All collective investment trusts and group trusts shall also confirm to the terms of the Plan. Notwithstanding the foregoing, in no event may amounts allocated to Participant’s Tax Deductible Contribution Account be invested in Policies of life insurance.

Each Participant is responsible and has sole discretion to give directions to the Trustee in such form as the Trustee may require concerning the investment of his or her Accrued Benefit in one or more of the investments made available in accordance with the preceding paragraph, which directions must be followed by the Trustee, subject to the restrictions on life insurance premiums described in Article XVII. All voting rights with respect to a Participant’s investment in the AFC Stock Fund shall be the responsibility of that Participant, and the Trustee shall receive direction from the Participant for such voting rights. Neither the Plan Administrator, the Trustee, the Employer nor any other person shall be under any duty to question any investment, voting or other direction of the Participant or make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. All such directions may be of continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require. Neither the Plan Administrator, the Trustee, the Employer nor any other person shall be responsible or liable for any costs, losses or expenses which may arise or result from or be related to the compliance or refusal or failure to comply with any directions from the Participant. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole or absolute discretion, deems such directions improper by virtue of applicable law or regulations. For purposes of this section, all references to “Participant” shall include all Beneficiaries of Participants who are deceased and any Alternate Payees under a Qualified Domestic Relations Order, as provided for in Section 20.01.

ARTICLE XVII

INDIVIDUAL LIFE INSURANCE AND ANNUITY POLICIES

17.01	General Rules. For Plan Years beginning prior to January 1, 1999, once a Participant becomes 100% vested, upon the written request of the Participant made to the Plan Administrator, the Administrator in its sole discretion shall direct the Trustee to purchase an individual life insurance or annuity Policy from the Insurer to be issued upon the life of the Participant. Any such Policy shall be of the type requested by the Participant, subject to the following:

(a)

each Policy shall be issued by the Insurer to the Trustee only and shall provide for premiums to be payable in accordance with the terms of the Policy. Purchase of Policies in accordance with this Section 17.01 shall constitute an investment of amounts allocated to the appropriate Account of the Participant, and each such Account shall be reduced by the amount paid for such Policies;

(b)	any purchase of life insurance Policies shall be subject to the incidental death benefit restrictions specified in Section 2.33;

(c)	as provided in Section 13.04, the Trustee shall be designated as beneficiary of any individual life insurance or annuity Policy issued hereunder, and upon the death of the Participant the Trustee shall pay the Policy proceeds to the appropriate Plan Beneficiary;

(d)	each Policy shall be a Policy between the Insurer and Trustee and shall reserve to the Trustee all rights, options and benefits;

(e)	each life insurance Policy shall provide a full or increasing death benefit, or if an annuity Policy is issued, contain a provision for refund in the event of the death of the annuitant;

(f)	each Policy shall provide settlement options (including lump sum cash payment in the event of the surrender or maturity of such Policy) subject, however, to Section 13.05;

(g)	any dividend payable while a Policy is on a premium paying basis shall be applied or accumulated as indicated on the Policy application for the benefit of the Participant on whose life the Policy was issued;

(h)	all classes of life insurance Policies purchased hereunder shall be alike or substantially alike as to settlement option provisions, cash values, and as to other Policy provisions, subject, however, to the provisions of Section 17.01(i), 17.01(j) and 17.01(k);

(i)	if an eligible Employee is determined to be insurable by the Insurer at its standard rates, a Policy shall be obtained upon his or her life, if available from the Insurer, which provides a life insurance death benefit prior to retirement to which the eligible Employee is entitled;

(j)	if an eligible Employee is not insurable at the standard rates of such Insurer, if such coverage is available from the Insurer, the Policy shall provide for a reduced but increasing death benefit as determined by the Insurer (usually called increasing or graded death benefit);

(k)	if an eligible Employee is not insurable at the standard rates of the Insurer, each Employer may elect to pay any excess premium that may be required in order to obtain a Policy providing for full death benefits described in Section 17.01(i), if the Insurer shall agree to issue such a Policy;

(l)	the Trustee shall have the right at any time, or from time to time, to increase or decrease the amount of any life insurance and annuity policy coverages under the Plan and within the limits prescribed in Section 2.33;

(m)	in no event may amounts allocated to a Participant’s Tax Deductible Contribution Account be invested in Policies of life insurance; and

(n)	the Insurer shall only issue Policies which conform to the terms of the Plan.

17.02	Procedure Followed to Obtain Policies. When requested by the Plan Administrator, the Trustee shall apply to the Insurer for Policies on the lives of Participants with completed applications as may be required by the Insurer, such Policies to have benefits which are purchasable by a premium or stipulated payment equal to the portion of the contribution allocated for that purpose.

ARTICLE XVIII

CLAIMS PROCEDURE

18.01	Claims Fiduciary. The Plan Administrator and Retirement Plan Committee will act as Claims Fiduciaries except to the extent that the Chief Executive Officer of the Employer has allocated the function to someone else.

Notwithstanding any provision elsewhere to be contrary, the Claims Fiduciaries shall have total discretion to fulfill their fiduciary duties as they see fit on a uniform and consistent basis as they believe a prudent person acting in a like capacity and familiar with such matters would do.

18.02	Claims for Benefits. Claims for benefits under the Plan may be filed with the Plan Administrator on forms supplied by the Employer. For the purpose of this procedure, “claim” means a request for a Plan benefit by a Participant or a Beneficiary of a Participant. If the basis of the claim includes documentation not a part of the records of the Plan or of the Employer, all such documentation must be included with the claim.

18.03

Notice of Denial of Claim. If a claim is wholly or partially denied, the Plan Administrator shall notify the claimant of the denial of the claim within a reasonable period of time. Such notice of denial (i) shall be in writing, (ii) shall be written in a manner calculated to be understood by the claimant, and (iii) shall contain (A) the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent Plan provisions upon which the denial is based, (C) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and (D) an explanation of the Plan’s claim review procedure. Unless special circumstances require an extension of time for processing the claim, the Plan Administrator shall notify the claimant of the claim denial no later than 90 days after receipt of the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the final decision.

18.04	Request for Review of Denial of Claim. Within 120 days of the receipt of the claimant of the written notice of the denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances or if the claim has not been granted within a reasonable period of time, the claimant may file a written request with the Retirement Plan Committee to conduct a full and fair review of the denial of the claimant’s claim for benefits. In connection with the claimant’s appeal of the denial of his or her benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

18.05	Decision on Review of Denial of Claim. The Retirement Plan Committee shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days, after the receipt of the claimant’s request for review, except that if there are special circumstances which require an extension of time for processing, the aforesaid 60-day period may be extended to 120 days. Such decision shall (i) be written in a manner calculated to be understood by the claimant, (ii) include specific reasons for the decision, and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

ARTICLE XIX

AMENDMENT AND TERMINATION

19.01	Employer May Amend Plan. The Plan may be modified or amended in whole or in part by the action of the Board of Directors of the Employer at any time or times, and retroactively if it is deemed advisable by the Directors to conform the Plan to conditions which must be met to qualify the Plan or the Trust Indenture for tax benefits available under the applicable provisions of the Internal Revenue Code as it exists at any such time or times; provided, however, that no such modifications or amendment shall make it possible for any part of the Trust Fund to be used for purposes other than the exclusive benefit of the Participants or their Beneficiaries.

Notwithstanding the foregoing, no amendment to the Plan shall decrease a Participant’s Accrued Benefit or eliminate an optional form of distribution. Furthermore, no amendment to the Plan shall have the effect of decreasing a

Participant’s vested Accrued Benefit determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

19.02	Employer May Discontinue Plan. The Employer reserves the right at any time to partially terminate the Plan or to terminate the Plan in its entirety. Any such termination or partial termination of such Plan shall become effective immediately upon receipt by the Trustee of a copy of the vote or resolutions of the Directors of the Employer terminating its Plan, certified as true and correct by the clerk or secretary of the Employer.

In the event of termination of the Plan there shall be a 100% vesting and nonforfeitability of all rights and benefits under this Trust and Plan irrespective of the length of participation under the Plan. However, the Trust shall remain in existence, and all of the provisions of the Trust shall remain in force which are necessary in the sole opinion of the Trustees other than the provisions relating to Employer and Employee contributions. All of the assets on hand on the date specified in such resolution shall be held, administered and distributed by the Trustees in the manner provided in the Plan, except that a Participant shall have a 100% vested and nonforfeitable interest in his or her Accounts, subject to Section 19.05.

Subject to Section 19.05, any other remaining assets of the Trust Fund shall also be vested in Participants on a pro rata basis based on their respective Accrued Benefit in relation to the aggregate of the Accrued Benefits of all Participants.

In the event of a partial termination of Plan, this section will only apply to those Participants who are affected by such partial termination of Plan.

In the event that the Board of Directors of the Employer shall decide to terminate completely the Plan and Trust, they shall be terminated as of a date to be specified in certified copies of its resolution to be delivered to the Trustees. Upon termination of the Plan and Trust, after payment of all expenses and proportional adjustment of Participants’ Accounts to reflect such expenses, fund profits or losses and reallocations to the date of termination, each Participant shall be entitled to receive in cash any amounts then credited to his or her Participants’ Accounts.

19.03	Discontinuance of Contributions. In the event that the Employer shall completely discontinue its contributions, each Participant or Beneficiary of a Participant affected shall be fully vested in any values credited to his or her Participant’s accounts.

All of the assets on hand on the date contributions are discontinued shall be held, administered and distributed by the Trustees in the manner provided in the Plan.

19.04

Merger and Consolidation of Plan, Transfer of Plan Assets or Liabilities. In the case of any merger, consolidation with or transfer of assets or liabilities by the Employer to another plan, each Participant in the Plan on the date of the transaction shall have a benefit in the surviving plan (determined as if such plan were terminated immediately after the transaction) at least equal to the benefit to which he or she would have been entitled to receive immediately prior to the transaction if the plan had then terminated.

19.05	Return of Employer Contributions Under Special Circumstances. Notwithstanding any provisions of this Plan to the contrary:

(a)	Any monies or other Plan assets held in Trust by the Trustee attributable to any contributions made to this Plan by the Employer because of a mistake of fact may be returned to the Employer within one year after the date of contribution.

(b)	Any monies or other Plan assets held in Trust by the Trustee attributable to any contribution made by the Employer which is conditional on the initial qualification of the Plan, as amended, under the Internal Revenue Code may be refunded to the Employer; provided that:

(i)	the Plan amendment is submitted to the Internal Revenue Service for qualification within one year from the date the amendment is adopted, and

(ii)	Such contribution that was made conditioned upon Plan requalification is returned to the Employer within one year after the date the Plan’s requalification is denied.

(c)	Any monies or other Plan assets held in Trust by the Trustee attributable to any contribution made by the Employer which is conditional on the deductibility of such contribution may be refunded to the Employer, to the extent the deduction is disallowed under Section 404 of the Code, within one year after the date of such disallowance.

ARTICLE XX

MISCELLANEOUS

20.01

Protection of Employee Interest. No Participant, Beneficiary or other person, including alternate payees entitled to benefits pursuant to a Qualified Domestic Relations Order, shall have the right to assign, pledge, alienate or convey any right, benefit or payment to which he or she shall be entitled in accordance with the provisions of the Plan, and any such attempted assignment, pledge, alienation or conveyance shall be null and void and of no effect. To the extent permitted by law, none of the benefits, payments, proceeds or rights herein created and provided for shall in any way be subject to any debts, contracts or engagements of any Participant, Beneficiary, alternate payee or other person entitled to benefits hereunder, nor to any suits, actions or other judicial process to levy upon or attach the same for the payment thereof. Provided, however, that this provision does not preclude the Plan Administrator from complying with the terms of a Qualified Domestic Relations Order.

If any Participant shall attempt to alienate or assign his or her interest provided by the Plan, the Plan Administrator shall take such steps as it deems necessary to preserve such interest for the benefit of the Participant or his or her Beneficiary.

Notwithstanding anything in this Section or Plan to the contrary, the Plan Administrator (i) shall comply with the terms of any Qualified Domestic Relations Order, as described in Section 414(p) of the Internal Revenue Code entered on or after January 1, 1985, and (ii) shall comply with the terms of any domestic relations order entered before January 1, 1985 if the Administrator is paying benefits pursuant to such order on such date.

20.02	USERRA Compliance. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with the rules and requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“ERISA”) and Section 414(u) of the Code.

20.03	Amendment to Vesting Schedule. No amendment to the Plan vesting schedule shall deprive a Participant of his or her nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, each Participant with at least 3 Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

(i)	60 days after the amendment is adopted;

(ii)	60 days after the amendment becomes effective; or

(iii)	60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

20.04	Meaning of Words Used in Plan. Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine or neuter gender in all cases where they would so apply. Wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

Titles used herein are for general information only and this Plan is not to be construed by reference thereto.

20.05	Plan Does Not Create Nor Modify Employment Rights. The Plan and Trust shall not be construed as creating or modifying any contracts of employment between the Employer and any Participant. All Employees of the Employer shall be subject to discharge to the same extent that they would have been if the Plan and Trust had never been adopted.

20.06	Massachusetts Law Controls. This Plan shall be governed by the laws of the Commonwealth of Massachusetts to the extent that they are not pre-empted by the laws of the United States of America.

20.07	Payments to Come from Trust Fund. All benefits and amounts payable under the Plan or Trust Indenture shall be paid or provided for solely from the Trust Fund, and neither the Employer nor the Retirement Plan Committee assumes any liability or responsibility therefor.

20.08	Receipt and Release for Payments. Any payment to any Participant, his or her legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan and Trust, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, the Employer and the Insurer, any of whom may require such Participant, legal representative, Beneficiary, guardian, custodian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee, Employer or Insurer.

EXECUTED, this 29th day of December, 2005

First Allmerica Financial Life Insurance Company

By:	/s/ Susan Korthase
Name:	Susan Korthase
Title:	Vice President, Chief HR Officer

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

ACTION BY UNANIMOUS CONSENT OF DIRECTORS

March 5, 2007

In accordance with Section 3.8 of the Bylaws of First Allmerica Financial Life Insurance Company (the “Company”), a Massachusetts insurance company, we the undersigned, being all of the members of the Board of Directors of the aforesaid Company, hereby unanimously adopt the following resolution:

VOTE:	That for the 2006 Plan Year only, Section 4.03 of The Hanover Insurance Group Retirement Savings Plan (the “Plan”) is hereby amended to read as follows:

4.03 Non-Elective Employer Contributions. Notwithstanding anything in the Plan to the contrary, for the 2006 Plan Year only, and subject to compliance with applicable Code discrimination laws, rules and regulations, all Employees, other than First Allmerica Operating Committee Members, employed by the Employer on December 31, 2006, shall receive an extra Employer paid contribution of $500, whether or not the Employee has elected to participate in the Plan. Such extra contribution shall be in addition to 3% of eligible Compensation, which shall be paid as an Employer contribution to all eligible Employees employed by the Employer on December 31, 2006.

Provided, however that employees who voluntarily terminated between January 1, 2007 and March 5, 2007, or employees who were terminated between such dates for cause, are not eligible for the extra company paid $500 award.

The contribution and extra contribution shall be made in cash. Such contribution and extra contribution shall be made to the Non-Elective Employer Contribution Account established for each eligible Employee and shall be invested per the direction of the Participant in accordance with Section 16.02 of the Plan.

/s/ Bryan D. Allen	/s/ Edward J. Parry III
Bryan D. Allen	Edward J. Parry III

/s/ Frederick H. Eppinger	/s/ Marilyn T. Smith

Frederick H. Eppinger	Marilyn T. Smith

/s/ J. Kendall Huber	/s/ Gregory D. Tranter

J. Kendall Huber	Gregory D. Tranter

/s/ Mark C. McGivney	/s/ Ann K. Tripp

Mark C. McGivney	Ann K. Tripp

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THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

SECOND AMENDMENT

to the Restatement Generally Effective January 1, 2005

This Second Amendment is executed by First Allmerica Financial Life Insurance Company, a Massachusetts life insurance company (the “Company”).

WHEREAS, the Company established The Hanover Insurance Group Retirement Savings Plan, formerly known as the “The Allmerica Financial Retirement Savings Plan” and before that “The Allmerica Financial Employees’ 401(k) Matched Savings Plan”, (the “Plan”) effective November 22, 1961 and has amended and restated the Plan in certain respects subsequent to its effective date, including the most recent restatement of the Plan generally effective January 1, 2005 and the first amendment thereto adopted on March 5, 2007; and

WHEREAS, the Company has reserved the right to amend the Plan any time under Section 19.01 of the Plan; and

WHEREAS, the Company now desires to further amend the Plan;

NOW, THEREFORE, the Plan is amended effective as of the date hereof unless otherwise specified, as follows:

1. For Plan Years beginning on or after January 1, 2006, the words “separation from service” in Section 1.03 and in the sixth paragraph of Section 13.05 are deleted and the words “severance from employment” are inserted in lieu thereof and the words “separates from service” in the third paragraph of Section 13.03 and the fourth paragraph of Section 13.11 are deleted and the words “severs employment” are inserted in lieu thereof.

2. The following new definition is added to Article II:

“Plan Administrator” shall mean the Benefits Committee, which shall have fiduciary responsibility for the interpretation and administration of the Plan, as provided for in Article XIV. Members of the Benefits Committee shall be appointed as provided for in Section 15.01 hereof.

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3. Section 2.39 is deleted in its entirety.

4. Each of the references to “Retirement Plan Committee” throughout the Plan, including those contained in Sections 2.06(a), 12.01, 14.01, 14.06, 15.01, 15.02, 15.03, 18.01, 18.04, 18.05, and 20.07 is changed to “Plan Administrator”, except as otherwise provided for in this Amendment.

5. For Plan Years beginning on or after January 1, 2006, the following new sentence is added to first paragraph of Section 3.01(b):

Except for occasional, bona fide administrative considerations, Salary Reduction Contributions made pursuant to a salary reduction agreement cannot precede the earlier of (1) the performance of services relating to the contribution and (2) when the compensation that is subject to the election would be currently available to the Participant in the absence of an election to defer.

6. The second sentence of the third paragraph of Section 4.02 is deleted in its entirety and the following new sentence is inserted in lieu thereof:

Such contributions shall be made in cash and shall be allocated in accordance with the Plan current match formula to the Match Contribution Account of each eligible Participant.

7. The second sentence of Section 4.03 is deleted in its entirety and the following new sentence is inserted in lieu thereof:

The contribution shall be made in cash.

8. For Plan Years beginning on or after January 1, 2006, the second paragraph of Section 9.01(a) is deleted in its entirety and the following new paragraphs are inserted in lieu thereof:

Additionally, if one or more other plans allowing contributions under Code Section 401(k) are considered with this Plan as one for purposes of Code Section 401(a)(4) or 410(b), the Actual Deferral Percentages for all Eligible Participants under all such plans shall be determined as if this Plan and all such other plans were one; provided that for Plan Years beginning on and after January 1, 2006 the requirements of Treasury Regulation section 1.401(k)-1(b)(4)(iii)(B) are met.

If any Highly Compensated Employee is an Eligible Participant in one or more other plans maintained by the same employer, which allow contributions under Code Section 401(k), the Actual Deferral Percentage for that Employee shall be determined as if this Plan and all such other plans were one; if such plans have different plan years, all contributions that are made under all such plans during the plan year being tested shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before January 1, 2006, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be separate if mandatorily disaggregated under the regulations of Code Section 401(k).

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9. For Plan Years beginning on or after January 1, 2006, Section 9.03 is deleted in its entirety and the following new Section 9.03 is inserted in lieu thereof:

9.03	Refund of Excess 401(k) Contributions. Notwithstanding any other provision of this Plan except Section 9.05, Excess 401(k) Contributions, adjusted for allocable income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”), shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess 401(k) Contributions were allocated for the preceding Plan Year. The Plan Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(A)	Reasonable method of allocating income. The Plan Administrator may use any reasonable method for computing the income allocable to Excess 401(k) Contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess 401(k) Contributions merely because the income allocable to Excess 401(k) Contributions is determined on a date that is no more than seven (7) days before the distribution.

(B)	Alternative method of allocating income. The Plan Administrator may allocate income to Excess 401(k) Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Salary Reduction Contributions and other amounts taken into account for the purposes of the Average Actual Deferral Percentage Tests (set forth in Section 9.02) including contributions made for the Plan Year, by a fraction, the numerator of which is the Excess 401(k) Contributions for the Participant for the Plan Year, and the denominator of which is the sum of the:

(i)	Account balance attributable to Salary Reduction Contributions and other amounts taken into account for the purposes of the Average Actual Deferral Percentage Tests (set forth in Section 9.02) as of the beginning of the Plan Year, and

(ii)	Any additional amount of such contributions made for the Plan Year.

(C)	Safe harbor method of allocating gap period income. The Plan Administrator may use the safe harbor method in this paragraph to determine income on excess contributions for the gap period. Under this

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safe harbor method, income on Excess 401(k) Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess 401(k) Contributions for the Plan Year that would be determined under paragraph (b) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(D)	Alternative method for allocating Plan Year and gap period income. The Plan Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (b) above to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account for the purposes of the Average Actual Deferral Percentage Tests (set forth in Section 9.02) for the Plan Year and the gap period, for the amounts taken into account for the purposes of the Average Actual Deferral Percentage Tests (set forth in Section 9.02) for the Plan Year in determining the fraction that is multiplied by that income.

Excess 401(k) Contributions are allocated to the Highly Compensated Employees with the largest dollar amounts of Employer contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of such Employer contributions and continuing in descending order until all the Excess 401(k) Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess 401(k) Contributions.

The Plan Administrator shall make every effort to make all required distributions and forfeitures within 2 1/2 months of the end of the affected Plan Year; however, in no event shall such distributions be made later than the end of the following Plan Year. Distributions and forfeitures made later than 2 1/2 months after the end of the affected Plan Year will be subject to tax under Code Section 4979.

All forfeitures arising under this Section shall be applied as specified in Section 4.05 of the Plan and treated as arising in the Plan Year after that in which the Excess 401(k) Contributions were made; however, no forfeitures arising under this Section shall be allocated to the Account of any affected Highly Compensated Employee.

Excess 401(k) Contributions shall be treated as Annual Additions under the Plan.

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For a period of four 12-month periods beginning from the given Plan Year, or such other period as the Secretary of the Treasury may designate, the Employer shall maintain records showing what contributions and Compensation were used to satisfy this Section and Section 9.02.

10. For Plan Years beginning on or after January 1, 2006, Section 9.05 is deleted in its entirety and the following new Section 9.05 is inserted in lieu thereof:

9.05	Special Contributions.

(a)	Correction by Employer Contribution. Notwithstanding any other provisions of this Plan except Section 9.09, in lieu of distributing Excess 401(k) Contributions as provided in Section 9.03, the Employer may make 401(k) Employer Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either of the Average Actual Deferral Percentage Tests. If a failed Average Actual Deferral Percentage Test is to be corrected by making such contributions, then any such corrective contribution made on behalf of any Non-Highly Compensated Employees shall not exceed the targeted contribution limits of set forth below, or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution limit of Section 10.05.

(b)	Targeted Contribution Limit. Qualified Nonelective Contributions (as defined in Treasury Regulation section 1.401(k)-6) cannot be taken into account in determining the “actual deferral ratio” (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE’s Code section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Average Contribution Percentage Test under Treasury Regulation Section 1.40l(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Treasury Regulation section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” under this Section). For purposes of this Section:

(i)	The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(ii)	The “applicable contribution rate” for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Treasury Regulation section 1.401(k)-6) taken into account in determining

5

the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Code section 414(s) compensation for the same period.

Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the Average Contribution Percentage Test for the Plan Year under the rules of Treasury Regulation section 1.401(m)-2(a)(5)(ii) and as set forth in Section 10.02 of this Plan.

(c)	Limitation on QNEC’s and QMAC’s. Qualified Nonelective Contributions (as defined in Treasury Regulation section 1.401(k)-6) and Qualified Matching Contributions (as defined in Treasury Regulation section 1.401(k)-6) cannot be taken into account to determine an Actual Deferral Percentage to the extent such contributions are taken into account for purposes of satisfying any other Average Actual Deferral Percentage Test, any Average Contribution Percentage Test, or the requirements of Treasury Regulation section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4.

11. For Plan Years beginning on or after January 1, 2006, Section 9.08 is deleted in its entirety and the following new Section 9.08 is inserted in lieu thereof:

9.08	Distribution of Excess Elective Deferrals. Notwithstanding any other provision of this Plan, Excess Elective Deferrals adjusted for allocable income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”) shall be distributed to the affected Participant no later than the April 15 following the calendar year in which such Excess Elective Deferrals were made.

For the purpose of this section, “income” shall be determined and allocated in accordance with the provisions of Section 9.03 of this Plan, except that such section shall be applied (i) by substituting the term “Excess Elective Deferrals” for “Excess 401(k) Contributions” therein, (ii) by ignoring references to “and other amounts taken into account for the purposes of the Average Actual Deferral Percentage Tests (set forth in Section 9.02)”, (iii) by substituting “Excess Elective Deferrals for the taxable year” for “the amounts taken into account under the Average Actual Deferral Percentage Tests for the Plan Year” and (iv) by ignoring the reference to the “Alternative method for allocating Plan Year and gap period income”.

No distribution of an Excess Elective Deferral shall be made unless the correcting distribution is made after the date on which the Plan received the Excess Elective Deferral and both the Participant and the Plan designates the distribution as a distribution of an Excess Elective Deferral.

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Notwithstanding any provision of this Plan to the contrary, any Match Contributions plus earnings that are attributable to any Excess Elective Deferrals that have been refunded shall be forfeited. All such forfeitures shall be treated as arising in the Plan Year after that in which the refunded Excess Deferrals were made and shall be used to reduce future Employer Match Contributions.

12. For Plan Years beginning on or after January 1, 2006, the second sentence of Section 10.01(a) is deleted in its entirety and the following new second sentence is inserted in lieu thereof:

Salary Reduction Contributions (other than Catch-up Contributions) made on behalf of Participants who are Non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits (set forth in section 9.02 hereof) but are not necessary to be taken into account in order to satisfy such limits, may instead be in included the above described numerator, to the extent permitted by Treasury Regulation section 1.401(m)-2(a)(6).

13. For Plan Years beginning on or after January 1, 2006, the second and third paragraphs paragraph of Section 10.01(b) are deleted in their entirety and the following new paragraphs are inserted in lieu thereof:

Additionally, if one or more other Plans allowing contributions under Code Section 401(k), voluntary after tax contributions or employer match Contributions are considered with this Plan as one for purposes of Code Section 401(a)(4) or 410(b), the Contribution Percentages for all eligible participants under all such plans shall be determined as if this Plan and all such others were one; provided that for Plan Years beginning on and after January 1, 2006 the requirements of Treasury Regulation section 1.401(m)-1(b)(4)(iii)(B) are met.

If any Highly Compensated Employee is an Eligible Participant in one or more other plans maintained by the same employer, which allow contributions under Code Section 401(k), voluntary after tax contributions or employer match Contributions, the Contribution Percentage for that Employee shall be determined as if this Plan and all such other plans were one; if such plans have different plan years, all contributions that are made under all such plans during the Plan Year being tested shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before January 1, 2006, if the plans have different plan years, then all such plans having plan years ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be separate if mandatorily disaggregated under the regulations of Code Section 401(m).

14. For Plan Years beginning on or after January 1, 2006, Section 10.03 is deleted in its entirety and the following new Section 10.03 is inserted in lieu thereof:

10.03	Refund and Forfeiture of Excess 401(m) Contributions. Notwithstanding any other provision of this Plan except Sections 10.05 and 10.06, Excess 401(m)

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Contributions adjusted for allocable income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”) shall be distributed to affected Highly Compensated Employees.

For the purpose of this section, “income” shall be determined and allocated in accordance with the provisions of Section 9.03 of this Plan, except that such section shall be applied (i) by substituting the term “Excess 401(m) Contributions” for “Excess 401(k) Contributions” therein, and (ii) by substituting amounts taken into account for the purposes of the Average Contribution Percentage Tests for amounts taken into account for the purposes of the Average Actual Deferral Percentage Tests.

The Plan Administrator shall make every effort to refund all Excess 401(m) Contributions within 2 1/2 months of the end of the affected Plan Year; however, in no event shall Excess 401(m) Contributions be refunded later than the end of the following Plan Year. Distributions made later than 2 1/2 months after the end of the affected Plan Year will be subject to tax under Code Section 4979.

Notwithstanding any provision of this Plan to the contrary, any Match Contributions plus earnings that are attributable to any Excess 401(m) Contributions that have been refunded shall be forfeited. All such forfeitures shall be treated as arising in the Plan Year after that in which the refunded Excess 401(m) Contributions were made and shall be used to reduce future Employer Match Contributions.

For a period of four 12-month periods beginning from the given Plan Year, or such other period as the Secretary of the Treasury may designate, the Employer shall maintain records showing what contributions and compensation were used to satisfy this Section and Section 10.02.

15. For Plan Years beginning on or after January 1, 2006, Section 10.05 is deleted in its entirety and the following new Section 10.05 is inserted in lieu thereof:

10.05	Special 401(k) Employer Contributions.

(a)	Correction by Employer Contribution. Notwithstanding any other provisions of this Plan except Section 10.07, in lieu of refunding Excess 401(m) Contributions as provided in Section 10.03, the Employer may make 401(k) Employer Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy the Average Contribution Percentage test. If a failed Average Contribution Percentage Test is to be corrected by making such contributions, then any such corrective contribution made on behalf of any Non-Highly Compensated Employees shall not exceed the targeted contribution limits of set forth below,

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(b)	Targeted Matching Contribution Limit. A matching contribution with respect to an Salary Reduction Contribution for a Plan Year is not taken into account under the Actual Contribution Percentage Test for an NHCE to the extent it exceeds the greatest of:

(i)	five percent (5%) of the NHCE’s Code Section 414(s) compensation for the Plan Year;

(ii)	the NHCE’s Salary Reduction Contributions for the Plan Year; and

(iii)	the product of two (2) times the Plan’s “representative matching rate” and the NHCE’s Salary Reduction Contributions for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Salary Reduction Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who make Salary Reduction Contributions for the Plan Year).

For purposes of this Section, the “matching rate” for an Employee generally is the matching contributions made for such Employee divided by the Employee’s Salary Reduction Contributions for the Plan Year. If the matching rate is not the same for all levels of Salary Reduction Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Salary Reduction Contributions are equal to six percent (6%) of Code Section 414(s) compensation.

(c)	Targeted QNEC limit. Qualified Nonelective Contributions (as defined in Treasury Regulation section 1.40l(k)-6) cannot be taken into account under the Actual Contribution Percentage Test for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Deferral Percentage Test under Treasury Regulation section 1.401 (k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Treasury Regulation section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” for purposes of subsection (a) below). For purposes of this Section:

(i)	The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a

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group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(ii)	The “applicable contribution rate” for an eligible NHCE is the sum of the matching contributions (as defined in Treasury Regulation section 1.401 (m)-l(a)(2)) taken into account in determining the “actual contribution ratio” for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for that NHCE for the Plan Year, divided by that NHCE’s Code section 414(s) compensation for the Plan Year.

16. For Plan Years beginning on or after January 1, 2006, Section 13.01 is amended by the addition of the following new paragraph:

A Participant whose employment status changes from that of a common law employee to that of a “leased employee” within the meaning of Code section 414(n) shall not be considered to have a severance from employment for the purposes of this section and this Article of the Plan (unless the safe harbor plan requirements described in Code section 414(n)(5) are met).

17. For Plan Years beginning on or after January 1, 2007, the words “no more than 90 days” in the second paragraph of Section 13.11(a) shall be deleted and the words “no more than 90 days (180 days for Plan Years beginning January 1, 2007 and thereafter)” shall be inserted in lieu thereof and the words “90-day period” in the fourth paragraph of Section 12.01, “ in the first paragraph of Section 13.07, and the second paragraph of and Section 13.11(a) shall be deleted and the words “90-day period (180-day period for Plan Years beginning January 1, 2007 and thereafter)” shall be inserted in lieu thereof.

18. The last sentence of the second paragraph and the third paragraph of Section 7.07(c)(ii) is deleted in their entirety and the following new sentence and paragraph are inserted in lieu thereof:

However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is not one to which Code Section 417 applies, the Participant is clearly informed of his or her right to take 30 days after receiving the notice to decide whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects to receive the distribution prior to the expiration of the 30-day minimum period.

For Plan Years beginning January 1, 1998, and thereafter, if a distribution is one to which Code Sections 411(a)(11)(A) and 417 applies, a Participant may commence receiving a distribution in a form other than a Qualified Joint and Survivor Annuity less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (1)

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the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; (2) the Participant is permitted to revoke any affirmative distribution election at least until the Distribution Commencement Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (3) the Distribution Commencement Date is after the date the written explanation was provided to the Participant. For distributions on or after December 31, 1996, the Distribution Commencement Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period. For the purposes of this paragraph, the Distribution Commencement Date is the date a Participant commences distributions from the Plan. If a Participant commences distribution with respect to a portion of his/her Account Balance, a separate Distribution Commencement Date applies to any subsequent distribution. If distribution is made in the form of an annuity, the Distribution Commencement Date is the first day of the first period for which annuity payments are made.

19. For Plan Years beginning on or after January 1, 2006, the following sentences are added to Section 13.12(b)(2)(ii):

Eligible Retirement Plan also means an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

20. The following sentences are added to Section 13.13:

Except as specifically provided in a Qualified Domestic Relations Order, amounts distributed under this section shall be taken pro rata from the investment options in which each of the Participant’s Accounts is invested. The Plan Administrator shall establish reasonable procedures to determine whether an order or other decree is a Qualified Domestic Relations Order, and to administer distributions under such orders.

21. Article XIV is deleted in its entirety and the following new Article XIV is inserted in lieu thereof:

PLAN FIDUCIARY RESPONSIBILITIES

14.01	Plan Fiduciaries. The Plan Fiduciaries shall be:

(i)	the Trustee(s) of the Plan;

(ii)	the Plan Administrator;

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(v)	such other person or persons as may be designated by the Plan Administrator in accordance with the provisions of this Article XIV.

14.02	General Fiduciary Duties. Each Plan Fiduciary shall discharge his or her duties solely in the interest of the Participants and their Beneficiaries and act:

(i)	for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(ii)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(iii)	by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, if the Fiduciary has the responsibility to invest plan assets; and

(iv)	in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of current laws and regulations.

Each Plan Fiduciary shall perform the duties specifically assigned to him or her. No Plan Fiduciary shall have any responsibility for the performance or non-performance of any duties not specifically allocated to him or her.

14.03	Duties of the Trustee(s). The specific responsibilities and duties of the Trustee(s) are set forth in the Trust Indenture between First Allmerica and the Trustee(s). In general the Trustee(s) shall:

(i)	invest Plan assets, subject to directions from the Plan Administrator or from any duly appointed investment manager;

(ii)	maintain adequate records of receipts, disbursements, and other transactions involving the Plan; and

(iii)	prepare such reports, statements, tax returns and other forms as may be required under the Trust Indenture or applicable laws and regulations.

14.04	Powers and Duties of the Plan Administrator. The Plan Administrator is the Benefits Committee. The Plan Administrator shall have the power, discretionary authority, and duty to interpret the provisions of the Plan and to make all decisions and take all actions and that shall be necessary or proper in order to carry out the provisions of the Plan. Without limiting the generality of the foregoing, the Plan Administrator shall:

(i)	monitor compliance with the provisions of ERISA and other applicable laws with respect to the Plan;

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(ii)	establish an investment policy and funding method consistent with objectives of the Plan and with the requirements of applicable laws and regulations;

(iii)	invest Plan assets except to the extent that the Plan Administrator has delegated such investment duties to an investment manager;

(iv)	evaluate from time to time investment policy and the performance of any investment manager or investment advisor appointed by it;

(v)	interpret and construe the Plan in order to resolve any ambiguities therein;

(vi)	determine all questions concerning the eligibility of any person to participate in the Plan, the right to and the amount of any benefit payable under the Plan to or on behalf of an individual and the date on which any individual ceases to be a Participant, with any such determination to be conclusively binding and final, to the extent permitted by applicable law, upon all persons interested or claiming an interest in the Plan;

(vii)	establish guidelines as required for the orderly and uniform administration of the Plan;

(viii)	exercise overall control of the operation and administration of the Plan in matters not allocated to some other Fiduciary by the terms of this Plan.

(ix)	administer the Plan on a day-to-day basis in accordance with the provisions of this Plan and all other pertinent documents;

(x)	retain and maintain Plan records, including Participant census data, participation dates, compensation records, and such other records necessary or desirable for proper Plan administration;

(xi)	prepare and arrange for delivery to Participants of such summaries, descriptions, announcements and reports as are required to be given to participants under applicable laws and regulations;

(xii)	file with the U.S. Department of Labor, the Internal Revenue Service and other regulatory agencies on a timely basis all required reports, forms and other documents;

(xiii)	prepare and furnish to the Trustee(s) sufficient records and data to enable the Trustee(s) to properly perform its obligations under the Trust Indenture; and

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(xiv)	to take appropriate actions required to correct any errors made in determining the eligibility of any employee for benefits under the Plan or the amount of benefits payable under the Plan and in correcting any error made in computing the benefits of any participant or beneficiary, the Plan Administrator may make equitable adjustments (an increase or decrease) in the amount of any future benefits payable under the Plan, including the recovery of any overpayment of benefits paid from the Plan as provided in Treas. Reg. § 1.401(a)-13(c)(2)(iii).

The Plan Administrator may appoint or employ such advisers or assistants as the Plan Administrator deems necessary and may delegate to any one or more of its members any responsibility it may have under the Plan or designate any other person or persons to carry out any responsibility it may have under the Plan.

Notwithstanding any provisions elsewhere to the contrary, the Plan Administrator shall have total discretion to fulfill the above responsibilities as the Plan Administrator sees fit on a uniform and consistent basis and as the Plan Administrator believes a prudent person acting in a like capacity and familiar with such matters would do.

14.05	Designation of Fiduciaries. The Plan Administrator shall have the authority to appoint and remove Trustee(s) in accordance with the Trust Indenture. The Plan Administrator may appoint and remove an investment manager and delegate to said investment manager power to manage, acquire or dispose of any assets of the Plan.

While there is an investment manager, the Plan Administrator shall have no obligation under this Plan with regard to the performance or non-performance of the duties delegated to the investment manager.

The Plan Administrator shall appoint all other Fiduciaries of this Plan. In making its appointment or delegation of authority, the Plan Administrator may designate all of the responsibilities to one person or it may allocate the responsibilities, on a continuing basis or on an ad hoc basis, to one or more individuals either jointly or severally. No individual named a Fiduciary shall have any responsibility for the performance or non-performance of any responsibilities or duties not allocated to him or her.

The appointing authority of a Fiduciary shall periodically, but not less frequently than annually, review the performance of each fiduciary appointed in order to carry out the general fiduciary duties specified in Section 14.02 and, where appropriate, take or recommend remedial action.

14.06

Delegation of Duties by a Fiduciary. Except as provided in this Plan or in the appointment as a Fiduciary, no Plan Fiduciary may delegate his or her fiduciary responsibilities. If authorized by the appointing authority, a Fiduciary may

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appoint such agents as may be deemed necessary and delegate to such agents any non-fiduciary powers or duties, whether ministerial or discretionary. No Fiduciary or agent of a Fiduciary who is a full-time employee of the Employer will receive any compensation from the Plan for his or her services, but the Employer or the Plan shall pay all expenses that such employee reasonably incurs in the discharge of his or her duties.

22. Article XV is renamed “BENEFITS COMMITTEE”.

23. Sections 15.01, 15.02 and 15.03 shall be deleted in their entirety and the following new Sections 15.01, 15.02 and 15.03 is inserted in lieu thereof:

15.01	Appointment of Benefits Committee. The Benefits Committee shall consist of three or more members appointed from time to time by the President of the Employer (the “President”), who shall also designate one of the members as chairman. Each member of the Benefits Committee and its chairman shall serve at the pleasure of the President.

15.02	Benefits Committee to Act by Majority Vote, etc. The Benefits Committee shall act by majority vote of all members. All actions, determinations, interpretations and decisions of the Benefits Committee with respect to any matter within their jurisdiction will be conclusive and binding on all persons. Any person may rely conclusively upon any action if certified by the Benefits Committee.

Notwithstanding the above, a member of the Benefits Committee who is also a Participant shall not vote or act upon any matter relating solely or primarily to him or herself.

15.03	Records and Reports of the Benefits Committee. The Benefits Committee shall keep a record of all of its proceedings and acts, and shall keep such books of account, records and other data as may be necessary for the proper administration of the Plan and file or deliver to Participants and their Beneficiaries whatever reports are required by any regulatory authority.

24. The following new Section 15.05 is added to Article XV immediately following Section 15.04:

15.05

Indemnification of the Plan Administrator and Assistants. The Employer shall indemnify and defend to the extent permitted under the By-Laws of the Employer any Employee or former Employee (i) who serves or has served as a member of the Benefits Committee, (ii) who has been appointed to assist the Benefits Committee in administering the Plan, or (iii) to whom the Benefits Committee has delegated any of its duties or responsibilities against any liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith and

15

without gross negligence; provided that such Employee or former Employee is not otherwise indemnified or saved harmless under any liability insurance or other indemnification arrangement.

25. Section 16.01 is deleted in its entirety and the following new Section 16.01 is inserted in lieu thereof:

16.01	In General. Subject to the direction of the Plan Administrator or any duly appointed investment manager in accordance with Section 14.05 (or subject to the direction of the Plan Administrator if a Participant has requested that an individual life insurance or annuity Policy be issued on his or her life in accordance with Article XVII), the Trustee shall receive all contributions to the Trust and shall hold, invest and control the whole or any part of the assets in accordance with the provisions of the annexed Trust Indenture.

26. The first sentence of Section 16.02 is deleted in its entirety and the following new sentence is inserted in lieu thereof:

In order to provide retirement and other benefits for Plan Participants and their Beneficiaries, the Trustee shall invest Plan assets in one or more permissible investments specified in the Trust Indenture (“Permissible Investments”) and in such collective investment trusts or group trusts that may be established for the primary objective of investing in securities issued by The Hanover Group Insurance, Inc., which investments shall be considered as investments in qualifying employer securities as defined in Section 407(d) of the Employee Retirement Income Security Act of 1974, as amended. Such permissible investments shall include The Hanover Insurance Group Company Stock Fund, a group trust established for the purposes of investing in the common stock of The Hanover Insurance Group (“The Employer Stock Fund”).

27. The second paragraph of Section 16.02 is deleted in its entirety and the following new paragraph is inserted in lieu thereof:

This Plan is intended to comply with the requirements of Section 404(c) of ERISA. Each Participant is responsible and has sole discretion to give directions to the Trustee in such form as the Trustee may require concerning the investment of his or her Accrued Benefit in one or more of the Permissible Investments subject to the restrictions on life insurance premiums described in Article XVII. The designation by a Participant of the allocation of his Accrued Benefit among the Permissible Investments may be made from time to time, with such frequency and in accordance with such procedures as established and set forth in the Trust Indenture and applied in a uniform nondiscriminatory manner. Any such procedure shall be communicated to the Participants and designed with the intention of permitting the Participants to exercise control over the assets in their respective accounts within the meaning of Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. If and to the extent that a Participant fails to designate an allocation of his Accrued Benefit, in whole or in part, the Trustee shall allocate and invest such assets in the default investment fund selected by the

16

Plan Administrator. Otherwise, the Trustee shall allocate and invest the assets of the Trust in accordance with the Participant’s selections subject to the restrictions on life insurance premiums described in Article XVII. All voting rights with respect to a Participant’s investment in the Employer Stock Fund shall be the responsibility of that Participant, and the Trustee shall receive direction from the Participant for such voting rights. Neither the Plan Administrator, the Trustee, the Employer nor any other person shall be under any duty to question any investment, voting or other direction of the Participant or make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. All such directions may be of continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require. Neither the Plan Administrator, the Trustee, the Employer nor any other person shall be responsible or liable for any costs, losses or expenses which may arise or result from or be related to the compliance or refusal or failure to comply with any directions from the Participant. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole or absolute discretion, deems such direction improper by virtue of applicable law or regulations. For purposes of this section, all references to “Participant” shall include all Beneficiaries of Participants who are deceased and any Alternate Payees under a Qualified Domestic Relations Order, as provided for in Section 20.01.

28. The first sentence of Section 18.01 is deleted in its entirety and the following new sentence is inserted in lieu thereof:

The Plan Administrator will act as Claims Fiduciary except to the extent that the Plan Administrator has delegated the function to some other person or persons, committee or entity.

29. For Plan Years beginning on or after January 1, 2006, Section 20.02 is deleted in its entirety and the following new Section 20.02 is inserted in lieu thereof:

20.02	Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with the rules and requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 and Section 414(u) of the Code. “Make-up” Salary Reduction Contributions made by reason of an eligible Employee’s qualified military service under Code section 414(u) shall not be taken into account for any year when calculating an employee’s Actual Deferral Percentage (under Section 9.1(a)) as provided for in Treasury Regulation section 1.401(k)-2(a)(5)(v) and matching contributions thereon shall not be taken into account for any year when calculating an employee’s Average Contribution Percentage (under Section 10.1(a)) as provided for in Treasury Regulation section 1.401(m)-2(a)(5)(vi).

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30. This Amendment is intended, in part, as a good faith compliance with the requirements of the Final Regulations issued under Section 401(k) and 401(m) of the Internal Revenue Code that were published on December 29, 2004.

31. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

IN WITNESS WHEREOF, this Second Amendment has been executed this 26th day of June 2007.

FIRST ALLMERICA FINANCIAL LIFE INSURANCE

By:	/s/ Lorna Stearns
Authorized Representative

18

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

THIRD AMENDMENT

to the Restatement Generally Effective January 1, 2005

This Third Amendment is executed by The Hanover Insurance Company, a New Hampshire company (the “Company”).

WHEREAS, Immediately prior to January 1, 2008, First Allmerica Financial Life Insurance Company (“FAFLIC”) sponsored The Hanover Insurance Group Retirement Savings Plan, formerly known as the “The Allmerica Financial Retirement Savings Plan” and before that “The Allmerica Financial Employees’ 401(k) Matched Savings Plan”, (the “Plan”);

WHEREAS, FAFLIC transferred sponsorship of, and the liabilities and obligations associated with the Plan to The Hanover Insurance Company (the “Company”) effective as of January 1, 2008 and the Company agreed to assume sponsorship of, and the liabilities and obligations associated with the Plan as of such date;

WHEREAS, The Plan was established effective as of November 22, 1961 and was amended and restated in certain respects subsequent to its effective date,

WHEREAS, The most recent restatement of the Plan was adopted on December 29, 2005 and was generally effective January 1, 2005, and such restatement was amended by the adoption of the First Amendment on March 5, 2007, and the Second Amendment on June 26, 2007;

WHEREAS, the Company (and the Company as successor in interest to FAFLIC) has reserved the right to amend the Plan any time under Section 19.01 of the Plan; and

WHEREAS, the Company desires to amend the Plan to reflect the votes adopted by the Board of Directors of the Company at its December 19, 2007 meeting;

NOW, THEREFORE, the Plan is amended effective as of January 1, 2008 as follows:

1

1. Section 2.09 of the Plan is deleted in its entirety and the following new Section 2.09 inserted in lieu thereof:

2.09 “Employer” shall mean The Hanover Insurance Company provided that prior to January 1, 2008 “Employer” shall mean First Allmerica Financial Life Insurance Company.

2. The following new Section 2.11A is added to Article II:

2.11A “First Allmerica” shall mean First Allmerica Financial Life Insurance Company.

3. Paragraph (v) of Section 2.17(f) of the Plan is deleted in its entirety and the following new paragraphs (v) and (vi) are inserted in lieu thereof:

(v)	for periods prior to January 1, 2008 with First Allmerica; or

(vi)	with an Affiliate.

4. References to “First Allmerica” in Sections 2.24, 2.33, and 14.03 shall be deleted and replaced by references to “the Employer” in such sections.

5. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

IN WITNESS WHEREOF, this Third Amendment has been executed this 30th day of April 2008.

THE HANOVER INSURANCE COMPANY

By:	/s/ Lorna Stearns
Authorized Representative

2

THE HANOVER INSURANCE GROUP, INC.

RETIREMENT SAVINGS PLAN

FOURTH AMENDMENT

to the Restatement Generally Effective January 1, 2005

This Fourth Amendment is executed by The Hanover Insurance Company, a New Hampshire company (the “Company”).

WHEREAS, the most recent restatement of the Plan was adopted on December 29, 2005 and was generally effective January 1, 2005, and such restatement was amended by the adoption of the First Amendment on March 5, 2007, the Second Amendment on June 26, 2007, and the Third Amendment on April 30, 2008;

WHEREAS, the Company has reserved the right to amend the Plan any time under Section 19.01 of the Plan; and

WHEREAS, the Company now desires to amend the Plan.

NOW, THEREFORE, the Plan is amended effective as of January 1, 2008 as follows:

1.	The first sentence of Section 4.02 of the Plan is deleted in its entirety and the following new sentences are inserted in lieu thereof:

For Plan Years beginning on or after January 1, 2009, unless otherwise voted by the Board of Directors of the Employer, for each pay period that an eligible Salary Reduction Contribution is made by a Participant to the Trust, not to exceed the Code Section 402(g) limitation and not including Catch-up Contributions, the Employer shall make a Match Contribution to the Trust on the Participant’s behalf equal to 100% of the Participant’s Salary Reduction Contributions that do not exceed 6% of the Participant’s Compensation, not including Catch-up Contributions, made during the pay period.

For Plan Years beginning on or after January 1,2005 and before January 1, 2009, unless otherwise voted by the Board of Directors of the Employer, for each pay period that an eligible Salary Reduction Contribution is made by a Participant to the Trust, not to exceed the Code Section 402(g) limitation and not including Catch-up Contributions, the Employer shall make a Match Contribution to the Trust on the Participant’s behalf equal to 100% of the first 5% of the Participant’s Salary Reduction Contributions, not including Catch-up Contributions, made during the pay period.

2.	Section 4.03 of the Plan be deleted in its entirety and the following language inserted in lieu thereof:

Section 4.03. Non-Elective Employer Contributions

(a) For Plan Years beginning on or after January 1, 2008, eligible Employees who are employed by the Employer on the last day of the Plan Year will receive an Employer paid contribution, whether or not the Employee has elected to participate in the Plan, in an amount equal to 2% of the Employee’s eligible Plan Compensation, unless otherwise voted by the Board of Directors of the Employer.

For Plan Years beginning on or after January 1, 2005 and before January 1, 2008, unless otherwise voted by the Board of Directors of the Employer, eligible Employees who are employed by the Employer on the last day of the Plan Year will receive an Employer paid contribution, whether or not the Employee has elected to participate in the Plan, equal to 3% of eligible Plan Compensation.

The contribution shall be made in cash. Such contribution shall be made to the Non-Elective Employer Contribution Account to be established for each such Employee and shall be invested per the direction of the Participant in accordance with Section 16.02 of the Plan.

(b) Notwithstanding anything in the Plan to the contrary, for the 2006 Plan Year only, and subject to compliance with applicable Code discrimination laws, rules and regulations, all Employees, other than First Allmerica Operating Committee Members, employed by the Employer on December 31, 2006, shall receive an extra Employer paid contribution of $500, whether or not the Employee has elected to participate in the Plan.

Provided, however that Employees who voluntarily terminated between January 1, 2007 and March 5, 2007, or employees who were terminated between such dates for cause, are not eligible for the extra company paid $500 award.

The contribution and extra contribution shall be made in cash. Such contribution and extra contribution shall be made to the Non-Elective Employer Contribution Account established for each eligible Employee and shall be invested per the direction of the Participant in accordance with Section 16.02 of the Plan.

This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

IN WITNESS WHEREOF, this Fourth Amendment has been executed this 19th day of November, 2008.

THE HANOVER INSURANCE COMPANY

By:	/s/ Lorna Stearns
Authorized Representative

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

FIFTH AMENDMENT

to the Restatement Generally Effective January 1, 2005

This Fifth Amendment is executed by The Hanover Insurance Company, a New Hampshire life insurance company (the “Company”).

WHEREAS, The most recent restatement of the Plan was adopted on December 29, 2005 and was generally effective January 1, 2005, and such restatement was amended by the adoption of the First Amendment on March 5, 2007, the Second Amendment on June 26, 2007, and the Third Amendment on April 30, 2008; and the Fourth Amendment on November 2, 2008;

WHEREAS, the Company has reserved the right to amend the Plan any time under Section 19.01 of the Plan;

WHEREAS, the Company has reserved the right to amend the Plan any time under Section XII of the Plan; and

WHEREAS, the Company desires to amend the Plan.

NOW, THEREFORE, the Plan is amended as follows:

1.	Effective as of January 1, 2009, the Plan is amended as follows:

Section 1. General Information and Provisions

1.1	Effect of Amendment. This Amendment supersedes any conflicting provisions of the Hanover Insurance Group Retirement Savings Plan (the “Plan”), any administrative policy regarding Elective Deferrals, and/or the Plan’s funding policy. Furthermore, this Amendment supersedes any State (or Commonwealth) law that would directly or indirectly prohibit or restrict the inclusion of an Automatic Contribution Arrangement in the Plan, pursuant to ERISA §514(e)(l) and Department of Labor Regulation §2550.404c–5(f).

1.2	Good Faith Compliance. This document is an Amendment to the Plan, any administrative policy regarding Elective Deferrals, and/or the Plan’s funding policy; is intended as good faith compliance with all current guidance with respect to Automatic Contribution Arrangements; and will incorporate any subsequent guidance with respect to Automatic Contribution Arrangements, even to the extent that such subsequent guidance would modify the terms of this Amendment.

Section 2. Elective Deferrals

2.1	Elective Deferrals. All of the Elective Deferrals that are withheld under the Automatic Contribution Arrangement will be treated as Pre-Tax Elective Deferrals.

Section 3. Eligible Participants

3.1	Eligible Participants. The following classes of Participants are Eligible Participants and will be subject to the Automatic Contribution Arrangement:

(a)	New Participants. New Participants who are eligible to make Elective Deferrals and who are entering the Elective Deferral component of the Plan.

(b)	Participants Who Have Not Made an Election. Participants who are eligible to make Elective Deferrals, and who have not made an election with respect to Elective Deferrals.

Section 4. Duration/Expiration of Automatic Contribution Overriding Election

4.1	Duration/Expiration of Automatic Contribution Overriding Election. The Automatic Contribution Overriding Election will not expire, but will remain in force until changed by the Eligible Participant. An Eligible Participant need not execute a subsequent Automatic Contribution Overriding Election in order to have the prior Automatic Contribution Overriding Election apply to the Automatic Contribution Percentage or Qualified Percentage of a subsequent Plan Year. Any subsequent change to the Automatic Contribution Overriding Election will be made in accordance with the terms and conditions of the Plan relating to the modification of Elective Deferrals.

Section 5. Type of Automatic Contribution Arrangement

5.1	Type of Automatic Contribution Arrangement. The type of Automatic Contribution Arrangement which this Amendment reflects is a Qualified Automatic Contribution Arrangement as described in PPA §902(a), which added Code §401(k)(13).

Section 6. Qualified Automatic Contribution Arrangement

6.1	Effective Date. The Qualified Automatic Contribution Arrangement is effective for Plan Years beginning on or after January 1, 2009.

6.2	Initial Qualified Percentage. An Eligible Participant will be treated as having elected to have the Employer make Elective Deferrals to the Plan in an amount equal to 3% of Compensation as the Qualified Percentage in the first Applicable Plan Year.

6.3	Qualified Percentage for Subsequent Applicable Plan Years. An Eligible Participant will be treated as having elected to have the Employer make Elective Deferrals to the Plan in the amounts equal to the following percentages of Compensation as the Qualified Percentages in subsequent Applicable Plan Years after the first Applicable Plan Year:

3%	of Compensation as the Qualified Percentage in the second Applicable Plan Year.
4%	of Compensation as the Qualified Percentage in the third Applicable Plan Year.
5%	of Compensation as the Qualified Percentage in the fourth Applicable Plan Year.
6%	of Compensation as the Qualified Percentage in any subsequent Applicable Plan Year after the fourth Applicable Plan Year.

6.4	Matching Contribution Requirement.

(a)

Enhanced Matching Contribution. The Employer will make a matching contribution equal to 100% of a Participant’s Elective Deferrals that do not exceed 6% of Compensation as provided for in Section 4.02 of the Plan. Such matching contribution will be made on behalf of any Participant who is eligible to make an

Elective Deferral component of the Plan who makes Elective Deferrals. The ratio of such matching contributions to Elective Deferrals of a Participant who is a highly compensated employee must not exceed the ratio of such matching contributions to Elective Deferrals of any Participant who is a non-highly compensated employee with Elective Deferrals at the same percentage of Compensation as any highly compensated employee. Furthermore, the ratio of a Participant’s matching contributions to the Participant’s Elective Deferrals may not increase as the amount of a Participant’s Elective Deferrals increases.

(b)	Compensation. The term “Compensation” means, for purposes of the matching contribution, means as “Compensation” as defined in the Plan document, which definition of compensation qualifies as a nondiscriminatory definition of compensation under Code §414(s) and the Treasury Regulations thereunder. The Compensation measuring period is the Plan Year.

(c)	Withdrawal Restrictions. The matching contribution is subject to the withdrawal restrictions set forth in Code §401(k)(2)(B) and Treasury Regulation §1.401(k)-1(d).

6.5	Vesting Schedule. A Participant’s sub-account that holds the matching contribution will be subject to the vesting schedule set forth in Section 2.22 of the Plan.

6.6	Usage of Forfeitures. With respect to any forfeiture of the non-vested interest in a Participants sub-account that contains the matching contribution, the Administrator may elect to use all or any portion of the forfeitures to pay administrative expenses incurred by the Plan. Forfeitures that are not used to pay administrative expenses will be used first to restore previous forfeitures of Participants accounts as necessary and permitted pursuant to the provisions of the Plan. Forfeitures that are not used to pay administrative expenses and are not used to satisfy the provisions of the previous sentence will then be allocated/used to reduce the matching contribution provided for in Section 6.4(a).

6.7	Exemption from ADP Test. Notwithstanding anything in the Plan to the contrary, the Plan will be treated as meeting the ADP test as set forth in Code §401(k)(3)(A)(ii) in any Plan Year in which the Plan includes a Qualified Automatic Contribution Arrangement pursuant to PPA §902(a), which added Code §401 (k)( I3)(A).

6.8	Limited Exemption from ACP Test. Notwithstanding anything in the Plan to the contrary, the Plan shall be treated as having satisfied the ACP test as set forth in Code §401(m)(2) only with respect to the matching contribution in any Plan Year in which the Plan includes a Qualified Automatic Contribution Arrangement pursuant to PPA §902(b), which revised Code §401(m)(12).

6.9	Limited Exemption from Top Heavy. Notwithstanding anything in the Plan to the contrary, in any Plan Year in which the Plan consists solely of: Employer contributions consisting of matching contributions which meet the requirements of Code §401(m)(12), then such Plan will not be treated as a top heavy Plan and will be exempt from the top heavy requirements of Code §416. Furthermore, if the Plan (but for the prior sentence) would be treated as a top heavy Plan because the Plan is a member of an aggregation group which is a top heavy group, then the contributions under the Plan may be taken into account in determining whether any other plan in the aggregation group meets the top heavy requirements of Code §416.

Section 7. Default Investment

7.1	Default Investment. If a Participant or beneficiary has the opportunity to direct the investment of the assets in his or her account (but does not direct the investment of such assets), then such assets in his or her account will be invested in a Qualified Default Investment Alternative.

7.2

Transfer from Qualified Default Investment Alternative. Any Participant or beneficiary on whose behalf assets are invested in a Qualified Default Investment Alternative may transfer, in whole or in part, such assets to any other investment alternative available under the Plan with a frequency consistent with that afforded to a Participant or beneficiary who elected to invest in the Qualified Default Investment Alternative, but not less frequently than once within any 3-month period.

(a)	No Fees during First 90 Days. Any Participant’s or beneficiary’s election to make such transfer from the Qualified Default Investment Alternative, a Permissible Withdrawal during the 90-day period beginning on the date of the Participant’s first Elective Deferral as determined under Code §4l4(w)(2)(B), or other first investment in a Qualified Default Investment Alternative on behalf of a Participant or beneficiary, will not be subject to any restrictions, fees or expenses (including surrender charges, liquidation or exchange fees, redemption fees and similar expenses charged in connection with the liquidation of, or transfer from, the investment), except as permitted in Department of Labor Regulation §2550.404c–5(c)(5)(ii)(B).

(b)	Limited Fees after First 90 Days. Following the end of the 90-day period described in paragraph (a), any transfer from the Qualified Default Investment Alternative a Permissible Withdrawal will not be subject to any restrictions, fees or expenses not otherwise applicable to a Participant or beneficiary who elected to invest in that Qualified Default Investment Alternative.

7.3	Broad Range of Investment Alternatives. The Plan must offer a “broad range of investment alternatives” within the meaning of Department of Labor Regulation §2550.404c–l(b)(3).

7.4	Materials Must Be Provided. A fiduciary must provide to a Participant or beneficiary the materials set forth in Department of Labor Regulation §2550.404c-1(b)(2)(i)(B)(l)(viii) and (ix) and Department of Labor Regulation §404c-l(b)(2)(i)(B)(2) relating to a Participant’s or beneficiary’s investment in a Qualified Default Investment Alternative.

Section 8. Notice Requirements

8.1	Content and Timing of Notice for Automatic Contribution Arrangement. Within a reasonable period before the beginning of each Plan Year, Eligible Participants to whom the Automatic Contribution Arrangement applies for such Plan Year must receive a sufficiently accurate and comprehensive written notice of their rights and obligations under the Automatic Contribution Arrangement. Such notice will be written in a manner calculated to be understood by the average Eligible Participant to whom the Automatic Contribution Arrangement applies. The notice must explain (a) under the Automatic Contribution Arrangement, the Eligible Participant’s right pursuant to a Automatic Contribution Overriding Election to elect either (1) not to have Elective Deferrals made on the Eligible Participant’s behalf, or (2) to have Elective Deferrals made at a different percentage; and (b) how contributions made under the Automatic Contribution Arrangement will be invested in the absence of any investment election by the Eligible Participant (the default investment(s)). After receipt of the notice described in this paragraph, any Eligible Participant to whom the Automatic Contribution Arrangement relates must have a reasonable period of time before the first Elective Deferral is made to exercise the rights set forth within the notice including, but not limited to, executing an Automatic Contribution Overriding Election.

8.2	Content and Timing of Notice for Qualified Default Investment Alternative. The following provisions apply to the notice required by a Qualified Default Investment Alternative:

(a)	Manner. Such notice will be written in a manner calculated to be understood by the average Plan Participant.

(b)	Content. Such notice will contain the following:

(1)	A description of the circumstances under which assets in the individual account of a Participant or beneficiary may be invested on behalf of the Participant or beneficiary in a Qualified Default Investment Alternative; and, if applicable, an explanation of the circumstances under which Elective Deferrals will be made on behalf of a Participant, the percentage of such Elective Deferrals, and the right of the Participant to elect not to have such Elective Deferrals made on the Participant’s behalf (or to elect to have such Elective Deferrals made at a different percentage);

(2)	An explanation of the right of Participants and beneficiaries to direct the investment of assets in their individual accounts;

(3)	A description of the Qualified Default Investment Alternative, including a description of the investment objectives, risk and return characteristics (if applicable), and fees and expenses attendant to the Qualified Default Investment Alternative;

(4)	A description of the right of the Participants and beneficiaries on whose behalf assets are invested in a Qualified Default Investment Alternative to direct the investment of those assets to any other investment alternative under the Plan, including a description of any applicable restrictions, fees or expenses in connection with such transfer; and

(5)	An explanation of where the Participants and beneficiaries can obtain investment information concerning the other investment alternatives available under the Plan.

(c)	Timing. The Participant or beneficiary on whose behalf an investment in a Qualified Default Investment Alternative may be made must be furnished such notice during the following periods:

(1)	At least 30 days in advance of the Participant’s Entry Date of the Elective Deferral component of the Plan (or such other component of the Plan in which a Participant’s account may be invested in a Qualified Default Investment Alternative), or at least 30 days in advance of the date of any first investment in a Qualified Default Investment Alternative on behalf of a Participant or beneficiary; and

(2)	Within a reasonable period of time of at least 30 days in advance of each subsequent Plan Year.

Section 9. Definitions

9.1	Applicable Plan Year. The term “Applicable Plan Year” means, for purposes of determining the Qualified Percentage that applies to a specific Eligible Participant, a specific Plan Year. The first Applicable Plan Year is the Plan Year that contains the date upon which an Eligible Participant could first have had Elective Deferrals withheld under the Qualified Automatic Contribution Arrangement, regardless of whether the Eligible Participant executes an Automatic Contribution Overriding Election. Subsequent Applicable Plan Years are based upon the number of Plan Years after the first Applicable Plan Year, regardless of whether the Eligible Participant executes an Automatic Contribution Overriding Election.

9.2	Automatic Contribution Arrangement. The term “Automatic Contribution Arrangement” means any arrangement under which (a) a Participant may elect to have the Employer make payments as Elective Deferrals under the Plan on his or her behalf, or to receive such payments directly in cash, and (b) an Eligible Participant is treated as having elected to have the Employer make Elective Deferrals to the Plan, in an amount equal to a uniform percentage of Compensation until such Eligible Participant executes an Automatic Contribution Overriding Election; such percentage may be set forth in either this Amendment or such other Plan documentation as permitted by law. An Automatic Contribution Arrangement includes a Qualified Automatic Contribution Arrangement.

9.3	Automatic Contribution Percentage. The term “Automatic Contribution Percentage” means, with respect to an Eligible Automatic Contribution Arrangement the percent of Compensation that an Eligible Participant is treated as having elected to have the Employer make as Elective Deferrals to the Plan, as set forth in this Amendment or such other Plan documentation as permitted by law.

9.4	Automatic Contribution Overriding Election. The term “Automatic Contribution Overriding Election” means an affirmative election by an Eligible Participant to override the Automatic Contribution Percentage or Qualified Percentage that is applicable to such Eligible Participant. The Automatic Contribution Overriding Election will provide either (a) to not have Elective Deferrals made under the Automatic Contribution Arrangement, or (b) to have Elective Deferrals made at a percentage of Compensation different than the Automatic Contribution Percentage or Qualified Percentage, at the percentage of Compensation specified in the Automatic Contribution Overriding Election.

9.5	Compensation. The term “Compensation” means, except for purposes of the matching contribution compensation as defined in the Plan for the component or the purpose for which the compensation relates. However, if the Plan is a Qualified Automatic Contribution Arrangement, then the term “Compensation” means, for purposes of the matching contribution, compensation as defined in Section 6.4(b).

9.6	Effective Date of the Automatic Contribution Arrangement. The term “Effective Date of the Automatic Contribution Arrangement” means the effective date set forth in Section 6.1.

9.7	Eligible Automatic Contribution Arrangement. The term “Eligible Automatic Contribution Arrangement” means an Automatic Contribution Arrangement that meets all of the requirements of Code §414(w)(3) including, but limited to, a Qualified Default Investment Alternative and the applicable notice requirements.

9.8	Elective Deferral. The term “Elective Deferral” means an Employer contribution as described in Code §402(g)(3).

9.9	Eligible Participant. The term “Eligible Participant” means a Participant in the Plan subject to the Automatic Contribution Arrangement.

9.10	Entry Date. The term “Entry Date” means the date or dates on which an employee who is eligible to participate in the Elective Deferral component of the Plan becomes a Participant in such component of the Plan, or, if applicable, the date or dates on which an employee who is eligible to participate in another component of the Plan becomes a Participant in such other component of the Plan.

9.11	Excess Aggregate Contributions. The term “Excess Aggregate Contributions” means amounts as described in Code §4979(d).

9.12	Excess Contributions. The term “Excess Contributions” means amounts as described in Code §4979(c).

9.13	Permissible Withdrawal. The term “Permissible Withdrawal” means any withdrawal from an Eligible Automatic Contribution Arrangement which meets the following requirements:

(a)	Employee’s Election and Timing. The distribution is made pursuant to an election by an Eligible Participant, and such election is made no later than 90 days after the date of the first Elective Deferral with respect to the Eligible Participant under the Eligible Automatic Contribution Arrangement;

(b)	Only Elective Deferrals and Earnings. The distribution consists of only Elective Deferrals (and earnings attributable thereto):

9.14

Amount of Distribution. The amount of the distribution is equal to the amount of Elective Deferrals made with respect to the first payroll period to which the Eligible Automatic Contribution Arrangement applies to the Eligible Participant and any succeeding payroll period beginning before the effective date of the election pursuant to paragraph (a) (and earnings attributable thereto).

9.15	PPA. The term “PPA” means the Pension Protection Act of 2006.

9.16	Plan Year. The term “Plan Year” means computation period as set forth in the Plan document.

9.17	Pre-Tax Elective Deferral. The term “Pre-Tax Elective Deferral” means an Elective Deferral that is not includible in the Participant’s gross income at the time that the Elective Deferral is deferred.

9.18	Qualified Automatic Contribution Arrangement. The term “Qualified Automatic Contribution Arrangement” means an Automatic Contribution Arrangement that meets all of the requirements set forth in Code §40l(k)(13)(B) including, but not limited to, the applicable Qualified Percentage for the Applicable Plan Year, the required Employer contributions of the matching contributions, and the applicable notice requirements.

9.19	Qualified Default Investment Alternative. The term “Qualified Default Investment Alternative” means an investment alternative available to Participants and beneficiaries, subject to the following rules:

(a)	No Employer Securities. The Qualified Default Investment Alternative does not hold or permit the acquisition of Employer securities, except as permitted by Department of Labor Regulation §2550.404c–5(e)(1)(ii);

(b)	Transfer Permitted. The Qualified Default Investment Alternative permits a Participant or beneficiary to transfer, in whole or in part, his or her investment from the Qualified Default Investment Alternative to any other investment alternative available under the Plan, pursuant to the rules of Department of Labor Regulation §2550.404c–5(c)(5);

(c)	Management. The Qualified Default Investment Alternative is:

(1)	Managed by: (A) an investment manager, within the meaning of ERISA §3(38); (B) a Plan trustee that meets the requirements of ERISA §3(38)(A), (B) and (C); or (C) the Sponsor Employer who is a named fiduciary within the meaning of ERISA §402(a)(2);

(2)	An investment company registered under the Investment Company Act of 1940; or

(3)	An investment product or fund described in Department of Labor Regulation §2550.404c–5(e)(4)(iv) or (v); and

(d)	Types of Permitted Investments. The Qualified Default Investment Alternative is one of the following:

(1)	An investment fund product or model portfolio that applies generally accepted investment theories, is diversified so as to minimize the risk of large losses and that is designed to provide varying degrees of long-term appreciation and capital preservation through a mix of equity and fixed income exposures based on the Participant’s age, target retirement date (such as normal retirement age under the Plan) or life expectancy, but is not required to take into account risk tolerances, investments or other preferences of an individual Participant or beneficiary.

(2)	An investment fund product or model portfolio that applies generally accepted investment theories, is diversified so as to minimize the risk of large losses and that is designed to provide long-term appreciation and capital preservation through a mix of equity and fixed income exposures consistent with a target level of risk appropriate for Participants of the Plan as a whole, but is not required to take into account the age, risk tolerances, investments or other preferences of an individual Participant or beneficiary.

(3)	An investment management service with respect to which a fiduciary, within the meaning of Department of Labor Regulation §2550.404c–5(e)(3)(i), applying generally accepted investment theories, allocates the assets of a Participant’s individual account to achieve varying degrees of long-term appreciation and capital preservation through a mix of equity and fixed income exposures, offered through investment alternatives available under the plan, based on the Participant’s age, target retirement date (such as normal retirement age under the Plan) or life expectancy, but is not required to take into account risk tolerances, investments or other preferences of an individual Participant.

(4)	An investment product or fund designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity. Such investment product shall: (A) Seek to maintain, over the term of the investment, the dollar value that is equal to the amount invested in the product; and (B) Be offered by a State or federally regulated financial institution. Such investment product or fund described in this paragraph shall constitute a Qualified Default Investment Alternative for not more than 120 days after the date of the Participant’s first Elective Deferral as determined under Code §414(w)(2)(B) or other first investment.

(5)	An investment product or fund designed to guarantee principal and a rate of return generally consistent with that earned on intermediate investment grade bonds, while providing liquidity for withdrawals by Participants and beneficiaries, including transfers to other investment alternatives. Such investment product must meet the following requirements: (A) There are no fees or surrender charges imposed in connection with withdrawals initiated by a Participant or beneficiary; and (B) Principal and rates of return are guaranteed by a State or federally regulated financial institution. Such investment product or fund described in this paragraph will constitute a Qualified Default Investment Alternative solely for purposes of assets invested in such product or fund before December 24, 2007.

An investment fund product or model portfolio that meets the requirements of this paragraph (d) may be offered through variable annuity or similar contracts, common or collective trust funds, or pooled investment funds without regard to whether such contracts or funds provide annuity purchase rights, investment guarantees, death benefit guarantees, or other features ancillary to the investment fund product or model portfolio.

9.20

Qualified Percentage. The term “Qualified Percentage” means the uniform percentage of Compensation that an Eligible Participant is treated as having elected to have the Employer make to the Plan as Elective

Deferrals under a Qualified Automatic Contribution Arrangement. Under no circumstances can the Qualified Percentage exceed 10%.

9.21	Safe Harbor 401(k) and/or 401(m) Plan. The term “Safe Harbor 401(k) and/or 401(m) Plan” means a 401(k) plan which meets all of the requirements of Code §401(k)(12) and/or a 401(m) plan which meets all of the requirements of Code §401(m)(l1) for a Plan Year.

9.22	Year of Vesting Service. The term “Year of Vesting Service” means either (a) if used for vesting purposes, a year of service (as defined in the Plan); (b) if used for vesting purposes, a whole year (or 1-year) period of service (as defined in the Plan); or (c) any other one year period that is used for vesting purposes in the Plan.”

2.	The first sentence of Section 9.03 is deleted in its entirety and the following new sentence is inserted in lieu thereof:

“Notwithstanding any other provision of this Plan except Section 9.05, Excess 401(k) Contributions, adjusted for allocable income (gain or loss), including for Plan Years beginning on and after January 1, 2006 and before January 1, 2008, an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”), shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess 401(k) Contributions were allocated for the preceding Plan Year.

3.	Section 13.12(b)(ii) is amended by the addition of the following sentence:

“For Plan Years beginning on and after January 1, 2007, an Eligible Retirement Plan shall also include a Roth Individual Retirement Account as defined in Section 408A(b) of the Code.”

4.	The first paragraph of section 19.02 is amended by the addition of the following sentence:

“For Plan Years beginning on or after January 1, 2007, a partial plan termination shall be deemed to have occurred based on the facts and circumstances in existence at the time as required by Section 1.411(d)-2(b)(1) of the Treasury Regulations and Revenue Ruling 2007-43.”

5.	Article XX of the Plan is amended by the addition of the following Section 20.09”

“20.09 Electronic Communications. Effective for Plan Years beginning on or after January 1, 2007, any electronic communications made by the Plan to Participants in regards to eligible rollover distribution tax notices, Participant consents to distributions, and tax withholding notices shall comply with the requirements contained in Section 1.401(a)-21 of the Treasury Regulations, in addition to all otherwise applicable requirements relating to the specific communication.”

This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

IN WITNESS WHEREOF, this Fifth Amendment has been executed this 22 day of December 2008.

THE HANOVER INSURANCE COMPANY

By:	/s/ Lorna Stearns
Authorized Representative

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

SIXTH AMENDMENT

to the Restatement Generally Effective January 1, 2005

This Sixth Amendment is executed by The Hanover Insurance Company, a New Hampshire corporation (the “Company”).

WHEREAS, the most recent restatement of the Plan was adopted on December 29, 2005 and was generally effective January 1, 2005, and such restatement was amended by the adoption of the First Amendment on March 5, 2007, the Second Amendment on June 26, 2007, the Third Amendment on April 30, 2008, the Fourth Amendment on November 2, 2008, and the Fifth Amendment on December 22, 2008;

WHEREAS, the Company has reserved the right to amend the Plan any time under Section 19.01 of the Plan; and

WHEREAS, the Company desires to amend the Plan.

NOW, THEREFORE, the Plan is amended, effective as of January 1, 2008, as follows:

1. Section 2.02(b) is deleted in its entirety and the following new 2.02(b) is inserted in lieu thereof:

“Affiliate shall also mean any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).”

2. Section 2.21 is amended by the addition of the following sentence at the end thereof:

“The Limitation Year may only be changed by a Plan amendment. If the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, then the Plan shall be treated as if the Plan had been amended to change its Limitation Year and, in any such case, the Defined Contribution Dollar Limitation shall be prorated as prescribed by Treasury Regulation Section 1.415(j)-1(d)(3).”

3. Section 2.06(a)(iv) is deleted in its entirety and the following new 2.06(a)(iv) is inserted in lieu thereof:

“(iv) severance payments paid in a lump sum, provided that for Plan Years beginning on and after January 1, 2008 such excluded severance payments shall not include any payment of regular compensation for services during the participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential).

commissions, bonuses, or other similar payments, if the payment would have been paid to the Participant prior to a severance from employment, if the Participant had continued in employment with the Employer and if the payment is made by the later of 2 1/2 months after the Participant’s severance from employment or by the end of the Plan Year in which the Participant’s severance from employment occurs.”

4. Section 2.06(c) is amended by the addition of the following language:

“For purposes of applying the limitations of Article VII with respect to Limitation Years beginning on and after July 1, 2007, the following provisions shall be applicable.

(i)

Compensation paid after severance from employment. Compensation actually paid or includible in gross income during a Limitation Year shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s severance from employment with the Employer (or any Affiliate). However, amounts described in Paragraphs A. and B. below shall only be included in Compensation for such Limitation Year to the extent such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the Limitation Year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation shall not be considered Compensation for such Limitation Year, even if payment is made within the time period specified above.

A.	Regular Pay. Compensation shall include regular pay after severance of employment if: (1) The payment is regular compensation for services during the participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and (2) The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

B.	Leave Cashouts And Deferred Compensation. Leave cashouts shall be included in Compensation if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, deferred compensation shall be included in Compensation if the compensation would have been included in the definition of Compensation if it had been paid prior to the Participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income.

C.	Salary Continuation Payments For Military Service Participants. Compensation shall not include payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 4l4(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

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D.	Salary Continuation Payments For Disabled Participants. Compensation does not include compensation paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

(ii)	Compensation for a Limitation Year but not paid during the Limitation Year. Compensation for a Limitation Year shall not include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates.

(iii)	Inclusion Of Certain Nonqualified Deferred Compensation Amounts. Compensation for a Limitation Year shall include amounts that are includible in the gross income of a Participant under the rules of Code Section 409A or because the amounts are constructively received by the Participant.”

5. Section 7.04 is deleted in its entirety (not including the unnumbered paragraph immediately preceding Plan Section 7.05) and the following new 7.04 is inserted in lieu thereof:

“Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the Annual Additions (within the meaning of Code Section 415) are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the Final Treasury Regulations under Code Section 415.”

6. The unnumbered paragraph immediately preceding Plan Section 7.05 of the Plan is deleted in its entirety and the following new Section 7.04A is inserted in lieu thereof:

“7.04A.

(a)	Aggregation and Disaggregation of Plans. Sections 7.05 through 7.10 apply if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan, a welfare benefit fund, an individual medical account or a simplified employee pension maintained by the Employer during any Limitation Year. The term “Employer” for this purpose means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code Sections 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code Section 415(h), and shall take into account tax-exempt organizations under Treasury Regulation Section 1.414(c)-5, as modified by Treasury Regulation Section 1.415(a)-1(f)(1). For purposes of this Section:

(i)	A former Employer is a “predecessor employer” with respect to a participant in a plan maintained by an Employer if the Employer maintains a plan under which the participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Treasury Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

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(ii)	With respect to an Employer of a Participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the Participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(b)	Break-Up Of An Affiliate Employer Or An Affiliated Service Group. For purposes of aggregating plans for Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code Section 415 limitations to the Employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an Employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Treasury Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(c)	Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Regulations thereunder as of the first day of a Limitation Year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no annual additions are credited to the Participant’s account after the date on which the plans are required to be aggregated.”

7. Section 7.11 is amended by the addition of the following sentence immediately after the first sentence of the section:

“Employee and Employer make-up contributions under USERRA received during the current Limitation Year shall be treated as Annual Additions with respect to the Limitation Year to which the make-up contributions are attributable.”

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8. Section 7.11 is amended by the addition of the following language:

Restorative Payments. Annual additions shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

Other Amounts. Annual Additions shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code Section 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a participant from the Plan; (4) Catch-up Contributions as defined in Plan Section 2.05; and (5) Repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D), as well as Employer restorations of benefits that are required pursuant to such repayments, as provide for in Plan Section 13.10.”

9. Section 15.04 is deleted in its entirety and the following new Section 15.04 is inserted in lieu thereof:

“Notwithstanding any provisions of the Plan to the contrary (but subject to the provisions of Section 12.01), all clerical, legal and other expenses of the Plan and the Trust, including Trustee’s fees, shall be paid by the Plan, except to the extent the Employer elects to pay such amounts; provided, however, that if the Employer pays such amounts it shall be reimbursed by the Trust for such amounts unless the Employers elects not to be so reimbursed.”

This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

IN WITNESS WHEREOF, this Sixth Amendment has been executed this 9th day of September, 2009.

THE HANOVER INSURANCE COMPANY

By:	/s/ Lorna W. Stearns
Authorized Representative

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

SEVENTH AMENDMENT

to the Restatement Generally Effective January 1, 2005

This Seventh Amendment is executed by The Hanover Insurance Company, a New Hampshire corporation (the “Company”).

WHEREAS, the most recent restatement of The Hanover Insurance Group Retirement Savings Plan (the “Plan”) was adopted on December 29, 2005 and was generally effective January 1, 2005, and such restatement was amended by the adoption of the First Amendment on March 5, 2007, the Second Amendment on June 26, 2007, the Third Amendment on April 30, 2008, the Fourth Amendment on November 19, 2008, the Fifth Amendment on December 22, 2008, and the Sixth Amendment on September 9, 2009;

WHEREAS, the Company has reserved the right to amend the Plan pursuant to Section 19.01 of the Plan; and

WHEREAS, the Company now desires to amend the Plan to provide (i) that no new investments into The Hanover Insurance Group Company Stock Fund will be accepted after the close of trading on November 2, 2009, and (ii) that The Hanover Insurance Group Stock Fund be discontinued and liquidated effective at the close of trading on December 30, 2011.

NOW, THEREFORE, effective as of the date hereof, the Plan is amended as follows:

1. Existing Section 16.02 of the Plan is deleted in its entirety, and the following is substituted in its place:

“In order to provide retirement and other benefits for Plan Participants and their Beneficiaries, the Trustee shall invest Plan assets in one or more permissible investments specified in the Trust Indenture (“Permissible Investments”) and in such collective investment trusts or group trusts that may be established for the primary objective of investing in securities issued by The Hanover Insurance Group, Inc., which investments shall be considered as investments in qualifying employer securities as defined in Section 407(d) of the Employee Retirement Income Security Act of 1974, as amended. Except as otherwise provided in this Section, such Permissible Investments shall include The Hanover Insurance Group Company Stock Fund, a group trust established for the purposes of investing in the common stock of The Hanover Insurance Group, Inc. (“The Employer Stock Fund”). Notwithstanding anything else in the Plan to the contrary, after the close of trading on November 2, 2009, the Trustee shall not invest any Plan assets to acquire an interest in The Employer Stock Fund for or on behalf of a Participant. Notwithstanding anything else in the Plan to the contrary, effective after the close of trading on December 30, 2011. The Employer Stock Fund shall automatically stop being offered as a Permissible Investment under the Plan and shall be liquidated.

In addition, when directed by the Plan Administrator per the request of a Participant Plan assets shall be invested in individual life insurance and annuity Policies in accordance with Article XVII. The Insurer shall only issue life insurance and annuity policies which conform to the terms of the Plan. All collective investment trusts and group trusts shall also conform to the terms of the Plan. Notwithstanding the foregoing, in no event may amounts allocated to Participant’s Tax Deductible Contribution Account be invested in Policies of life insurance.

This Plan is intended to comply with the requirements of Section 404(c) of ERISA. Each Participant is responsible and has sole discretion to give directions to the Trustee in such form as the Trustee may require concerning the investment of his or her Accrued Benefit in one or more of the Permissible Investments subject to the restrictions on life insurance premiums described in Article XVII and, effective at the close of trading on November 2, 2009, the prohibition contained in this Section denying future investments into The Employer Stock Fund. The designation by a Participant of the allocation of his Accrued Benefit among the Permissible Investments may be made from time to time, with such frequency and in accordance with such procedures as are established and set forth in the Trust Indenture and applied in a uniform nondiscriminatory manner; provided, however, that notwithstanding the foregoing, effective at the close of trading on November 2, 2009, a Participant shall not designate an increase to the allocation of his Accrued Benefit in The Employer Stock Fund as that allocation existed at the close of trading on November 2, 2009. Any such procedure shall be communicated to the Participants and designed with the intention of permitting the Participants to exercise control over the assets in their respective accounts within the meaning of Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

Notwithstanding anything else in the Plan to the contrary, if and to the extent a Participant has assets invested in The Employer Stock Fund as of the close of trading on November 2, 2009, such Participant shall be provided an opportunity before the close of trading on December 30, 2011 to give directions to the Trustee to transfer such assets out of the Employer Stock Fund and into another Permissible Investment. Notwithstanding anything in the Plan to the contrary, if and to the extent that (i) a Participant fails to designate an allocation of his Accrued Benefit, in whole or in part, (ii) a Participant’s attempted allocation into The Employer Stock Fund is disregarded under this Section, or (iii) a Participant has any assets invested in The Employer Stock Fund as of the close of business on December 30, 2011, the Trustee shall allocate and invest such assets in the default investment fund which has been selected by the Plan Administrator. Otherwise, the Trustee shall allocate and invest the assets of the Trust in accordance with the Participant’s selections, subject to the restrictions on life insurance premiums described in Article XVII and, effective as provided in this Section, to the prohibition on investments into The Employer Stock Fund. All voting rights with respect to a Participant’s investment in The Employer Stock Fund shall be the responsibility of that Participant, and the Trustee shall receive direction from the Participant for such voting rights.

Neither the Plan Administrator, the Trustee, the Employer nor any other person shall be under any duty to question any investment, voting or other direction of the Participant or make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder, except, notwithstanding anything in the Plan to the contrary, and effective at the close of trading on November 2, 2009, directions to invest into The Employer Stock Fund. All such directions may be of continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require. Neither the Plan Administrator, the Trustee, the Employer nor any other person shall be responsible or liable for any costs, losses or expenses which may arise or result from or be related to the compliance or refusal or failure to comply with any directions from the Participant. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole or absolute discretion, deems such direction improper by virtue of applicable law or regulations or as may be necessary or appropriate, in the sole discretion of the Trustee, to prevent future investments by the Participant into The Employer Stock Fund, effective at the close of trading on November 2, 2009. For purposes of this Section, all references to “Participant” shall include all Beneficiaries of Participants who are deceased and any Alternate Payees under a Qualified Domestic Relations Order, as provided for in Section 20.01.”

IN WITNESS WHEREOF, this Seventh Amendment to the Plan has been executed this 18th day of September, 2009.

THE HANOVER INSURANCE COMPANY

By:	/s/ Lorna W. Stearns
Authorized Representative

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

EIGHTH AMENDMENT

To the Restatement Generally Effective January 1, 2005

THIS EIGHTH AMENDMENT is executed by The Hanover Insurance Company, a New Hampshire corporation (the “Company”).

WHEREAS, the most recent restatement of The Hanover Insurance Group Retirement Savings Plan (the “Plan”) was adopted on December 29, 2005 and was generally effective January 1, 2005, and such restatement was amended by the adoption of the First Amendment on March 5, 2007, the Second Amendment on June 26, 2007, the Third Amendment on April 30, 2008, the Fourth Amendment on November 19, 2008; the Fifth Amendment on December 22, 2008; the Sixth Amendment on September 9, 2009; and the Seventh Amendment on September 18, 2009;

WHEREAS, the Company has reserved the right to amend the Plan any time under Section 19.01 of the Plan; and

WHEREAS, the Company desires to amend the Plan to address, among other things, certain provisions of the Pension Protection Act of 2006 (PPA), Worker, Retiree, and Employer Recovery Act of 2008 (PPA Technical Corrections Act) and the Heroes Earnings Assistance and Relief Tax (HEART) Act of 2008 and intends that this Amendment provide good faith compliance with the requirements of those provisions.

NOW, THEREFORE, the Plan is amended effective for Plan Years beginning on or after January 1, 2008 (unless otherwise indicated), as follows:

1. Article II of the Plan is amended by the addition of the following new definition:

“‘USERRA’ shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, Plan loan repayment, suspensions and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).”

2. Section 2.06 is amended by the addition of the following new paragraphs at the end of the section:

“(d)	Notwithstanding paragraphs (a), (b) and (c) above,

(i) USERRA. For purposes of Employee and Employer make-up contributions, Compensation during the period of military service shall be deemed to be the Compensation the Employee would have received during such period if the Employee were not in qualified military service, based on the rate of pay the Employee would have received from the Employer but for the absence due to military leave. If the Compensation the Employee would have received during the leave is not reasonably certain, Compensation will be equal to the Employee’s average Compensation from the Employer during the twelve (12) month period immediately preceding the military leave or, if shorter, the Employee’s actual period of employment with the Employer.

(ii) Differential wage payments. For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an employee of the employer making the payment, (ii) the differential wage payment shall be treated as compensation, and (iii) the plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment. Subparagraph (iii) of the foregoing sentence shall apply only if all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).”

3. Section 2.34, which defines the term “Qualified Domestic Relations Order”, is amended by the addition of the following new paragraph at the end of the section:

“Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (QDRO) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.”

4. Section 3.01 is amended by the addition of the following new paragraph, paragraph (c), immediately following Section 3.01(b):

“Make-up Elective Deferrals under USERRA. A Participant who has the right to make-up elective deferrals (Salary Reduction Contributions) under USERRA shall be permitted to increase his or her elective deferral with respect to a make-up year without regard to any provision limiting contributions for such Plan Year. Make-up contributions shall be limited to the maximum amount permitted under the Plan and the statutory limitations applicable with respect to the make-up year. Employee-related make-up contributions must be made within the time period beginning on the date of reemployment and continuing for the lesser of five (5) years or three (3) times the period of military service.”

5. Section 4.01 is amended by changing the reference from “Section 3.01(b)” to “Sections 3.01(b) and (c).”

6. Article IV of the Plan is amended by the addition of the following new section, Section 4.04A, immediately following Section 4.04:

“4.04A Contributions Under USERRA. The Employer shall also make Matching Contributions, Top-Heavy minimum contributions and any other Employer contribution for the benefit of Participants who are covered by USERRA. Employer Matching Contributions under USERRA shall be made in the Plan Year for which the Participant exercises his or her right to make-up elective deferrals contributions (Salary Reduction Contributions) for prior years. Top-Heavy minimum contributions and other Employer contributions for USERRA protected Service shall be made during the Plan Year in which the individual returns to employment with the Employer. Employer contributions required under USERRA are not increased or decreased with respect to Plan investment earnings for the period to which such contributions relate. The Employer’s contribution for any Plan Year shall be subject to the limitations on allocations contained in Article VII.”

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7. Section 9.03 is amended by the addition of the following new sentence immediately after the first sentence of the first paragraph of the section:

“Notwithstanding the forgoing, for Plan Years beginning after December 31, 2007, the requirement that Excess Contributions be adjusted for allocable income (gain or loss) during gap period shall no longer apply.”

8. Section 9.08 is amended by the addition of the following new sentence at the end of the first paragraph of the section:

“Notwithstanding the forgoing, for Plan Years beginning after December 31, 2007, the requirement that Excess Elective Deferrals be adjusted for allocable income (gain or loss) during gap period income pursuant to Code Section 402(g)(2)(A)(ii) shall no longer apply.”

9. Section10.03 is amended by the addition of the following sentence as a new paragraph at the end of the section:

“Notwithstanding the forgoing, for Plan Years beginning after December 31, 2007, the requirement that Excess 401(m) Contributions be adjusted for gap period income shall no longer apply to Excess Aggregate Contributions.”

10. Article XIII is amended by the addition of the following new section, Section 13.03A, immediately following Section 13.03:

“13.03A Death Benefits Under USERRA. Effective for deaths occurring on or after January 1, 2007, in the case of a Participant who dies while performing qualified military service as defined in Code Section 414(u), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.”

11. Section 13.04 is amended by the addition of the following new sentence at the end of the first paragraph of Section 13.04:

“If a Participant completes or has completed a Beneficiary designation in which the Participant designates his or her Spouse as the Beneficiary, and the Participant and the Participant’s Spouse are legally divorced subsequent to the date of such designation, then the designation of such Spouse as a Beneficiary hereunder will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation by completing a new Beneficiary designation form.

Effective for distributions made after June 9, 2009, a designated Beneficiary will also include a non-spouse designated Beneficiary. For this purpose, a non-spouse Designated Beneficiary means a Designated Beneficiary other than (i) a surviving spouse (as defined in section 13.07) or (ii) a spouse or former spouse who is an Alternate Payee under a Qualified Domestic Relations Order.”

12. Section 13.05 is amended by deleting the following language in its entirety: “An annuity for the joint lives of the Participant and his or her spouse with 50%, 66 2/3% or 100% (whichever is specified when

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this option is elected) of such amount payable as an annuity for life to the survivor” and by substituting the following language in lieu thereof: “An annuity for the joint lives of the Participant and his or her spouse with 50%, 66 2/3%, 75% or 100% (whichever is specified when this option is elected) of such amount payable as an annuity for life to the survivor.”

13. The last sentence of the first paragraph of Section 13.07 is deleted in its entirety and the following new sentence is inserted in lieu thereof:

“For purposes of this Section the term “spouse” means the lawful spouse of the Participant on the date of the Participant’s death or on the date Plan benefits commence, whichever is applicable; provided that a former Spouse will be treated in the same manner as a Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).”

14. The third sentence of the second paragraph of Section 13.11 deleted in its entirety and the following new sentence is inserted in lieu thereof:

“The Plan Administrator shall notify the Participant and/or the Participant’s spouse of the right to defer any distribution until the Participant’s Accrued Benefit is no longer immediately distributable and, effective for Plan Years beginning after December 31, 2006, the consequences of failing to defer receipt of the distribution.”

15. Section 13.12(b)(i) is amended by the addition of the following sentence at the end of the section:

“A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, effective January 1, 2007, such portion may be transferred only to an individual retirement account or individual retirement annuity described in Code section 408(a) or Code Section 408(b), or to a qualified plan described in Code Section 401(a) or Code Section 403(a), or to an annuity contract described in Code Section 403(b), which plan or contract agrees to separately account for amounts so transferred, including separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Effective January 1, 2008, such portion may also be transferred to a Roth IRA, provided that for amounts transferred in 2008 or in 2009, the same income and tax filing restrictions that apply to a rollover from a traditional IRA to a Roth IRA are complied with by the distributee.”

16. The last sentence of Section 13.12(b)(ii) is deleted in its entirety and the following sentence is inserted in lieu thereof:

“For Eligible Rollover Distributions made after December 31, 2007, an Eligible Retirement Plan shall also include a Roth individual retirement account as described in Section 408A of the Code, provided that for Eligible Rollover Distributions made in 2008 or in 2009, the same income and tax filing status restrictions that apply to a rollover from a traditional IRA into a Roth IRA, will also apply to rollovers to a Roth IRA.”

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17. Section 13.12 is amended by the addition of the following paragraph, paragraph (c), immediately following paragraph (b):

“(c) Effective for distributions made after June 9, 2009, in the case of an Eligible Rollover Distribution to a non-spouse designated Beneficiary defined in paragraph 13.04, an Eligible Retirement Plan is an individual retirement or individual retirement annuity as defined in Code Sections 408(a) and 408(b). A Direct Rollover of a distribution by a non-spouse Beneficiary is a rollover of an Eligible Rollover Distribution for purposes of Code Section 402(c) only. Accordingly, the distribution is not subject to the Direct Rollover requirements of Code Section 401(a)(31), the notice requirements of Code Section 402(f), or the mandatory withholding requirements of Code Section 3405(c). If an amount is distributed from a Plan and is received by a non-spouse Beneficiary, the distribution is not eligible for rollover.

Effective for distributions made on or after June 9, 2009, in the case of an Eligible Rollover Distribution to a non-spouse designated Beneficiary, an Eligible Retirement Plan also includes a Roth IRA as defined in Code Section 408A. A non-spouse designated Beneficiary, other than a former Spouse who is an Alternate Payee under a qualified Domestic Relations Order, cannot elect to treat the Roth IRA as his or her own. In the case of a rollover where the non-spouse designated Beneficiary cannot treat the Roth IRA as his or her own, required minimum distributions from the Roth IRA are determined in accordance with Notice 2007-7, Q&As 17, 18 and 19 and any subsequent IRS guidance. For taxable years beginning before January 1, 2010, a non-spouse designated Beneficiary cannot make a qualified rollover contribution to a Roth IRA from an Eligible Retirement Plan other than a Roth IRA, if he or she has modified adjusted gross income exceeding $100,000 or is married and files a separate return. For purposes of this paragraph, to the extent provided in rules prescribed by the Secretary, a trust maintained for the benefit of one or more designated beneficiaries shall be treated in the same manner as a designated Beneficiary.

For purposes of this paragraph, to the extent provided in rules prescribed by the Secretary, a trust maintained for the benefit of one or more designated beneficiaries shall be treated in the same manner as a designated Beneficiary.”

18. Article XIII is amended by the addition of the following new section, Section 13.15, immediately following Section 13.14:

“13.15 USERRA. For years beginning after December 31, 2008, the following rules shall apply:

(a) Severance from Employment. An individual shall be treated as having been severed from employment for purposes of Code Section 401(k)(2)(B)(i)(I) during any period the individual is performing service in the uniformed services described in Code §3401(h)(2)(A). If an individual performing such service in the uniformed services elects to receive a distribution by reason of severance from employment, the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution.

(b) Qualified Reservist Distribution under USERRA. A Participant who is ordered or called to active duty or called to active duty may take a Qualified Reservist Distribution if the following are satisfied:

(1)	the distribution consists solely of elective deferrals (salary reduction contributions);

5

(2)	the participant was ordered or called to active duty for a period in excess of one hundred and seventy nine (179) days or for an indefinite period; and

(3)	the distribution from the plan is made during the period which begins on the date of such order or call and ends at the close of the active duty period.

The ten percent (10%) early withdrawal penalty tax will not apply to a qualified reservist distribution, which meets the requirements stated above.”

19. Section 3.01(a) of the Plan is amended by the addition of the following new sentence at the end of such section:

“The rights of each person (i) who became employed by the Employer on or after December 3, 2009, in connection with the transactions contemplated by the Renewal Rights and Asset Purchase Agreement dated December 3, 2009 by and among The Hanover Insurance Company, The Hanover Insurance Group, Inc., OneBeacon Insurance Group, LTD. and certain business entities affiliated with One Beacon Insurance Group, LTD. and (ii) who was employed by OneBeacon Insurance Group, LTD. or a business entity affiliated with OneBeacon Insurance Group, LTD. immediately before being employed by the Employer shall be subject to the provisions of Appendix A attached hereto.”

20. The Plan is amended by the addition Appendix A at the end of the Plan:

“EXHIBIT A

Special Provisions Applicable to Employees formerly employed by OneBeacon Insurance Group, LTD. or a business entity affiliated with OneBeacon Insurance Group, LTD.

Notwithstanding anything elsewhere in the Plan to the contrary, the following special rules shall apply to each person (i) who became employed by the Employer on or after December 3, 2009, in connection with the transactions contemplated by the Renewal Rights and Asset Purchase Agreement dated December 3, 2009 by and among The Hanover Insurance Company, The Hanover Insurance Group, Inc., OneBeacon Insurance Group, LTD. and certain business entities affiliated with OneBeacon Insurance Group, LTD. and (ii) who was employed by OneBeacon Insurance Group, LTD. or a business entity affiliated with OneBeacon Insurance Group, LTD. immediately before being employed by the Employer:

1. For the purposes of vesting, each such person shall be given a past service credit under the Plan for his or her period of employment with OneBeacon Insurance Group, LTD. or any business entity affiliated with OneBeacon Insurance Group, LTD. from his most recent date of hire as shown on records furnished to the Employer to and including the date on which such person became employed by the Employer to the same extent as though such period were a period of employment with the Employer.

2. Any compensation paid to any such person by OneBeacon Insurance Group, LTD. or a business entity affiliated with OneBeacon Insurance Group, LTD. prior to the date on which such person became employed by the Employer shall NOT be taken into account for the purposes of this Plan.”

6

This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment and, except as hereby amended; the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Eighth Amendment has been executed this 17th day of December, 2009.

THE HANOVER INSURANCE COMPANY

By:	/s/ Lorna W. Stearns
Authorized Representative

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THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

NINTH AMENDMENT

To the Restatement Generally Effective January 1, 2005

THIS NINTH AMENDMENT is executed by The Hanover Insurance Company, a New Hampshire corporation (the “Company”).

WHEREAS, the most recent restatement of The Hanover Insurance Group Retirement Savings Plan (the “Plan”) was adopted on December 29, 2005 and was generally effective January 1, 2005, and such restatement was amended by the adoption of the First Amendment on March 5, 2007, the Second Amendment on June 26, 2007, the Third Amendment on April 30, 2008, the Fourth Amendment on November 19, 2008; the Fifth Amendment on December 22, 2008; the Sixth Amendment on September 9, 2009; the Seventh Amendment on September 18, 2009; and the Eighth Amendment on December 17, 2009; and

WHEREAS, the Company has reserved the right to amend the Plan any time under Section 19.01 of the Plan.

NOW, THEREFORE, the Plan is amended as follows:

1. Section 4.03 of the Plan is amended by the addition of the following new paragraph (c):

(c) Notwithstanding any other provision in the Plan to the contrary, for the 2010 Plan Year only, and subject to compliance with applicable Code discrimination laws, rules and regulations, each Participant who was an Employee on December 31, 2009, has been continuously employed from December 31, 2009 through March 1, 2010 and who earned Compensation during the Plan Year ended December 31, 2009, shall receive an Employer paid contribution of $500, whether or not such Employee has elected to make Salary Reduction Contributions to the Plan during such continuous period of employment. This Employer contribution shall be made in cash to the Non-Elective Employer Contribution Account established for any such eligible Employee as soon after March 1, 2010 as is practicable and shall be invested per the direction of the Participant in accordance with Section 16.02 of the Plan.

This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment and, except as hereby amended; the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Ninth Amendment has been executed this 25th day of February, 2010.

THE HANOVER INSURANCE COMPANY

By:	/s/ Lorna W. Stearns
Authorized Representative

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

TENTH AMENDMENT

To the Restatement Generally Effective January 1, 2005

THIS TENTH AMENDMENT is executed by The Hanover Insurance Company, a New Hampshire corporation (the “Company”).

WHEREAS, the most recent restatement of The Hanover Insurance Group Retirement Savings Plan (the “Plan”) was adopted on December 29, 2005 and was generally effective January 1, 2005, and such restatement was amended by the adoption of the First Amendment on March 5, 2007; the Second Amendment on June 26, 2007; the Third Amendment on April 30, 2008; the Fourth Amendment on November 19, 2008; the Fifth Amendment on December 22, 2008; the Sixth Amendment on September 9, 2009; the Seventh Amendment on September 18, 2009; the Eighth Amendment on December 17, 2009; and the Ninth Amendment on February 25, 2010; and

WHEREAS, the Company has reserved the right to amend the Plan any time under Section 19.01 of the Plan; and

WHEREAS, the Company desires to amend the Plan to reflect certain provisions of the Worker, Retiree and Employer Recovery Act of 2008, and to reflect the provisions of the final Treasury Regulations relating to qualified automatic contribution arrangements.

NOW, THEREFORE, the Plan is amended effective as of January 1, 2009 except as otherwise provided as follows:

1. Article II of the Plan is amended by the addition of the following new definitions and section references in Article II and throughout the Plan are renumbered to reflect the addition of such definitions:

“‘Account’ shall mean an account established and maintained pursuant to Section 8.01 for each Participant, when appropriate, to account for the Participant’s Accrued Benefit.

‘Affirmative Election’ shall mean an election by an Eligible Participant to (a) have Salary Reduction Contributions made at the percentage of Compensation specified in his or her Salary Reduction Agreement, or (b) not have Salary Reduction Contributions made on his or her behalf.

‘Automatic Contributions’ shall mean the Salary Reduction Contributions that result from the operation of this Section 5.05(c) of the Plan.

‘Automatic Contribution Arrangement’ shall mean the arrangement set forth in Section 5.05 of the Plan pursuant to which, in the absence of an Affirmative Election, an Employee, who is eligible to participate in the Plan is treated as having elected to direct the Employer to reduce his or her Compensation in order that the Employer may make Salary Reduction Contributions to the Plan on behalf of the Participant equal to a uniform percentage of Compensation.

‘Eligible Employee’ shall mean an Employee who has satisfied the requirements to participate in this Plan as set forth in Section 3.01.

‘Eligible Participant’ shall mean an Eligible Employee subject to the Automatic Contribution Arrangement as provided for in Section 5.05(b) of the Plan.

‘Permissible Withdrawal’ shall mean a withdrawal by an Eligible Participant who is enrolled in the Automatic Contribution Account prior to January 1, 2011 pursuant to Section 5.05(e) of this Plan which meets the following rules:

(a)	Election and Timing of Election. The withdrawal is made pursuant to an election by an Eligible Participant and such election is made no later than 90 days after the date of the first Automatic Contribution with respect to the Eligible Participant under the Automatic Contribution Arrangement. The effective date of any such election shall not be after the earlier of (i) the pay date for the second pay period that begins after the date the election is made; and (ii) the first pay date that occurs at least 30 days after the election is made.

(b)	Amount of Withdrawal. The amount of such withdrawal shall be equal to the amount of the Automatic Contributions made through the effective date of the Participant’s election (described in (a) above), adjusted for allocable gains and losses to the date of such withdrawal.

‘Qualified Automatic Contribution Arrangement (“QACA”)’ shall mean a qualified automatic contribution arrangement that meets the requirements of Code Section 401(k)(13)(B). Effective for Plan Years beginning on or after January 1, 2009, this Plan is intended to satisfy the requirements of Code Section 401(k)(13)(B) including but not limited to, the automatic enrollment and contribution provisions and the applicable notice requirements of Section 5.05 and the required Employer contributions of the Match Contribution made by the Employer to the Trust pursuant to Section 4.02 of the Plan. Further, this Plan is intended to be an eligible automatic contribution arrangement that satisfies the provisions of Code Section 414(w)(3) with respect to Eligible Participants who are enrolled in the Automatic Contribution Arrangement prior to January 1, 2011.

‘Qualified Default Investment Alternative’ shall mean an investment alternative available to Participants and Beneficiaries that satisfies the requirements of ERISA § 404(c)(5) and the applicable Department of Labor regulations thereunder and shall be subject to the following rules:

(a)	No Employer Securities. The Qualified Default Investment Alternative does not hold or permit the acquisition of Employer securities, except as permitted by Department of Labor Regulation Section 2550.404c–5(e)(1)(ii);

(b)	Transfer Permitted. The Qualified Default Investment Alternative permits a Participant or Beneficiary to transfer, in whole or in part, his or her investment from the Qualified Default Investment Alternative to any other investment alternative available under the Plan, pursuant to the rules of Department of Labor Regulation Section 2550.404c–5(c)(5);

(c)	Management. The Qualified Default Investment Alternative is:

(1)	Managed by: (A) an investment manager, within the meaning of ERISA Section 3(38); (B) a Plan trustee that meets the requirements of ERISA Section 3(38)(A), (B) and (C); or (C) the Sponsor Employer who is a named fiduciary within the meaning of ERISA Section 402(a)(2);

(2)	An investment company registered under the Investment Company Act of 1940; or

(3)	An investment product or fund described in Department of Labor Regulation Section 2550.404c–5(e)(4)(iv) or (v); and

(d)	Types of Permitted Investments. The Qualified Default Investment Alternative must be an investment product or fund described in Department of Labor Regulation Section 2550.404c–5(e)(4).

‘Salary Reduction Agreement’ shall mean an agreement between the Employer and an Eligible Employee as set forth in Sections 3.01(b) and 5.04 pursuant to which the Eligible Employee authorizes the Employer to withhold a specified percentage of his or her Compensation (otherwise payable in cash) for deposit to the Plan on behalf of such Employee.

‘Salary Reduction Contribution’ shall mean a pre-tax contribution made by the Employer on behalf of an Eligible Employee pursuant to a Salary Reduction Agreement and or an Automatic Contribution made by the Employer on behalf of an Eligible Participant pursuant to the Automatic Contribution Arrangement provisions of Section 5.05 of the Plan.”

2. The first two sentences and the first clause of the third sentence of paragraph (a) of the definition of the term definition, “Compensation” in Article II and the two subparagraphs thereunder (i) and (ii) of the Plan are deleted in their entirety and the following new language is inserted in lieu thereof:

“For purposes of Articles IX and X, for purposes of determining a Participant’s Salary Reduction Contributions pursuant to Section 3.01(b), 5.04, and 5.05 and for purposes of determining an Eligible Employee’s Match Contribution under Section 4.02 and Non-Elective Employer Contribution pursuant to Section 4.03, Compensation shall mean the total wages or salary, overtime, bonuses, and any other taxable remuneration paid to an Employee by the Employer during the Plan Year, while the Employee is a Participant, as reported on the Participant’s W-2 for the Plan Year. Provided, however, that Compensation for this purpose shall be determined without reduction for (i) any Salary Reduction Contributions contributed to the Plan on the Participant’s behalf for the Plan Year; and (ii) any other amount which is contributed or deferred by the Employer at the election of a Participant which is not includible in the gross income of the Participant by reason of Code Section 125, 132(f)(4), 402(e)(3), 402(h), or 403(b).

Notwithstanding the above, for purposes of determining a Participant’s Salary Reduction Contributions pursuant to Section 3.01(b), 5.04, and 5.05 and for purposes of determining an Eligible Employee’s Match Contribution under Section 4.02 and Non-Elective Employer Contribution pursuant to Section 4.03, Compensation shall not include:

(i)	incentive compensation paid to Participants pursuant to the Employer’s Executive Long Term Performance Unit Plan or pursuant to any similar or successor executive incentive compensation plan;

(ii)	Employer contributions to a deferred compensation plan or arrangement (other than (i) Salary Reduction Contributions contributed to the Plan on the Participant’s behalf for the Plan Year; and (ii) any other amount which is contributed or deferred by the Employer at the election of a Participant which is not includible in the gross income of the Participant by reason of Code Section 125, 132(f)(4), 402(e)(3), 402(h), or 403(b)) either for the year of deferral or for the year included in the Participant’s gross income;”

3. The definition of the term, “Top Heavy Plan” in Article II of the Plan is amended by the addition of the following new paragraph:

“For Plan Years beginning on and after January 1, 2009, the Match Contribution provided for in Section 4.02 may also be used to satisfy the minimum contribution requirement for a Top-Heavy Plan, provided no other contribution is made to the Plan for that Plan Year. Further, notwithstanding anything in the Plan to the contrary, in any Plan Year beginning on and after January 1, 2009 in which Employer contributions to the Plan consist solely of the Match Contribution provided for in Section 4.02, then such Plan will not be treated as a Top Heavy Plan and will be exempt from the top heavy requirements of Code Section 416. Furthermore, if the Plan (but for the prior sentence) would be treated as a Top Heavy Plan because the Plan is a member of an aggregation group which is a top heavy group, then the contributions under the Plan may be taken into account in determining whether any other plan in the aggregation group meets the top heavy requirements of Code Section 416.”

4. The first three paragraphs of Section 3.01(a) of the Plan are deleted in their entirety and the following new paragraphs are inserted in lieu thereof:

“(a)	“In General. Employees who are employed by the Employer on January 1, 2010 and who were eligible to participate in this Plan on December 31, 2009 shall be Participants in this Plan on January 1, 2010.

For Plan Years beginning on and after January 1, 2005, an Employee shall be eligible to participate in this Plan upon completion of one Hour of Service, provided the Employee is then employed in an eligible class of Employees. For Plan Years beginning prior to January 1, 2005, an Employee shall be eligible to participate in this Plan on the first day of the calendar month coincident with or following the completion of one Year of Service, provided the Employee is then employed in an eligible class of Employees.

For Plan Years beginning on or after January 1, 2005, an Employee shall be eligible to receive Match Contributions upon completion of one Hour of Service, provided the Employee is then employed in an eligible class of Employees. For Plan Years beginning prior to January 1, 2005, an Employee shall be eligible to receive Match Contributions effective on the first day of the calendar month coincident with or following completion of one Year of Service, provided the Employee is then employed in an eligible class of Employees.”

5. Section 3.01(b) of the Plan is deleted in its entirety and the following new section 3.01(b) is inserted in lieu thereof:

“(b)	Employee Participation. On or after the date an Employee first becomes eligible to participate in the Plan, the Employee may direct the Employer to reduce his or her Compensation in order that the Employer may make Salary Reduction Contributions to the Plan, including Catch-up Contributions, on the Employee’s behalf-in accordance with Section 5.04; provided that for Plan Years beginning on January 1, 2009 and thereafter, any Eligible Participant shall be subject to the automatic enrollment and contribution provisions of Section 5.05.”

6. The first paragraph of Section 4.01 of the Plan is deleted in its entirety and the following new paragraph is inserted in lieu thereof:

“4.01	Salary Reduction Contributions. The Employer shall make Salary Reduction Contributions to the Plan and Trust, including Catch-up Contributions described in Code Section 414(v), to the extent and in the manner specified in Sections 3.01(b), 5.04, and 5.05.”

7. Section 4.02 of the Plan is deleted in its entirety and following new Section 4.02 is inserted in lieu thereof:

“4.02	Match Contributions.

(a)	For Plan Years beginning on or after January 1, 2009, for each pay period during a Plan Year that a Salary Reduction Contribution is made to the Plan on behalf of a Participant, the Employer shall make a Match Contribution to the Plan on behalf of the Participant equal to 100% of such Salary Reduction Contributions that do not exceed 6% of the Participant’s Compensation for such pay period; provided that no such Match Contribution shall be made with respect to any part or all of any such Salary Reduction Contribution that, when added to other such Salary Reduction Contributions made to the Plan on behalf of the Participant during the Plan Year, would cause the applicable dollar amount under Code Section 402(g)(1)(B) to be exceeded for such Plan Year unless the Salary Reduction Contribution may be treated as a Catch-up Contribution that does not exceed the limitation under Code Section 402(g)(1)(C). All such Match Contributions shall be made to the Match Contribution Account established for the Participant as soon after each such pay period as practicable.

For Plan Years beginning on or after January 1, 2005 and before January 1, 2009, unless otherwise voted by the Board of Directors of the Employer, for each pay period that an eligible Salary Reduction Contribution is made by a Participant to the Trust, not to exceed the Code Section 402(g)(1)(B) limitation and not including Catch-up Contributions, the Employer shall make a Match Contribution to the Trust on the Participant’s behalf equal to 100% of the first 5% of the Participant’s Salary Reduction Contributions, not including Catch-up Contributions, made during the pay period. Such Match Contribution shall be made to the Match Contribution Account established for the Participant.

The Employer shall contribute Match Contributions to the Trust Fund as soon as practicable following the end of each pay period. Such Match Contributions shall be made in cash and shall be allocated to the Match Contribution Account of each Participant. Such Match Contributions shall be invested per the directions of Participants in accordance with Section 16.02.

For Plan Years beginning on and after January 1, 2009, within 30 days following the end of each Plan Year, if required, the Employer shall make a “true-up” Match Contribution to the Match Contribution Account of each Participant employed by the Employer during the Plan Year, such that the total amount of Match Contributions for each Participant for the Plan Year shall be equal to 100% of the Participant’s Salary Reduction Contributions that do not exceed 6% of the Participant’s Compensation for such Plan Year (and not merely 100% of the Participant’s Salary Reduction Contributions that do not exceed 6% of the Participant’s Compensation for each pay period during the Plan Year); provided that no such Match Contribution shall be made with respect to any part or all of any such Salary Reduction Contributions that would cause the applicable dollar amount under Code Section 402(g)(1)(B) to be exceeded for such Plan Year unless the Salary Reduction Contribution can be treated as a Catch-up Contribution that does not exceed the limitation under Code Section 402(g)(1)(C).

For Plan Years beginning on or after January 1, 2005 and before January 1, 2009, within 30 days following the end of each Plan Year, if required, the Employer shall make a “true-up” Match Contribution to the Match Contribution Account of each Participant employed by the Employer on the last day of the Plan Year, such that the Match Contribution for such eligible Participant for the Plan Year shall be 100% of the eligible Employer Match Contribution percentage of each such Participant’s Salary Reduction Contributions made during the entire Plan Year, not including Catch-up Contributions, not merely 100% of the eligible Employer Match Contribution percentage of the Participant’s Salary Reduction Contributions, not including Catch-up Contributions, made each pay period during the Plan Year.

(b)

For Plan Years beginning on or after January 1, 2009, (i) the Match Contributions made pursuant to Section 4.02(a) shall be subject to the withdrawal restrictions set forth in Code Section 401(k)(2)(B) and Treasury Regulation Section 1.401(k)-1(d); and (ii) pursuant to Code Section 401(k)(2)(B) and Treasury Regulations Section 1.401(k)-1(d), such contributions (and earnings thereon) shall not be distributable earlier than severance from employment, death, disability, an event described in Code Section 401(k)(10), or the attainment of age 59 1/2 and shall not be eligible for distribution for reasons of “financial hardship”.”

8. Article V of the Plan is amended by the addition of the following new Sections 5.04 and 5.05:

“5.04.	Salary Reduction Contributions.

(a)	An Employee who is eligible to participate in the Plan may execute a Salary Reduction Agreement to reduce his or her Compensation in order to make Salary Reduction Contributions to the Plan, including Catch-up Contributions. The Salary Reduction Agreement shall be made in a form approved by the Plan Administrator (including, if applicable, by means of telephone, computer, or other paperless media). The Compensation of any Eligible Employee electing salary reduction shall be reduced by the whole percentage requested by the Employee; provided, however, that the Plan Administrator shall identify the maximum whole percentage on an annual basis. Any Salary Reduction Agreement shall become effective as soon as administratively feasible after the Employee elects to have his or her salary reduced. For Plan Years beginning on or after January 1, 2006, except for occasional, bona fide administrative considerations, Salary Reduction Contributions made pursuant to a Salary Reduction Agreement cannot precede the earlier of (1) the performance of services relating to the contribution and (2) when the compensation that is subject to the election would be currently available to the Participant in the absence of an election to defer.

A Participant may elect at any time to change or discontinue his or her Salary Reduction Agreement. Unless otherwise agreed to by the Plan Administrator, the election shall become effective as soon as administratively feasible after the Employee elects such change or discontinuance.

(b)	Make-up Elective Deferrals under USERRA. Effective for Plan Years beginning on and after January 1, 2008, a Participant who has the right to make-up elective deferrals (Salary Reduction Contributions) under USERRA shall be permitted to increase his or her elective deferral with respect to a make-up year without regard to any provision limiting contributions for such Plan Year. Make-up contributions shall be limited to the maximum amount permitted under the Plan and the statutory limitations applicable with respect to the make-up year. Employee-related make-up contributions must be made within the time period beginning on the date of reemployment and continuing for the lesser of five (5) years or three (3) times the period of military service.

For Plan Years beginning prior to January 1, 2009, “Make-up” Salary Reduction Contributions made by reason of an Eligible Employee’s qualified military service under Code section 414(u) shall not be taken into account for any year when calculating an employee’s Actual Deferral Percentage (under Section 9.01(a)) as provided for in Treasury Regulation section 1.401(k)-2(a)(5)(v) and Match Contributions thereon shall not be taken into account for any year when calculating an employee’s Average Contribution Percentage (under Section 10.01(a)) as provided for in Treasury Regulation section 1.401(m)-2(a)(5)(vi).

5.05	Qualified Automatic Contribution Arrangement (“QACA”).

(a)	Effective Date of the QACA. Effective for Plan Years beginning on or after January 1, 2009, the provisions of this Section 5.05 of the Plan shall apply to each Participant subject to the QACA and the Employer will provide the Match Contribution specified in Section 4.02 of the Plan. This Section 5.05 of the Plan supersedes any State (or Commonwealth) law that would directly or indirectly prohibit or restrict the inclusion of an automatic contribution arrangement in the Plan, pursuant to ERISA Section 514(e)(1) and Department of Labor Regulation Section 2550.404c–5(f).

(b)	Participants Subject to the QACA. The following Eligible Employees shall be Eligible Participants subject to the Automatic Contribution Arrangement:

(i)	Each Employee who becomes eligible to participate in the Plan on and after January 1, 2009 and is eligible to make a Salary Reduction Contribution.

(ii)	Each Employee who became eligible to participate in the Plan prior to January 1, 2009 and who is eligible to participate in the Plan on January 1, 2009, except any such Participant who had in effect a Salary Reduction Agreement on such date (regardless of the amount of the Salary Reduction Contribution affirmatively elected under the agreement).

(c)	Automatic Contribution Arrangement.

(i)	Automatic Contributions. Except as provided in Section 5.05(d) of the Plan, an Eligible Participant will be treated as having elected to direct the Employer to reduce his or her Compensation in order that the Employer may make Salary Reduction Contributions to the Plan equal to the following uniform percentages of Compensation:

A.	Initial Period. An Eligible Participant will be treated as having elected to have the Employer make Salary Reduction Contributions to the Plan in an amount equal to 3% of his or her Compensation during the initial period. For this purpose, the initial period begins when the Employee is first subject to the Automatic Contributions default election under this Section 5.05(c)(i) and ends on the last day of the following Plan Year.

B.	Subsequent Plan Years. For the three Plan Years immediately following the initial period, an Eligible Participant will be treated as having elected to have the Employer make Salary Reduction Contributions to the Plan in the amounts equal to 4%, 5% and 6% respectively, of his or her Compensation. For all Plan Years thereafter, an Eligible Participant will be treated as having elected to have the Employer make Salary Reduction Contributions to the Plan in the amounts equal to 6% of his or her Compensation.

C.

Treatment of Rehires. The default percentages of Compensation stated above for the purposes of the Automatic Contributions are based on the date the initial period begins, regardless of whether the Employee continues to be eligible to make Salary Reduction Contributions under the Plan after that date. Thus, the applicable percentage is generally determined based on the number of years since an Automatic Contribution was first made on behalf of an Eligible Participant. However, if Automatic Contributions are not made on behalf of an Eligible Participant for an entire Plan Year (e.g., due to termination of employment), such Eligible Participant shall be treated as having a new initial period for determining the default percentage of Compensation stated above (if Automatic Contributions are to recommence with respect to the Eligible Participant), regardless of what minimum percentage would otherwise apply to that Eligible Participant.

(ii)	Effective Date of Automatic Contributions. The effective date of the first Automatic Contribution provided for in paragraph (i) above, will be as soon after an Eligible Participant becomes subject to the QACA as is practicable, consistent with (a) applicable law, and (b) the objective of affording the Eligible Participant a reasonable period of time after receipt of the notice to make an Affirmative Election (and, an investment election). However, in no event will the Automatic Contribution be effective later than the earlier of (a) the pay date for the second payroll period that begins after the date the QACA safe harbor notice (described in Section 5.05(f) of the Plan) is provided to the Eligible Participant, or (b) the first pay date that occurs at least 30 days after the QACA safe harbor notice is provided to the Eligible Participant.

(d)	Rules Related to Automatic Contributions.

(i)	Affirmative Election to Override Automatic Contributions. An Eligible Participant will have a reasonable period of time after receipt of the notice to make an Affirmative Election (and, an investment election). The Automatic Contributions provided for in Section 5.05(c) of the Plan shall cease with respect to an Eligible Participant as soon as administratively feasible after the Eligible Participant makes an Affirmative Election. An Eligible Participant’s Affirmative Election will not expire, but will remain in force until changed by the Eligible Participant. An Eligible Participant need not execute a subsequent or new Affirmative Election in order to have the prior or old Affirmative Election apply to override the Automatic Contributions provided for in Section 5.05(c) of the Plan in any subsequent Plan Year. Any subsequent change to an Eligible Participant’s Affirmative Election will be made in accordance with Section 5.04 of the Plan relating to a Participant’s right to elect at any time to change or discontinue his or her Salary Reduction Agreement.

(ii)	Applying Statutory Limits to Automatic Contributions. The Automatic Contributions provided for in Section 5.05(c) of the Plan shall be limited each Plan Year so as not to exceed the limits of Code Sections 401(a)(17), 402(g)(1), or 415.

(iii)	No Automatic Contributions during Hardship Suspension. No Automatic Contributions provided in Section 5.05(c) of the Plan shall apply during the six-month period of suspension, under Section 11.02 of the Plan, of a Participant’s right to make Salary Reduction Contributions to the Plan following a distribution for “financial hardship”.

(e)	Permissible Withdrawals.

(i)	Withdrawal Election. An Eligible Participant who is enrolled in the Automatic Contribution Arrangement prior to January 1, 2011 may elect to make a Permissible Withdrawal of the Automatic Contributions that are made to the Plan on his or her behalf.

(ii)

Forfeiture of Match Contribution. Notwithstanding the vesting provisions of this Plan, any amounts attributable to Match Contributions allocated to the Match Contribution Account of an Eligible Participant with respect to Automatic Contributions that have been withdrawn pursuant to this Section 5.05(e) shall be forfeited. In the event that Match Contributions would otherwise be allocated to the Eligible Participant’s Match

Contribution Account with respect to Automatic Contributions that have been so withdrawn, the Employer shall not contribute such Match Contributions to the Plan.

(f)	Default Investment. If an Eligible Participant does not direct the investment of the assets in his or her Account, including the Automatic Contributions and Match Contributions related thereto, then such assets will be invested in a Qualified Default Investment Alternative as provided for in Section 16.03 of the Plan.

(g)	Notice Requirements for QACA Safe Harbor. The notice requirement is satisfied if each Eligible Participant is given an annual notice of his or her rights and obligations under the Plan and the notice provided satisfies the content requirement and the timing requirement as follows:

(i)	The notice shall be sufficiently accurate and comprehensive to inform the Eligible Participant of the Eligible Participant’s rights and obligations under the Plan and written in a manner calculated to be understood by the average Eligible Participant. The notice shall accurately describe: (1) the Match Contribution formula stated in Section 4.02 of the Plan; (2) any other contributions under the Plan and the conditions under which such contributions are made; (3) the type and amount of Compensation that may be deferred under the Plan; (4) how to make cash or deferred elections, including any administrative requirements that apply to such elections; (5) the periods available under the Plan for making cash or deferred elections; (6) withdrawal and vesting provisions applicable to contributions under the Plan; and (7) information that makes it easy to obtain additional information about the Plan; provided that the notice requirement with respect to the information described in items (2), (3), and (4) may be satisfied by cross-reference to the applicable sections of the Plan’s summary plan description. In addition, the notice shall accurately describe: (1) the Automatic Contributions that will be made on behalf of the Eligible Participant in the absence of an Affirmative Election; (2) the Eligible Participant’s right to elect not to have the Automatic Contributions made on his or her behalf (or to elect to have Salary Reduction Contributions made in a percentage of Compensation different than that which is provided for in Section 5.05(c) of the Plan, at the percentage of Compensation specified in his or her Salary Reduction Agreement); (3) how contributions made under the Automatic Contribution Arrangement will be invested in the absence of any investment election by the Eligible Participant; and (4) with respect to Eligible Participants who are enrolled in the Automatic Contribution Account prior to January 1, 2011, the Eligible Participant’s right to make a Permissible Withdrawal of the Automatic Contributions made on his or her behalf and the procedures for doing so. After receipt of the notice described in this paragraph, any Eligible Participant to whom the Automatic Contribution Arrangement relates must have a reasonable period of time before the first Automatic Contribution is made to exercise the rights set forth within the notice including, but not limited to, executing an Affirmative Election to override the Automatic Contributions provided for in Section 5.05(c) of the Plan.

(ii)

If the notice is provided to Eligible Participants within a reasonable period before the beginning of each Plan Year (or in the Plan Year an Employee becomes eligible, within a reasonable period before the Employee becomes eligible), the Plan shall satisfy the notice requirements. Notwithstanding the foregoing general rule, a notice shall be deemed to have been provided in timely manner if the notice is provided to each Employee who is eligible to participate in the Plan for the Plan Year at least thirty (30) days but no more than ninety (90) days before the beginning of the Plan Year. If an Employee does not receive the notice because he or she only becomes eligible to participate in the Plan after the ninetieth day before the beginning of the Plan Year, the requirement to give the notice will be satisfied if the notice is provided not more than ninety (90) days before the Employee becomes eligible to participate in the Plan, but in no event later than the date the Employee becomes eligible to participate in the Plan.

(iii)	Each Eligible Participant may make or modify a deferral election during the thirty (30) day period immediately following receipt of the notice described above, as provided for in Section 5.04 of the Plan.

(iv)	The Plan may provide the notice in writing or by electronic means. If provided electronically, the notice must be no less understandable than a written paper document and at the time of delivery of the electronic notice, the Employee is advised that he or she may request to receive the notice in writing at no additional charge.”

9. Delete paragraph (c) of Section 9.01 in its entirety and change the section references throughout the Plan to reflect the deletion of paragraph (c) of Section 9.01 and change all references from “Eligible Participant” in Article IX of the Plan to “Eligible Employee”.

10. The first clause of the first sentence of Section 9.02 of the Plan is deleted in its entirety and following language is inserted in lieu thereof (creating paragraphs (a) and (b) of Section 9.02):

“(a)	For Plan Years beginning on or after January 1, 2009, the Plan will be treated as meeting the actual deferral percentage test set forth in Code Section 401(k)(3)(A)(ii) in each Plan Year with respect to which the Qualified Automatic Contribution Arrangement provisions of this Plan remain in effect.

(b)	For Plan Years beginning before January 1, 2009, the Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year compared to the Average Actual Deferral Percentage for Non-Highly Compensated Employees for the Plan Year must satisfy one of the following tests:”

11. The first sentence of Section 9.03 of the Plan is deleted in its entirety and following new sentence is inserted in lieu thereof:

“For Plan Years beginning before January 1, 2009, notwithstanding any other provision of this Plan except Section 9.05, Excess 401(k) Contributions as adjusted for gain or loss, including for the Plan Year ended December 31, 2007, an adjustment for gain or loss for the period between the end of the Plan Year and the date of the distribution (the “gap period”), shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess 401(k) Contributions were allocated for the preceding Plan Year.”

12. Section 9.04 is amended to provide that it applies to Plan Years beginning before January 1, 2009 and Section 9.05 is amended to provide that it applies to Plan Years beginning on and after January 1, 2006 and before January 1, 2009.

13. Article X of the Plan amended by the addition of the following language immediately before Section 10.01:

“For Plan Years beginning on or after January 1, 2009, the Plan will be treated as meeting the actual contribution percentage test set forth in Code Section 401(m)(2) in each Plan Year with respect to which the Qualified Automatic Contribution Arrangement provisions of this Plan remain in effect. The following provisions of this Article shall apply with respect to Plan Years prior to January 1, 2009 unless otherwise noted.”

14. Delete the second sentence of paragraph (b) of Section 10.01 in its entirety and insert in lieu thereof the following new sentence:

“For Plan Years beginning on and after January 1, 2006, Salary Reduction Contributions (other than Catch-up Contributions) made on behalf of Participants who are Non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits (set forth in Section 9.02(b) hereof) but are not necessary to be taken into account in order to satisfy such limits, may instead be included in the above described numerator, to the extent permitted by Treasury Regulation section 1.401(m)-2(a)(6).”

15. Delete paragraph (c) of Section 10.01 in its entirety and change the section references throughout the Plan to reflect the deletion of paragraph (c) of Section 10.01 and change all references from “Eligible Participant” in Article X of the Plan to “Eligible Employee”.

16. Paragraphs B. and D. of Section 11.02(ii) are deleted in their entirety and the following new Paragraphs B. and D. of Section 11.02(ii) are inserted in lieu thereof:

“B.	All plans maintained by the Employer provide that the Employee’s Salary Reduction Contributions (and any other Employee contributions) will be suspended for six months (twelve months for hardship distributions made prior to January 1, 2002) after the receipt of the hardship distribution; provided that in the case of an Eligible Participant, Automatic Contributions shall resume at the end of such suspension period subject to the provisions of Section 5.05 of the Plan;

D.	In addition for hardship distributions made before 2002, all plans maintained by the Employer provide that the Employee may not make Salary Reduction Contributions for the Employee’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g)(1) of the Code for such taxable year less the amount of such Salary Reduction Contributions for the taxable year of the hardship distribution.”

17. Paragraph (c) of Section 13.12 of the Plan is deleted in its entirety and the following new paragraph (c) is inserted in lieu thereof:

“(c)	For distributions after June 9, 2009, a non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his or her distribution to an individual retirement account the Beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.

Although a non-spouse Beneficiary may roll over directly a distribution as provided in above, any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code 401(a)(31) (including Code Section 401(a)(31)(B), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c)). If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.

If the Participant’s named Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a “designated beneficiary” within the meaning of Code Section 401(a)(9)(E).

A non-spouse Beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance. If the Participant dies before his or her required beginning date and the non-spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulations Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse Beneficiary’s distribution.”

18. Article XVI of the Plan amended by the addition of the following new section 16.03 immediately after section 16.02 of the Plan:

“16.03	Default Investment.

(a)	General Rules.

(i)	Qualified Default Investment Alternative. If a Participant or Beneficiary has the opportunity to direct the investment of the assets in his or her Account (but does not direct the investment of such assets), then such assets in his or her Account will be invested in a Qualified Default Investment Alternative.

(ii)	Transfer from Qualified Default Investment Alternative. Any Participant or Beneficiary on whose behalf assets are invested in a Qualified Default Investment Alternative may transfer, in whole or in part, such assets to any other investment alternative available under the Plan with a frequency consistent with that afforded to a Participant or Beneficiary who elected to invest in the Qualified Default Investment Alternative, but not less frequently than once within any 3-month period.

(iii)	No Fees during First 90 Days. Any Participant’s or Beneficiary’s election to make such transfer from the Qualified Default Investment Alternative, or a Permissible Withdrawal (by any Eligible Participant who is enrolled in the Automatic Contribution Arrangement prior to January 1, 2011), or other first investment in a Qualified Default Investment Alternative on behalf of a Participant or Beneficiary, will not be subject to any restrictions, fees or expenses (including surrender charges, liquidation or exchange fees, redemption fees and similar expenses charged in connection with the liquidation of, or transfer from, the investment), except as permitted in Department of Labor Regulation Section 2550.404c–5(c)(5)(ii)(B).

(iv)	Limited Fees after First 90 Days. Following the end of the 90-day period described in paragraph (iii), any transfer described in paragraph (ii) above or Permissible Withdrawal (by any Eligible Participant who is enrolled in the Automatic Contribution Arrangement prior to January 1, 2011) shall not be subject to any restrictions, fees or expenses not otherwise applicable to a Participant or Beneficiary who elected to invest in that Qualified Default Investment Alternative.

(v)	Materials Must Be Provided. A Plan fiduciary shall provide to a Participant or Beneficiary the materials set forth in Department of Labor Regulation Section 2550.404c-1(b)(2)(i)(B)(1)(viii) and (ix) and Department of Labor Regulation Section 404c-1(b)(2)(i)(B)(2) relating to a Participant’s or Beneficiary’s investment in a Qualified Default Investment Alternative.

(b)	Notice Requirements. The following provisions apply to the notice required by a Qualified Default Investment Alternative:

(i)	Manner. Such notice will be written in a manner calculated to be understood by the average Plan Participant.

(ii)	Content. Such notice will contain the following:

A.	A description of the circumstances under which assets in the individual Account of a Participant or Beneficiary may be invested on behalf of the Participant or Beneficiary in a Qualified Default Investment Alternative; and, if applicable, an explanation of the circumstances under which Automatic Contributions will be made on behalf of a Participant, the percentage of Compensation that such Automatic Contributions represent, and the right of the Participant to elect not to have such made on the Participant’s behalf (or to elect to have Salary Reduction Contributions made at a different percentage);

B.	An explanation of the right of Participants and Beneficiaries to direct the investment of assets in their individual accounts;

C.	A description of the Qualified Default Investment Alternative, including a description of the investment objectives, risk and return characteristics (if applicable), and fees and expenses attendant to the Qualified Default Investment Alternative;

D.	A description of the right of the Participants and Beneficiaries on whose behalf assets are invested in a Qualified Default Investment Alternative to direct the investment of those assets to any other investment alternative under the Plan, including a description of any applicable restrictions, fees or expenses in connection with such transfer; and

E.	An explanation of where the Participants and Beneficiaries can obtain investment information concerning the other investment alternatives available under the Plan.

(iii)	Timing. The Participant or Beneficiary on whose behalf an investment in a Qualified Default Investment Alternative may be made must be furnished such notice during the following periods: (1) At least 30 days in advance of the Participant’s eligibility to participate in the Plan, or at least 30 days in advance of the date of any first investment in a Qualified Default Investment Alternative on behalf of a Participant or Beneficiary; and (2) Within a reasonable period of time of at least 30 days in advance of each subsequent Plan Year.”

19. The second sentence of Section 20.02 is deleted in its entirety (and moved to Section 5.04(b) as above provided).

This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment and, except as hereby amended; the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Tenth Amendment has been executed this 14th day of September, 2010.

THE HANOVER INSURANCE COMPANY

By:	/s/ Lorna Stearns
Authorized Representative

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

ELEVENTH AMENDMENT

To the Restatement Generally Effective January 1, 2005

THIS ELEVENTH AMENDMENT is executed by The Hanover Insurance Company, a New Hampshire corporation (the “Company”).

WHEREAS, the most recent restatement of The Hanover Insurance Group Retirement Savings Plan (the “Plan”) was adopted on December 29, 2005 and was generally effective January 1, 2005, and such restatement was amended by the adoption of the First Amendment on March 5, 2007; the Second Amendment on June 26, 2007; the Third Amendment on April 30, 2008; the Fourth Amendment on November 19, 2008; the Fifth Amendment on December 22, 2008; the Sixth Amendment on September 9, 2009; the Seventh Amendment on September 18, 2009; the Eighth Amendment on December 17, 2009; the Ninth Amendment on February 25, 2010; and the Tenth Amendment on September 14, 2010; and

WHEREAS, the Company has reserved the right to amend the Plan any time under Section 19.01 of the Plan; and

WHEREAS, the Company desires to amend the Plan to address the participation of certain employees of the Company who were formerly employed by (i) Campania Holding Company, Inc. or its direct or indirect subsidiaries; (ii) Benchmark Professional Insurance Services, Inc. or its direct or indirect subsidiaries; or (iii) Insurance Company of the West or its direct or indirect subsidiaries;

WHEREAS, the Company desires to amend the Plan to remove the provisions of the Plan that relate to the investment of Plan assets in individual life insurance and annuity policies, because (i) such investments were only permitted with respect to Plan Years beginning prior to January 1, 1999; (ii) no Plan assets are currently invested in such policies; and (ii) the removal of such provisions will have no effect on any participant in the Plan; and

WHEREAS, the Company desires to amend the Plan to clarify the provisions of the Plan that relate to vesting and make such other changes in the Plan as the Company deems desirable.

NOW, THEREFORE, the Plan is amended effective as of January 1, 2010 except as otherwise specified, as follows:

1. Article II of the Plan is amended by the addition of the following new definition and section references in Article II and throughout the Plan are renumbered to reflect the addition of such definition.

“‘Annuity Starting Date’ shall mean the first day of the first period for which the Plan pays an amount as an annuity. In the case of a payment not in an annuity form, Annuity Starting Date shall mean the first day of the first period for which the benefit form is paid.”

2. Delete the last sentence in the first paragraph of the definition of the term “Catch-up Contributions” in its entirety.

3. Delete the definition of the term “Former Participant” in Article II of the Plan in its entirety and insert the following new definition in lieu thereof:

“‘Former Participant’ shall mean a person on whose behalf an Account is maintained, who was an Eligible Employee but who is not entitled to accrue a benefit under this Plan because he or she has ceased to be eligible to participate in the Plan for any reason.”

4. Delete the definition of the term “Internal Revenue Code” or “Code” in Article II of the Plan in its entirety and insert the following new definition in lieu thereof:

“Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection to the Code, includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces any such section or subsection, and also includes reference to any regulation issued pursuant to or with respect to such section or subsection.”

5. Delete the definition of the term “Insurer” in Article II of the Plan and change the section references throughout the Plan to reflect the deletion of the section of the Plan that defines the term “Insurer”.

6. Delete the definition of the term “Match Contribution” in Article II of the Plan in its entirety and insert the following new definition in lieu thereof:

“‘Match Contribution’ shall mean the contribution made by the Employer to the Trust pursuant to Section 4.02 of the Plan.”

7. Delete the definition of the term “Non-Elective Employer Contributions” in Article II of the Plan in its entirety and insert the following new definition in lieu thereof:

“‘Non-Elective Employer Contributions’” shall mean Employer contributions that are made by the Employer pursuant to Section 4.03 of the Plan.”

8. Delete the definition of the term “Normal Retirement Age” in Article II of the Plan in its entirety and insert the following new definition in lieu thereof:

“‘Normal Retirement Age’ shall mean the date on which the Participant attains Age 65.”

9. Delete definition of the term “Participant” in Article II of the Plan in its entirety and insert the following new definition in lieu thereof:

“‘Participant’ shall mean an Eligible Employee and, where the context requires, a Former Participant.”

10. Delete the definition of the term “Policy” in Article II of the Plan and change the section references throughout the Plan to reflect the deletion of the Plan that defines the term, “Policy”.

11. Delete the definition of the term “Profits”, including the definition of the term “Accumulated Profits”, in Article II of the Plan and change the section references throughout the Plan to reflect the deletion of the section of the Plan that defines the terms “Profits” and “Accumulated Profits”.

12. Delete the last sentence of the definition of the term “Trust Fund” in its entirety.

13. Section 3.01(a) of the Plan is amended by the addition of the following new sentence at the end of such section:

“Special rules for certain persons who were employed by (i) Campania Holding Company, Inc. or its direct or indirect subsidiaries; (ii) Benchmark Professional Insurance Services, Inc. or its direct or indirect subsidiaries; or (iii) Insurance Company of the West or its direct or indirect subsidiaries, immediately before being employed by the Employer are stated in Appendix B attached hereto.”

14. Delete the last sentence of Section 3.03 in its entirety.

15. Delete the first paragraph of Section 4.03(a) in its entirety and insert the following new paragraphs in lieu thereof

“For Plan Years beginning on or after January 1, 2010, the Board of Directors of the Employer may, in its discretion, determine to make a Non-Elective Employer Contribution to the Plan on behalf of the Employer for each Eligible Employee who is employed by the Employer on the last day of such Plan Year in an amount equal to a uniform percentage of each such Employee’s Compensation. Any such contribution shall be made in cash to the Non-Elective Employer Contribution Account established for each such Eligible Employee.

For Plan Years beginning on or after January 1, 2008 and before January 1, 2010, Eligible Employees who are employed by the Employer on the last day of the Plan Year will receive an Employer paid contribution in an amount equal to 2% of the Employee’s Compensation, unless otherwise voted by the Board of Directors of the Employer.”

16. Delete the first and second sentence of Section 4.08 in its entirety and insert the following new sentence in lieu thereof:

“The Trustee shall accept and hold under the Trust such contributions of money, or other property approved by the Employer for acceptance by the Trustee, on behalf of the Employer and Participants as it may receive from time to time from the Employer.”

17. Delete the last sentence of Section 5.02 in its entirety.

18. Delete the last sentence of Section 5.03 in its entirety and insert the following two new sentences in lieu thereof:

“Notwithstanding the foregoing, for Plan Years beginning on and after January 1, 2011, the Trustee shall not accept funds transferred from any such plan, which would otherwise provide for a life annuity form of payment to the Participant. Rollover Contributions to the Plan shall continue to be allowed in accordance with this Section 5.03.”

19. Renumber “Section 7.04A” as “Section 7.05” of Article VII and change the section references throughout the Plan to reflect the deletion of the change in the numbering of this section. Delete the parenthetical at the beginning Article VII in its entirety and insert the following parenthetical in lieu thereof: “(See Sections 7.12-7.16 for definitions applicable to this Article VII).” Delete the parenthetical before Section 7.12 in its entirety and insert the following parenthetical in lieu thereof: “(Sections 7.12-7.16 are definitions used in this Article VII).”

20. Delete the first sentence of the second paragraph of Section 8.01 in its entirety and insert the following new sentence in lieu thereof:

“The Plan Administrator shall instruct the Trustee to credit all appropriate amounts to each Participant’s Accounts.”

21. Delete the last sentence of Section 8.02 in its entirety and insert the following new sentence in lieu thereof:

“In making any such valuation of the Trust Fund, the Trustee shall not include any contributions made by the Employer, which have not been allocated to Participant Accounts prior to such Valuation Date.”

22. Delete the third paragraph of Section 13.01 in its entirety and insert the following new paragraph in lieu thereof:

“Notwithstanding the foregoing, each actively employed Participant’s Accrued Benefit shall become 100% vested and nonforfeitable when the Participant attains his or her Normal Retirement Age, dies, or becomes Totally and Permanently Disabled.”

23. Delete the first paragraph of Section 13.03 in its entirety and insert the following new paragraph in lieu thereof:

“If a Participant or Former Participant shall die prior to the commencement of any benefits otherwise provided under this Article XIII, except as provided below, his or her Beneficiary shall be entitled to a lump sum death benefit equal to the amount credited to the Participant’s Account as of the date the Plan Administrator receives due proof of the Participant’s death. In lieu of receiving benefits in a lump sum, a Beneficiary may elect to receive benefits under any option described in Section 13.06; provided that effective January 1, 2011, in lieu of receiving a lump sum death benefit, and except with respect to amounts held in a Rollover Account as described below in this Section, the Beneficiary of a Participant may only elect to receive benefits under the installment payment option described in Section 13.06.”

24. Delete the last sentence of Section 13.04 in its entirety.

25. Delete the first sentence of Section 13.05 in its entirety and insert the following new sentence in lieu thereof:

“The Plan Administrator shall direct the Trustee to make payment of any benefits provided under this Article XIII upon the event giving rise to distribution of such benefit, or within 60 days thereafter.”

26. Delete the seventh paragraph of Section 13.05 in its entirety and insert the following new paragraphs in lieu thereof:

“Prior to January 1, 2011, if a Qualified Joint and Survivor Annuity is not required under the above rules or pursuant to Section 13.07, a Participant’s Accrued Benefit shall be distributed by the Trustee in such manner as the Participant shall elect, in accordance with one or more of the following methods of distribution, which may be paid in cash or in kind, or a combination of them:

(i)	One lump sum payment.

(ii)	An annuity for the life of the Participant.

(iii)

An annuity for the joint lives of the Participant and his or her spouse with 50%, 66 2/3%, 75% or 100% (whichever is specified when this option is elected) of such amount payable as an annuity for life to the survivor. No further benefits are payable after the death of both the Participant and his or her spouse.

(iv)	An annuity for the life of the Participant with installment payments for a period certain not longer than the life expectancy of the Participant.

(v)	Installment payments for a period certain not longer than the life expectancy of the Participant and his or her spouse.

On and after January 1, 2011, the portion of the Participant’s Accrued Benefit that is attributable to a Rollover Account as described in Section 13.03 shall be distributed by the Trustee in such manner as the Participant shall elect, in accordance with one or more of the above-described methods of distribution, which may be paid in cash or in kind, or a combination of them; provided that an in-kind distribution shall only be available with respect to an annuity contract that is purchased by the Trustee at the time of distribution or shares of common stock of The Hanover Insurance Group that are held in the Participant’s Account at the time of distribution as represented by the Participant’s investment in The Employer Stock Fund (defined in Section 16.02 of the Plan).

On and after January 1, 2011, the portion of the Participant’s Accrued Benefit that is not attributable to a Rollover Account as described in Section 13.03 shall be distributed by the Trustee in such manner as the Participant shall elect, in accordance with one or more of the following methods of distribution, which may be paid in cash or in kind, or a combination of them; provided that an in-kind distribution shall only be available with respect to shares of common stock of The Hanover Insurance Group. Inc. that are held in the Participant’s Account at the time of distribution as represented by the Participant’s investment in The Employer Stock Fund (defined in Section 16.02 of the Plan:

(i)	One lump sum payment.

(ii)	Installment payments for a period certain not longer than the life expectancy of the Participant and his or her spouse.

All optional forms of benefits shall be actuarially equivalent.

27. Delete the third sentence of Section 13.07 in its entirety and insert the following new sentence in lieu thereof:

“Any election (by a Participant on whose behalf a Rollover Account as described in Section 13.03 is maintained) out of a Qualified Joint and Survivor Annuity must be in writing and may be made during the election period, which shall be the 90-day period (180-day period for Plan Years beginning January 1, 2007 and thereafter) ending on the annuity starting date.”

28. Delete Section 16.01 in its entirety and insert the following new Section 16.01 in lieu thereof:

“16.01 In General. Subject to the direction of the Plan Administrator or any duly appointed investment manager in accordance with Section 14.05, the Trustee shall receive all contributions to the Trust and shall hold, invest and control the whole or any part of the assets in accordance with the provisions of the annexed Trust Indenture.”

29. Delete the second paragraph of Section 16.02 in its entirety and insert the following new paragraph in lieu thereof:

“All collective investment trusts and group trusts shall also conform to the terms of the Plan.”

30. Delete the second sentence of the third paragraph of Section 16.02 in its entirety and insert the following new sentence in lieu thereof:

“Each Participant is responsible and has sole discretion to give directions to the Trustee in such form as the Trustee may require concerning the investment of his or her Accrued Benefit in one or more of the Permissible Investments, which directions must be followed by the Trustee, subject to the restriction contained above restricting investments in The Employer Stock Fund.”

31. Delete the third sentence of the fourth paragraph of Section 16.02 in its entirety and insert the following new sentence in lieu thereof:

“Otherwise, the Trustee shall allocate and invest the assets of the Trust in accordance with the Participant’s selections as provided in this Section, subject to the restriction on investments in The Employer Stock Fund.”

32. Delete Article XVII of the Plan in its entirety and change the Article and section references throughout the Plan to reflect the deletion of Article XVII.

33. The first sentence of the second paragraph of Section 19.01 (as in effect before the deletion of Article XVII as set forth in Section 32 of this Amendment) is deleted in its entirety the following new sentence is inserted in lieu thereof:

“Notwithstanding the above paragraph, an amendment to the Plan may not decrease a Participant’s Accrued Benefit and may not reduce or eliminate a benefit, right or feature of this Plan that is protected under Code Section 411(d)(6) (except as provided for by the Code or the Treasury Regulations issued thereunder) determined immediately prior to the date of adoption, or if later, the effective date of the amendment. Should any early retirement benefit or other optional retirement benefits be changed by amendment to this Plan, all benefits accrued prior to the date of such amendment shall not be reduced.”

34. Delete Section 20.08 (as in effect before the deletion of Article XVII as set forth in Section 32 of this Amendment) in its entirety and insert the following new Section 20.08 in lieu thereof:

“Receipt and Release for Payments. Any payment to any Participant, his or her legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan and Trust, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, any of whom may require such Participant, legal representative, Beneficiary, guardian, custodian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.”

35. The following new section 20.10 (as in effect before the deletion of Article XVII as set forth in Section 32 of this Amendment) shall be added to Article XX:

“Plan Interpretation. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by all Plan fiduciaries in a fashion consistent with its intent, as determined by the Employer in its sole discretion. The Employer shall amend the Plan retroactively to cure any such ambiguity. This section may not be invoked by any person to require the Plan to be interpreted in a manner that is inconsistent with its interpretation by Plan fiduciaries.”

36. The Plan is amended by the addition of the following Appendix B at the end of the Plan:

“Appendix B

Special provisions applicable to Employees formerly employed by (i) Campania Holding Company, Inc. or its direct or indirect subsidiaries (“Campania”); (ii) Benchmark Professional Insurance Services, Inc. or its direct or indirect subsidiaries (“Benchmark”); or (iii) Insurance Company of the West or its direct or indirect subsidiaries (“ICW”).

Notwithstanding anything elsewhere in the Plan to the contrary, the following special rules shall apply to each person who became employed by the Employer:

•

On or about January 15, 2010, in connection with the transactions contemplated by the Stock Purchase Agreement by and among The Hanover Insurance Group, Inc., Richard J. O’Gorman, Katherine Dimitrakopoulos and Benchmark Professional Insurance Services, Inc. dated January 15, 2010, and who was employed by Benchmark immediately before being employed by the Employer;

•

On about March 31, 2010, in connection with the transactions contemplated by the Stock Purchase Agreement by and among The Hanover Insurance Group, Inc., Iona LLC, Campania Holding Company, Inc. and the Principal Members of Iona, LLC, dated January 15, 2010, and who was employed by Campania immediately before being employed by the Employer; or

•

On or after July 8, 2010, in connection with the transactions contemplated by Surety Business Transition Agreement by and among Insurance Company of the West, certain of its insurance company subsidiaries and The Hanover Insurance Company dated July 8, 2010, and who was employed by ICW immediately before being employed by the Employer.

1. For the purposes of vesting, each such person shall be given a past service credit under the Plan for his or her period of employment with, as applicable, Campania, Benchmark or ICW, that immediately preceded his or her employment with the Employer, from his or her most recent date of hire as shown on records furnished to the Employer to and including the date on which such person became employed by the Employer to the same extent as though such period were a period of employment with the Employer.

2. Any compensation paid to any such person by, as applicable, Campania, Benchmark or ICW prior to the date on which such person became employed by the Employer shall NOT be taken into account for the purposes of this Plan.

This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment and, except as hereby amended; the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Eleventh Amendment has been executed this 13th day of October, 2010.

THE HANOVER INSURANCE COMPANY

By:	/s/ Lorna Stearns
Lorna D. Stearns, Vice President